    As filed with the Securities and Exchange Commission on January 31, 2000


                                                      Registration No. 333-95085

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                Amendment No. 1
                                       to
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                SHOPNOW.COM INC.

             (Exact name of registrant as specified in its charter)

          Washington                        7374                        91-1628103
 (State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
              of                Classification Code Number)        Identification No.)
incorporation or organization)

                             411 First Avenue South
                                Suite 200 North
                           Seattle, Washington 98104
                                 (206) 223-1996

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DWAYNE M. WALKER
                            Chief Executive Officer
                             411 First Avenue South
                                Suite 200 North
                           Seattle, Washington 98104
                                 (206) 223-1996

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   Copies to:

              STEPHEN M. GRAHAM                                DANIEL G. KELLY, JR.
               FAITH M. WILSON                                Davis Polk & Wardwell
              PAMELA M. ALMAGUER                               1600 El Camino Real
               Perkins Coie LLP                            Menlo Park, California 94025
        1201 Third Avenue, 48th Floor                             (650) 752-2000
        Seattle, Washington 98101-3099
                (206) 583-8888

                           --------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
                           --------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section


8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section

8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated January 31, 2000


Prospectus


10,000,000 SHARES


[LOGO]

COMMON STOCK

Shopnow.com Inc. is offering 8,500,000 shares of its common stock and the selling shareholders are selling an additional 1,500,000 shares.


ShopNow's common stock is traded on the Nasdaq National Market under the symbol "SPNW." The last reported sale price of the common stock on the Nasdaq National Market on January 26, 2000 was $18.38 per share.


Investing in the common stock involves risks. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------------------------------
                                                                Underwriting
                                                  Public        discounts                   Proceeds to
                                                  offering      and           Proceeds to   selling
                                                  price         commissions   ShopNow       shareholders
-------------------------------------------------------------------------------------------------------
Per Share                                         $             $             $             $
-------------------------------------------------------------------------------------------------------
Total                                             $             $             $             $
-------------------------------------------------------------------------------------------------------

We have granted the underwriters the right to purchase up to an additional 1,500,000 shares of common stock to cover over-allotments.

The shares of common stock will be ready for delivery in New York, New York, on
            , 2000.

J.P. Morgan & Co.

           CIBC World Markets

                      PaineWebber Incorporated

                                  U.S. Bancorp Piper Jaffray

January  , 2000

                              [Inside Front Cover]

[Laptop computer with the following text superimposed:

"ShopNow provides end-to-end solutions that enable e-commerce.


- Order and Payment Processing



- Fraud Prevention



- E-commerce Technology Platform



- Online and Traditional Sales and Marketing



- Direct Marketing Services



- Order Fulfillment and Call Center"]

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

"ShopNow" is our registered trademark, and we have applied for trademark registration for each of the following additional marks: "ShopNow.com" and "b2bNow.com." This prospectus also contains trademarks of companies other than ShopNow.

                            ------------------------

                               Table of Contents


                                          Page
Prospectus Summary....................         4
Risk Factors..........................         7
Use of Proceeds.......................        17
Price Range of Our Common Stock and
    Dividend Policy...................        18
Capitalization........................        19
Dilution..............................        20
Selected Consolidated Financial
    Data..............................        21
Management's Discussion and Analysis
    of Financial Condition and Results
    of Operations.....................        23
Business..............................        32



Management............................        42
                                          Page
Related Transactions with Executive
    Officers, Directors and 5%
    Shareholders......................        51
Principal and Selling Shareholders....        53
Description of Capital Stock..........        56
Shares Eligible For Future Sale.......        58
Underwriting..........................        60
Legal Matters.........................        61
Experts...............................        61
Change in Independent Public
    Accountants.......................        61
Where You Can Find More Information...        62
Index to Consolidated Financial
    Statements........................       F-1


                            ------------------------


               Special Note Regarding Forward-Looking Statements



This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as may, will, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the Risk Factors section beginning on page 7. These factors may cause our actual results to differ materially from any forward-looking statement.



Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

                               Prospectus Summary

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AND RELATED NOTES. THE TERMS "WE" AND "SHOPNOW" MEAN SHOPNOW.COM INC. AND ITS SUBSIDIARIES. EXCEPT AS OTHERWISE STATED, ALL INFORMATION PRESENTED IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.

                                ShopNow.com Inc.


ShopNow provides an end-to-end solution that enables businesses to engage in e-commerce with other businesses, merchants and shoppers. We offer access to online marketplaces and a comprehensive suite of e-commerce enabling products and services. These products and services include secure payment and order processing, fraud prevention, hosting and maintenance, custom application and online store development, marketing and customer acquisition and order fulfillment.



The ShopNow online marketplace aggregates merchants and shoppers over a distributed network of web sites. With access to the ShopNow marketplace, merchants can reach concentrated and targeted groups of shoppers at the ShopNow.com portal site and at our more than 4,000 affiliate and syndication shopping sites. There are currently over 45,000 merchants offering more than five million products on the ShopNow marketplace. In the quarter ended December 31, 1999, there were more than 20 million visits to the ShopNow marketplace.



In January 2000, we launched b2bNow.com, a business-to-business portal and marketplace that aggregates businesses that seek to transact with one another. We intend to continually expand the features offered on b2bNow.com and have recently agreed to acquire Ubarter.com, an online barter marketplace, to facilitate the exchange of goods and services between businesses.



By combining the ShopNow marketplace, b2bNow.com, and the web sites of clients utilizing our end-to-end solution, we have created the ShopNow network. The ShopNow network, together with our suite of e-commerce products and services, allows our business and merchant clients to address the challenges of online commerce by providing the following benefits:


    - END-TO-END INTEGRATED SOLUTION. We believe that we provide all of the critical capabilities required to enable businesses and merchants to conduct commerce online. Our end-to-end solution minimizes the time, complexity, inconvenience and cost ordinarily associated with a multi-vendor or internally developed solution.


    - QUICK TIME TO MARKET. Our extensive experience typically allows us to create commerce-enabled web sites for our clients in less time than an in-house developer.


    - IMMEDIATE AND LONG-TERM SAVINGS. Our clients are able to avoid the significant investment of resources required to develop and maintain end-to-end e-commerce capabilities internally or to integrate an outsourced multi-vendor solution.


    - FACILITATE CUSTOMER ACQUISITION. With our custom sales and marketing services, and access to the ShopNow marketplace, merchants can more effectively and more efficiently attract targeted shoppers to their online stores.


    - COMPREHENSIVE TECHNOLOGY PLATFORM. We provide a flexible scaleable technology platform from which we can tailor solutions to meet the changing needs of our clients.

ShopNow was incorporated in Washington in January 1994. Our executive offices are located at 411 First Avenue South, Suite 200 North, Seattle, Washington 98104. Our telephone number is (206) 223-1996 and our main web site is located at http://www.shopnow.com. Information contained on our web sites is not a part of this prospectus.

                                  Risk Factors


This offering involves a high degree of risk. Since our inception in January 1994, we have incurred significant losses, and as of December 31, 1999, we had an accumulated deficit of $105.3 million. We expect our operating losses and negative cash flow to continue for the foreseeable future. We face significant competition from other providers of e-commerce enabling products and services and online marketplaces. You should carefully consider these risks and uncertainties as well as those other risks and uncertainties described in "Risk Factors" beginning on page 7 of this prospectus before deciding whether to invest in shares of our common stock.



                              Recent Developments



The Company recently released fourth quarter financial results. Total revenue for the quarter ended December 31, 1999 was approximately $13.4 million, as compared to $7.5 million for the quarter ended September 30, 1999. Gross profit for the quarter ended December 31, 1999 was approximately $5.5 million, as compared to $2.7 million for the quarter ended September 30, 1999. Net loss excluding amortization of intangible assets and stock-based compensation for the quarter ended December 31, 1999 was approximately $18.9 million, as compared to $16.8 million for the quarter ended September 30, 1999.


                                  The Offering



Common stock offered by ShopNow..............  8,500,000 shares
Common stock offered by selling
  shareholders...............................  1,500,000 shares
Common stock to be outstanding after this
  offering...................................  51,518,035 shares
Use of proceeds..............................  To obtain working capital for general corporate purposes, including expansion of
                                               sales and marketing activities, research and
                                               development and potential acquisitions. See
                                               "Use of Proceeds."
Nasdaq National Market symbol................  SPNW


The number of shares of common stock to be outstanding after this offering is based on shares outstanding as of December 31, 1999. This calculation excludes:

    - 11,509,959 shares of common stock issuable upon the exercise of options, which consist of:

      - 10,312,983 shares of common stock underlying options outstanding as of December 31, 1999, at a weighted average exercise price of $6.08 per share, of which 3,231,952 were exercisable as of December 31, 1999; and

      - 1,196,976 shares of common stock underlying options available for future grants;

    - 2,000,000 shares of common stock issuable under our employee stock purchase plan; and

    - 3,811,171 shares of common stock issuable upon exercise of warrants outstanding as of December 31, 1999 to purchase common stock at a weighted average exercise price of $6.99 per share.

                   Summary Consolidated Financial Information

                                             ---------------------------------------------------------------------------
                                                January 20,
                                                       1994                                                  Nine Months
                                             (Inception) to            Year Ended December 31,                     Ended
                                               December 31,   -----------------------------------------    September 30,
                                                       1994       1995       1996       1997       1998             1999
                                             --------------   --------   --------   --------   --------   --------------
                                                                                                           (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Consolidated Statements of Operations Data:
  Revenues........                            $        279     $  727     $  993    $   604    $  7,154   $       23,537
  Cost of revenues...                                  127        323        430        515       5,849           19,494
                                              ------------     ------     ------    -------    --------   --------------
    Gross profit...                                    152        404        563         89       1,305            4,043
Total operating expenses...                            332        510      1,323      4,691      26,221           50,686
                                              ------------     ------     ------    -------    --------   --------------
  Loss from operation...                              (180)      (106)      (760)    (4,602)    (24,916)         (46,643)
Other income (expense)...                               (1)        (7)       (50)      (164)        171             (605)
                                              ------------     ------     ------    -------    --------   --------------
    Net loss......                            $       (181)    $ (113)    $ (810)   $(4,766)   $(24,745)  $      (47,248)
                                              ============     ======     ======    =======    ========   ==============
Basic and diluted net loss per share(2)...    $      (0.11)    $(0.06)    $(0.40)   $ (1.83)   $  (7.01)  $        (9.03)
                                              ============     ======     ======    =======    ========   ==============
Basic and diluted pro forma net loss per
  share(2)........

                                             --------------
                                                  Pro Forma
                                                Nine Months
                                                      Ended
                                              September 30,
                                                    1999(1)
                                             --------------
                                              (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Consolidated Statements of Operations Data:
  Revenues........                           $       17,460
  Cost of revenues...                                 9,080
                                             --------------
    Gross profit...                                   8,380
Total operating expenses...                          92,695
                                             --------------
  Loss from operation...                            (84,315)
Other income (expense)...                              (627)
                                             --------------
    Net loss......                           $      (84,942)
                                             ==============
Basic and diluted net loss per share(2)...

Basic and diluted pro forma net loss per
  share(2)........                           $        (5.83)
                                             ==============



                                                              ------------------------------------------
                                                                          September 30, 1999
                                                              ------------------------------------------
                                                                                            Pro Forma As
                                                                    Actual   Pro Forma(3)    Adjusted(4)
                                                              ------------   ------------   ------------
DOLLARS IN THOUSANDS
Consolidated Balance Sheet Data:
Cash and cash equivalents...................................  $      2,913   $     90,771   $    237,859
Working capital.............................................       (14,644)        70,887        217,975
Total assets................................................        81,000        314,055        461,143
Total liabilities...........................................        42,819         47,118         47,118
Total shareholders' equity..................................        38,181        266,937        414,025



                                                              ------------------------------------------
                                                                 As of and for the three months ended
                                                              ------------------------------------------
                                                                  June 30,      Sept. 30,       Dec. 31,
                                                                      1999           1999           1999
                                                              ------------   ------------   ------------
Other Data(5):
Number of advertising and merchandising clients on the
  ShopNow marketplace.......................................           181            336            514
Number of merchants listed on the ShopNow marketplace.......        33,841         37,099         45,522
Number of shopper visits to the ShopNow marketplace.........     6,422,000      7,485,000     21,461,497



(1) We acquired GO Software in June 1999, SpeedyClick in November 1999 and WebCentric in December 1999. In January 2000, we entered into a definitive agreement to acquire Ubarter.com and expect to close this acquisition in the second quarter of 2000. In June 1999, we ceased operations of our BuySoftware.com business. The pro forma statement of operations data reflect consolidation of the operations results from these businesses and the cessation of BuySoftware.com as if they had occurred on January 1, 1999. The pro forma information should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations and the Unaudited Pro Forma Combined Financial Information and related Notes appearing elsewhere in this prospectus.


(2) See Note 1 to the Consolidated Financial Statements for a description of the method used to compute basic and diluted net loss per share. In addition, see Note 2(e) to the Unaudited Pro Forma Combined Financial Information for a description of the method used to compute basic and diluted pro forma net loss per share.


(3) The pro forma consolidated balance sheet data gives effect to the acquisitions described in Note (1) above as well as to the closing of our initial public offering early in the fourth quarter of 1999, in which we issued a total of 8,337,500 shares of common stock at $12.00 per share and realized proceeds of $91.6 million, net of underwriters' discounts and commissions and offering expenses.



(4) The pro forma as adjusted balance sheet data gives effect to the sale of the 8,500,000 shares of common stock that we are offering under this prospectus at an assumed public offering price of $18.38 per share, after deducting underwriting discounts, commissions and estimated expenses payable by us upon closing of this offering.



(5) The number of advertising and merchandising clients represents the number of clients that purchased an advertising/merchandising package during the applicable quarter; the number of merchants listed represents the number of merchants as of the last day of the applicable quarter; the number of shopper visits represents the total number of shopper visits to the ShopNow marketplace during the applicable quarter.

                                  Risk Factors

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK. WHILE WE HAVE ATTEMPTED TO IDENTIFY ALL RISKS THAT ARE MATERIAL TO OUR BUSINESS, ADDITIONAL RISKS THAT WE HAVE NOT YET IDENTIFIED OR THAT WE CURRENTLY THINK ARE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, IN WHICH CASE YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. IN ASSESSING THESE RISKS, YOU SHOULD ALSO REFER TO THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AND RELATED NOTES.

Risks Related to Our Business

OUR RAPID GROWTH AND EVOLUTION MAY MAKE IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS


ShopNow was incorporated in January 1994 and operated initially as a computer services company. In 1996, we began to change the focus of our business to conducting commerce over the Internet. In August 1998, we launched our first online marketplace, ShopNow.com. In recent months, particularly with the launch of b2bNow.com, our business-to-business marketplace, we have increasingly focused on developing and providing products and services to enable businesses to conduct online commerce. The recent shifts in our business focus may make it difficult for you to evaluate our business and prospects. When making your investment decision, you should also consider the risks, expenses and difficulties that we may encounter as a young company in a rapidly evolving market.


WE HAVE A HISTORY OF LOSSES AND WE EXPECT FUTURE LOSSES


We incurred net losses of $24.7 million for the year ended December 31, 1998 and $75.9 million for the year ended December 31, 1999. At December 31, 1999, we had an accumulated deficit of $105.3 million. We have historically invested heavily in sales and marketing, technology infrastructure and research and development and expect to continue to do so in the future. As a result, we must generate significant revenues to achieve and maintain profitability. We expect that our sales and marketing expenses, research and development expenses and general and administrative expenses will continue to increase in absolute dollars and may increase as a percentage of revenues. In addition, we may incur substantial expenses in connection with future acquisitions.


OUR FUTURE REVENUES ARE UNPREDICTABLE AND WE EXPECT OUR OPERATING RESULTS TO FLUCTUATE FROM PERIOD TO PERIOD


Our business model has only been applied to the Internet since the mid-1990's and continues to evolve. Therefore we have limited experience in planning the financial needs and operating expenses of our business. It is difficult for us to accurately forecast our revenues in any given period. We may not be able to sustain our recent revenue growth rates or obtain sufficient revenues to achieve profitability. If our revenues in a particular period fall short of our expectations, we will likely be unable to quickly adjust our spending in order to compensate for that revenue shortfall.


Our operating results are likely to fluctuate substantially from period to period as a result of a number of factors, such as:


    - declines in the number of businesses and merchants to which we provide our products and services;



    - the amount and timing of operating costs and expenditures relating to expansion of our operations; and


    - the mix of products and services that we sell.

In addition, factors beyond our control may also cause our operating results to fluctuate, such as:


    - the announcement or introduction of new or enhanced products or services by our competitors; and


    - the pricing policies of our competitors.

Period-to-period comparisons of our operating results are not a good indicator of our future performance. It is likely that our operating results in some quarters may not meet the expectations of stock market analysts and investors and this could cause our stock price to decline.


OUR BUSINESS MODEL IS UNPROVEN AND CHANGING

Our business model consists of providing businesses and merchants with e-commerce enabling solutions. We have limited experience as a company and, additionally, the Internet, on which our business model relies, is still unproven as a business medium. Accordingly, our business model may not be successful, and we may need to change it. Our ability to generate sufficient revenues to achieve profitability will depend, in large part, on our ability to successfully market our e-commerce products and services to businesses and merchants that may not be convinced of the need for an online presence or may be reluctant to rely upon third parties to develop and manage their e-commerce offerings and marketing efforts.

OUR FUTURE GROWTH WILL DEPEND ON OUR ABILITY TO MAKE AND SUCCESSFULLY INTEGRATE ADDITIONAL ACQUISITIONS


Our success depends on our ability to continually enhance and expand our e-commerce enabling products and services and our online marketplaces in response to changing technologies, customer demands and competitive pressures. Consequently, we have acquired complementary technologies or businesses in the past, and intend to do so in the future. We have entered into a definitive agreement to acquire Ubarter.com, subject to the approval of Ubarter.com's shareholders. The acquisition of Ubarter.com is intended to expand our capability to enable businesses to exchange business products and services. If we are unable to identify suitable acquisition targets, or if we are unable to successfully complete acquisitions and successfully integrate the acquired businesses, technologies and personnel, our ability to increase product and service offerings will be reduced. This could cause us to lose business to our competitors, and our operating results could suffer.


ACQUISITIONS INVOLVE A NUMBER OF RISKS


We actively seek to identify and acquire companies with attributes complementary to our e-commerce products and services. Since October 1, 1999, we have acquired five companies. In addition, as described above, we recently agreed to acquire Ubarter.com.


Acquisitions that we make may involve numerous risks, including:

    - diverting management's attention from other business concerns;

    - being unable to maintain uniform standards, controls, procedures and policies;

    - entering markets in which we have no direct prior experience;

    - improperly evaluating new services and technologies or otherwise being unable to fully exploit the anticipated opportunity; and


    - being unable to successfully integrate the acquired businesses, technologies and other assets.



If we are unable to accurately assess any newly acquired businesses or technologies, our business could suffer. For example, in June 1998 we acquired e-Warehouse and CyberTrust. These companies had developed payment processing technologies that we planned to utilize as part of our e-commerce products and services. However, we are not currently utilizing the acquired technologies, and we have determined that the technologies have no other use or value to us. Because we are not using the acquired technologies, we wrote off substantially all of the $5.4 million aggregate purchase price for e-Warehouse and CyberTrust in 1998. Future acquisitions may involve the assumption of obligations or large one-time write-offs and amortization expenses related to goodwill and other intangible assets. Any of the factors listed above would adversely affect our results of operations.

In addition, in order to finance any future acquisition, we may need to raise additional funds through public or private financings. In this event, we could be forced to obtain equity or debt financing on terms that are not favorable to us and that may result in dilution to our shareholders.

OUR SUCCESS DEPENDS UPON ACHIEVING ADEQUATE MARKET SHARE TO INCREASE OUR REVENUES AND BECOME PROFITABLE


Our success depends upon achieving significant market penetration and acceptance of our e-commerce enabling products and services. We have only recently begun to expand our business-to-business initiatives designed to enable businesses to maximize their e-commerce opportunities, and our online marketplaces have achieved only limited market acceptance to date. We may not currently have adequate market share to successfully execute our business plan. If we are unable to reach and retain substantial numbers of businesses, merchants and shoppers, our business model may not be sustainable.


To successfully market and sell our e-commerce enabling products and services we must:

    - become recognized as a leading provider of end-to-end enabling solutions;

    - enhance existing products and services;

    - add new products and services;


    - complete projects on time;



    - increase the number of businesses and merchants using our e-commerce products and services and online marketplaces; and



    - continue to increase the attractiveness of the ShopNow marketplace to shoppers.


IF WE DO NOT INCREASE BRAND AWARENESS OUR SALES MAY SUFFER


Due in part to the emerging nature of the markets for e-commerce enabling products and services and online marketplaces, together with the substantial resources available to many of our competitors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the ShopNow.com and b2bNow.com brand names is critical in achieving widespread acceptance of our e-commerce enabling products and services and our online marketplaces. We launched the ShopNow marketplace in August 1998 and we have only recently begun to expand our business-to-business initiatives designed to enable businesses to maximize their e-commerce opportunities. The importance of brand recognition will increase as competition in our markets increases. Successfully promoting and positioning our brands will depend largely on the effectiveness of our marketing and sales efforts and our ability to develop reliable and useful products and services at competitive prices. If our planned marketing and sales efforts are ineffective, we may need to increase our financial commitment to creating and maintaining brand awareness among businesses, merchants and shoppers, which could divert financial and management resources from other aspects of our business, or cause our operating expenses to increase disproportionately to our revenues. This could cause our business and operating results to suffer.


WE FACE SIGNIFICANT COMPETITION

The market for e-commerce enabling products and services and online marketplaces is highly competitive, and we expect competition to intensify in the future. Barriers to entry are not significant. Our failure to compete effectively could result in the following:


    - fewer businesses and merchants relying upon our enabling solutions;


    - the obsolescence of the technology underlying our products and services;

    - fewer businesses and merchants listed in our directories;

    - a decrease in shopper traffic on our web sites; and

    - a reduction in the prices of or profits on our products and services.


The number of companies providing e-commerce enabling products and services is large and increasing at a rapid rate. We expect that additional companies which to date have not had a substantial commercial presence on the Internet or in our markets will offer competing products and services. Although we believe no one company currently offers a range of e-commerce enabling solutions as comprehensive as our suite of products and services, companies such as InfoSpace, Go2Net, Yahoo! and Cybersource offer alternatives to one or more of our products and services.

Many of our competitors and potential competitors have substantial competitive advantages as compared to us, including:

    - larger customer or user bases;

    - the ability to offer a wider array of e-commerce products and solutions;

    - greater name recognition and larger marketing budgets and resources;

    - substantially greater financial, technical and other resources;

    - the ability to offer additional content and other personalization features; and

    - larger production and technical staffs.

These advantages may enable our competitors to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products and services, initiate or withstand substantial price competition, take advantage of acquisition or other opportunities more readily or develop and expand their product and service offerings more quickly.

In addition, as the use of the Internet and online products and services increases, larger well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of e-commerce enabling solutions, and existing providers may continue to consolidate. Providers of Internet browsers and other Internet products and services who are affiliated with providers of web directories and information services that compete with our products and services may more tightly integrate these affiliated offerings into their browsers or other products or services. Any of these trends would increase the competition we face.


IF WE FAIL TO MAINTAIN OUR STRATEGIC BUSINESS RELATIONSHIPS AND ENTER INTO NEW RELATIONSHIPS OUR BUSINESS WILL SUFFER



An important element of our strategy involves entering into business relationships with other companies. Our success is dependent on maintaining our current contractual relationships and developing new strategic relationships. These contractual relationships typically involve joint marketing, licensing or promotional arrangements. For example, we have entered into a licensing and co-marketing agreement with Chase Manhattan Bank, a marketing agreement with About.com, a cross promotion agreement with 24/7 Media and a software license agreement with HNC Software. Although these relationships are an important factor in our strategy because they enable us to enhance our product and service offerings, the parties with which we contract may not view their relationships with us as significant to their own businesses. To date, we have not derived material revenue from these relationships, and some of these relationships impose substantial obligations on us. It is not certain that the benefits to us will outweigh our obligations. For example, our relationship with 24/7 Media requires us to refer to them any business that would benefit from the advertising services offered by 24/7 Media and makes 24/7 Media the only third party authorized to sell advertising on our web site. Several of our significant business arrangements do not establish minimum performance requirements but instead rely on contractual best efforts obligations of the parties with which we contract. In addition, most of these relationships may be terminated by either party with little notice. Accordingly, in order to maintain our strategic business relationships we will need to meet our partners' specific business objectives, including incremental revenue, brand awareness and implementation of specific e-commerce applications. If our strategic business relationships are discontinued for any reason, or if we are unsuccessful in entering into new relationships in the future, our business and results of operations may be harmed.

IF WE FAIL TO EFFECTIVELY MANAGE THE RAPID GROWTH OF OUR OPERATIONS OUR BUSINESS WILL SUFFER


Our ability to successfully offer e-commerce enabling products and services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We are increasing the scope of our operations domestically and internationally, and we have recently increased our headcount substantially. From December 31, 1997 to December 31, 1999, our total number of employees increased from less than 50 to 476. This growth has placed and will continue to place a significant strain on our management systems, infrastructure and resources. We will need to continue to improve our financial and managerial controls and reporting systems and procedures, and will need to continue to expand, train and manage our workforce worldwide. Furthermore, we expect that we will be required to manage an increasing number of relationships with various customers and other third parties. Any failure to expand any of the foregoing areas efficiently and effectively could cause our business to suffer.


WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL FOR SUCCESSFUL OPERATION OF OUR
BUSINESS


Our success depends on the skills, experience and performance of our senior management and other key personnel. Our key personnel include Dwayne Walker, our Chairman and Chief Executive Officer, Joe Arciniega, our President and Chief Operating Officer, Alan Koslow, our Chief Financial Officer, and Dr. Ganapathy Krishnan, our Chief Technology Officer. Only Mr. Walker has an employment agreement with ShopNow. Many of our executive officers have joined us within the past three years. If we do not quickly and efficiently integrate these new personnel into our management and culture, our business could suffer. Our business could also suffer if we do not retain our key personnel.


WE MUST HIRE ADDITIONAL PERSONNEL TO EXPAND OUR OPERATIONS


Our future success depends on our ability to identify, hire, train, retain and motivate highly skilled executive, technical, managerial, sales and marketing, business development and administrative personnel. We intend to hire a significant number of personnel during the next year, and as of December 31, 1999 we had openings for 67 job positions. Competition for qualified personnel is intense, particularly in the technology and Internet markets. If we fail to successfully attract and retain a sufficient number of qualified executive, technical, managerial, sales and marketing, business development and administrative personnel, our ability to manage and expand our business could suffer.


OUR ABILITY TO DEVELOP AND INTEGRATE E-COMMERCE TECHNOLOGIES IS SUBJECT TO UNCERTAINTIES


We have limited experience delivering our e-commerce products and services and operating online marketplaces. In order to remain competitive, we must regularly upgrade our e-commerce products and services to incorporate current technology, which requires us to integrate complex computer hardware and software components. If we do not successfully integrate these components, the quality and performance of our online offerings may be reduced. In addition, the ability of our online marketplaces to accommodate an increasing number of businesses, merchants and shoppers would suffer. While these technologies are generally commercially available, we may be required to expend considerable time and money in order to successfully integrate them into our products and services and this may cause our business to suffer. We must also maintain an adequate testing and technical support infrastructure to ensure the successful introduction of products and services.


OUR COMPUTER SYSTEMS MAY BE VULNERABLE TO SYSTEM FAILURES


Our success depends on the performance, reliability and availability of the technology supporting our e-commerce products and services and our online marketplaces. Our revenues depend, in large part, on the number of businesses and merchants that use our products and services and the number of shoppers that access the ShopNow marketplace. This depends, in part, upon our actual and perceived reliability and performance. Any inability to provide our products and services or any slowdown or stoppage of our online marketplaces could cause us to lose clients and therefore lose revenue. Substantially all of our computer and communications hardware is located at a leased and third-party facilities in Seattle, Washington and Sterling, Virginia. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-in, earthquake and similar events. Because we presently do not have fully redundant systems or a formal disaster recovery plan, a systems failure could adversely affect our business. Our computer systems are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which may lead to interruptions, delays, loss of data or inability to process online transactions for our clients. We may be required to expend considerable time and money to correct any system failure. If we are unable to fix a problem that arises, we may lose clients or be unable to conduct our business at all.


OUR BUSINESS MAY BE HARMED BY DEFECTS IN OUR SOFTWARE AND SYSTEMS

We have developed custom software for our network servers and have licensed additional software from third parties. This software may contain undetected errors or defects. Although we have not suffered significant harm from any errors or defects to date, we may discover significant errors or defects in the future that we may be unable to fix in a timely or cost-effective manner.

WE WILL NEED TO EXPAND AND UPGRADE OUR SYSTEMS IN ORDER TO MAINTAIN CUSTOMER SATISFACTION


We must expand and upgrade our technology, transaction processing systems and network infrastructure if the number of businesses and merchants using our e-commerce products and services and online marketplaces, or the volume of traffic on our web sites or our clients' web sites, increases substantially. We could experience periodic capacity constraints, which may cause unanticipated system disruptions, slower response times and lower levels of customer service. We may be unable to accurately project the rate or timing of increases, if any, in the use of our products or services or our web sites or when we must expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner. Any inability to do so could harm our business.


OUR INTERNATIONAL OPERATIONS INVOLVE RISKS

We are subject to risks specific to Internet-based companies in foreign markets. These risks include:

    - delays in the development of the Internet as a commerce medium in international markets;

    - restrictions on the export of encryption technology; and

    - increased risk of piracy and limits on our ability to enforce our intellectual property rights.


In addition, we intend to begin developing business opportunities in Japan in the first half of 2000. We may be unable to develop sufficient relationships in Japan to take advantage of business opportunities there. In recent periods, the Japanese economy has experienced weakness. If the Japanese economy continues to exhibit weakness, our efforts to develop business opportunities in Japan and our ability to grow in that market could be impaired. In addition, the failure to succeed in the Japanese market could impair our ability to enter other international markets.


WE MAY REQUIRE ADDITIONAL FUNDING TO SUCCESSFULLY OPERATE AND GROW OUR BUSINESS

Although we believe that our cash reserves and cash flows from operations will be adequate to fund our operations for at least the next twelve months, these resources may be inadequate. Consequently, we may require additional funds during or after this period. Additional financing may not be available on favorable terms or at all. If we raise additional funds by selling stock, the percentage ownership of our then current shareholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our future capital requirements depend upon many factors, including, but not limited to:

    - the rate at which we expand our sales and marketing operations and our product and service offerings;

    - the extent to which we develop and upgrade our technology and data network infrastructure; and

    - the occurrence, timing, size and success of acquisitions.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS


We regard our intellectual property rights as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers and others to protect our proprietary rights. Despite our precautions, unauthorized third parties might copy portions of our software or reverse engineer and use information that we regard as proprietary. We currently have five patents pending in the United States Patent and Trademark Office covering different aspects of our product architecture and technology. However, we do not currently own any issued patents and there is no assurance that any pending patent application will result in an issued patent, or that any future patent will not be challenged, invalidated or circumvented, or that the rights granted under any patent will provide us with a competitive advantage. The laws of some countries do not protect proprietary rights to the same extent as do the laws of the United States, and our means of protecting our proprietary rights abroad may not be adequate. Any misappropriation of our proprietary information by third parties could adversely affect our business by enabling third parties to compete more effectively with us.


OUR TECHNOLOGY MAY INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

Although we have not received notice of any alleged infringement by us, we cannot be certain that our technology does not infringe issued patents or other intellectual property rights of others. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our software. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. Intellectual property litigation is expensive and time-consuming, and could divert our management's attention away from running our business.

IF THE SECURITY PROVIDED BY OUR E-COMMERCE SERVICES IS BREACHED WE MAY BE LIABLE TO OUR CLIENTS AND OUR REPUTATION COULD BE HARMED


A fundamental requirement for e-commerce is the secure transmission of confidential information of businesses, merchants and shoppers over the Internet. Among the e-commerce services we offer to merchants are security features such as:


    - secure online payment services;

    - secure order processing services; and

    - fraud prevention and management services.

Third parties may attempt to breach the security provided by our e-commerce products and services or the security of our clients' internal systems. If they are successful, they could obtain confidential information about businesses and shoppers using our online marketplaces, including their passwords, financial account information, credit card numbers or other personal information. We may be liable to our clients or to shoppers for any breach in security. Even if we are not held liable, a security breach could harm our reputation, and the mere perception of security risks, whether or not valid, could inhibit market acceptance of our products and services. We may be required to expend significant capital and other resources to license additional encryption or other technologies to protect against security breaches or to alleviate problems caused by these breaches. In addition, our clients might decide to stop using our e-commerce products and services if their customers experience security breaches.

PROBLEMS RELATED TO THE YEAR 2000 ISSUE COULD ADVERSELY AFFECT OUR BUSINESS

Prior to January 1, 2000 we devoted substantial resources in an effort to ensure that our proprietary software, the third-party software on which we rely, and the underlying systems and protocols did not contain errors or defects associated with Year 2000 date functions. Since January 1, 2000, we have not experienced any disruption to our business as the result of any Year 2000 problems or otherwise. If problems do arise, they could adversely affect our business.

Risks Related to Our Industry

OUR SUCCESS DEPENDS ON CONTINUED INCREASES IN THE USE OF THE INTERNET AS A COMMERCIAL MEDIUM


We depend on the growing use and acceptance of the Internet by businesses, merchants and shoppers as a medium of commerce. Rapid growth in the use of and interest in the Internet and online products and services is a recent development. No one can be certain that acceptance and use of the Internet and online products and services will continue to develop or that a sufficiently broad base of businesses, merchants and shoppers will adopt and continue to use the Internet and online products and services as a medium of commerce.


The Internet may fail as a commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies, including security technology and performance improvements. For example, if technologies such as software that stops advertising from appearing on a web user's computer screen gain wide acceptance, the attractiveness of the Internet to advertisers would be diminished, which could harm our business.

RAPID TECHNOLOGICAL CHANGE COULD NEGATIVELY AFFECT OUR BUSINESS

Rapidly changing technology, evolving industry standards, evolving customer demands and frequent new product and service introductions characterize the market for e-commerce products and services and online marketplaces. Our future success will depend in significant part on our ability to improve the performance, content and reliability of our products and services in response to both the evolving demands of the market and competitive product and service offerings. Our efforts in these areas may not be successful. If a large number of our clients adopt new Internet technologies or standards, we may need to incur substantial expenditures modifying or adapting our e-commerce products and services to remain compatible with their systems.

WE RELY ON THE INTERNET INFRASTRUCTURE PROVIDED BY OTHERS TO OPERATE OUR
BUSINESS


Our success depends in large part on other companies maintaining the Internet infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and service. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure of thousands of computers communicating via telephone lines, coaxial cable and other telecommunications systems may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth. If the performance or reliability of the Internet suffers, Internet users could have difficulty obtaining access to the Internet. In addition, data transmitted over the Internet, including information and graphics contained on web pages, could reach Internet users much more slowly. This could result in frustration of Internet users, which could decrease online traffic and cause advertisers to reduce their Internet expenditures.


FUTURE GOVERNMENTAL REGULATION AND PRIVACY CONCERNS COULD ADVERSELY AFFECT OUR BUSINESS

We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet relating to issues such as user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. The adoption of any laws or regulations that have the effect of imposing additional costs, liabilities or restrictions relating to the use of the Internet by businesses or consumers could decrease the growth in the use of the Internet, which could in turn decrease the demand for our products and services, decrease traffic on our online marketplaces, increase our cost of doing business, or otherwise have a material adverse effect on our business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business.

The Federal Communications Commission is currently reviewing its regulatory positions on the privacy protection given to data transmissions over telecommunications networks and could seek to impose some form of telecommunications carrier regulation on telecommunications functions of information services. State public utility commissions generally have declined to regulate information services, although the public service commissions of some states continue to review potential regulation of such services. Future regulation or regulatory changes regarding data privacy could have an adverse effect on our business by requiring us to incur substantial additional expenses in order to comply with this type of regulation.

A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Foreign countries also may tax Internet transactions. The taxation of Internet-related activities could have the effect of imposing additional costs on companies, such as ShopNow, that conduct business over the Internet. This, in turn, could lead to increased prices for products and services, which could result in decreased demand for our solutions.

WE COULD FACE LIABILITY FOR MATERIAL TRANSMITTED OVER THE INTERNET BY OTHERS


Because material may be downloaded from web sites hosted by us and subsequently distributed to others, there is a potential that claims will be made against us for negligence, copyright or trademark infringement or other theories based on the nature and content of this material. Negligence and product liability claims also potentially may be made against us due to our role in facilitating the purchase of some products, for example firearms. Although we carry general liability insurance, our insurance may not cover claims of these types, or may not be adequate to indemnify us against this type of liability. Any imposition of liability, and in particular liability that is not covered by our insurance or is in excess of our insurance coverage, could have a material adverse effect on our reputation and our operating results, or could result in the imposition of criminal penalties on us.


WE DO NOT CURRENTLY COLLECT SALES TAX FROM ALL TRANSACTIONS


We do not currently collect sales or other similar taxes on products sold by us and delivered into states other than Washington, California, Georgia, Arizona, Kansas, New York, Tennessee and Kentucky. However, one or more states or foreign countries may seek to impose sales tax collection obligations on out-of-state or foreign companies engaging in e-commerce. In addition, any new operation in states outside the states for which we currently collect sales tax could subject shipments into these states to state or foreign sales taxes. A successful assertion by one or more states or any foreign country that we should collect sales or other similar taxes on the sale of merchandise or services could result in liability for penalties as well as substantially higher expenses incurred by our business.


Risks Related to this Offering

PROVISIONS OF OUR CHARTER DOCUMENTS AND WASHINGTON LAW COULD DISCOURAGE OUR ACQUISITION BY A THIRD PARTY

Specific provisions of our articles of incorporation and bylaws and Washington law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders.

Our articles of incorporation and bylaws establish a classified board of directors, eliminate the ability of shareholders to call special meetings, eliminate cumulative voting for directors and establish procedures for advance notification of shareholder proposals. The presence of a classified board and the elimination of cumulative voting may make it more difficult for an acquirer to replace our board of directors. Further, the elimination of cumulative voting substantially reduces the ability of minority shareholders to obtain representation on the board of directors.

Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our shareholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of ShopNow and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.


Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a target corporation, with some exceptions, from engaging in particular significant business transactions with an acquiring person, which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the acquisition. Prohibited transactions include, among other things:


    - a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;


    - termination of 5% or more of the employees of the target corporation; or


    - allowing the acquiring person to receive any disproportionate benefit as a shareholder.

A corporation may not opt out of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of ShopNow.

The foregoing provisions of our charter documents and Washington law could have the effect of making it more difficult or more expensive for a third party to acquire, or could discourage a third party from attempting to acquire, control of ShopNow. These provisions may therefore have the effect of limiting the price that investors might be willing to pay in the future for our common stock.

OUR MANAGEMENT HAS BROAD DISCRETION OVER HOW WE USE THE PROCEEDS OF THIS
OFFERING

Our management has broad discretion over the use of the proceeds of this offering. Accordingly, it is possible that our management may allocate the proceeds differently than investors in this offering would have desired, or that we will fail to maximize our return on these proceeds.

OUR STOCK PRICE MAY BE VOLATILE

The stock market in general, and the stock prices of Internet-related companies in particular, have recently experienced extreme volatility, which has often been unrelated to the operating performance of any particular company or companies. Our stock price could be subject to wide fluctuations in response to factors such as the following:

    - actual or anticipated variations in quarterly results of operations;

    - the addition or loss of merchants and shopper traffic;

    - announcements of technological innovations, new products or services by us or our competitors;

    - changes in financial estimates or recommendations by securities analysts;


    - conditions or trends in the Internet, e-commerce and marketing industries;



    - changes in the market valuations of other Internet or online service or software companies;


    - our announcements of significant acquisitions, strategic relationships, joint ventures or capital commitments;

    - additions or departures of key personnel;

    - sales of our common stock;

    - general market conditions; and

    - other events or factors, many of which are beyond our control.

These broad market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. The trading prices of the stocks of many technology companies are at or near historical highs and reflect price to earnings ratios substantially above historical levels. These trading prices and price-to-earnings ratios may not be sustained.

In the past, securities class action litigation has often been brought against companies following periods of volatility in their stock prices. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert our management's time and resources, which could cause our business to suffer.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE


After this offering, a total of approximately 51,518,035 shares of our common stock will be outstanding. All the shares sold in this offering will be freely tradable. Of the remaining 41,518,035 outstanding shares, 32,052,397 are restricted shares and will become available for public sale as follows:



                                                              ------------
                                                                 Number of
Date of Availability for Sale                                       Shares
------------------------------------------------------------  ------------
On March 27, 2000, upon the expiration of the initial public    10,299,088
offering lock-up period.....................................
Ninety days after the date of this prospectus...............     9,494,622
At various times upon expiration of one-year holding            12,258,687
periods.....................................................


Many of the shares not currently available for sale are subject to vesting restrictions and the holding period, volume and other restrictions of Rule 144 under the Securities Act of 1933. These restrictions have the effect of staggering the dates on which the shares become available for sale and the number of shares that become available for sale. If our shareholders sell a substantial number of these shares in the public market during a short period of time, our stock price could decline significantly.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION OF THE NET TANGIBLE BOOK VALUE OF THE STOCK YOU PURCHASE.


The assumed public offering price is substantially higher than the net tangible book value per outstanding share of common stock. Purchasers of our common stock will incur immediate and substantial dilution of $10.84 per share in the net tangible book value of our common stock from the assumed public offering price of $18.38. Additional dilution will occur upon the exercise of outstanding options and warrants and issuances of shares under our employee stock purchase plan.


                                Use of Proceeds


We estimate that the net proceeds to us from the sale of the 8,500,000 shares of common stock offered by us will be approximately $147.1 million, at an assumed public offering price of $18.38 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters' over-allotment option is exercised in full, we estimate that our net proceeds from this offering will be $169.3 million. We will not receive any proceeds from the sale of shares by selling shareholders.



The principal purposes of this offering are to obtain working capital for general corporate purposes, including expansion of sales and marketing activities and research and development. We may use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. From time to time, in the ordinary course of business, we expect to evaluate potential acquisitions of such businesses, products or technologies. We will have broad discretion in the way we use net proceeds. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

              Price Range of Our Common Stock and Dividend Policy

Since our initial public offering on September 28, 1999, our common stock has traded on the Nasdaq National Market under the symbol "SPNW." The following table sets forth the range of high and low closing sales prices of our common stock for the periods indicated:


                                                              -------------------
                                                                 High        Low
                                                               ------     ------
Fourth quarter 1999 (from September 28, 1999)...............   $25.13     $10.94
First quarter 2000 (through January 26, 2000)...............   $25.94     $15.00



On January 26, 2000, the last reported sale price for our common stock on the Nasdaq National Market was $18.38 per share.


We have never declared or paid any dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

                                 Capitalization


The following table sets forth our capitalization as of September 30, 1999 on an actual basis; on a pro forma basis to include: 1) the issuance of 8,337,500 shares of common stock and the conversion of 20,189,061 issued and outstanding shares of preferred stock to common stock in connection with the closing of our initial public offering early in the fourth quarter of 1999, and 2) the issuance of 14,792,253 shares of common stock in connection with the acquisitions of SpeedyClick, WebCentric and the proposed acquisition of Ubarter.com; and on a pro forma as adjusted basis to give effect to the sale of 8,500,000 shares of common stock at the assumed public offering price of $18.38 per share and the application of the estimated net proceeds from the sale of those shares contemplated in this prospectus.



                                                              ------------------------------
                                                                    September 30, 1999
                                                              ------------------------------
                                                                                         Pro
                                                                                       Forma
                                                                                          As
                                                                Actual        Pro   Adjusted
                                                                            Forma
                                                              --------   --------   --------
IN THOUSANDS, EXCEPT SHARE DATA
Long-term obligations, including current portion............  $ 15,281   $15,281    $ 15,281
Shareholders' equity:
  Convertible preferred stock; $0.01 par value; authorized
    20,000,000 actual and 5,000,000 pro forma and pro forma
    as adjusted; 20,189,061 issued and outstanding; none pro
    forma or pro forma as adjusted..........................    89,351        --          --
  Common stock; $0.01 par value, 40,000,000 shares
    authorized actual and 200,000,000 pro forma and pro
    forma as adjusted; 6,581,112 issued and outstanding
    actual; 43,318,814 pro forma; 51,818,814 pro forma as
    adjusted................................................    23,414   341,521     488,609
  Common stock warrants.....................................     7,968     7,968       7,968
  Deferred compensation.....................................    (3,179)   (3,179)     (3,179)
  Unrealized holding loss...................................    (2,762)   (2,762)     (2,762)
  Accumulated deficit.......................................   (76,611)  (76,611)    (76,611)
                                                              --------   --------   --------
  Total shareholders' equity................................    38,181   266,937     414,025
                                                              --------   --------   --------
    Total capitalization....................................  $ 53,462   $282,218   $429,306
                                                              ========   ========   ========


This table excludes the following shares:

    - 11,361,976 shares of common stock issuable upon the exercise of options at September 30, 1999, which consists of:

      - 9,098,039 shares of common stock underlying options outstanding as of September 30, 1999 at a weighted average exercise price of $4.98 per share, of which 2,707,245 were exercisable as of September 30, 1999; and

      - 2,263,937 shares of common stock underlying options available for future grants;

    - 2,000,000 shares of common stock issuable under our employee stock purchase plan; and

    - 4,228,306 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 1999 to purchase common stock at a weighted average exercise price of $6.26 per share.

Upon the completion of our initial public offering early in the fourth quarter 1999, our articles of incorporation were amended to increase the authorized number of shares of common stock from 40,000,000 to 200,000,000. In addition, the authorized shares of preferred stock were decreased from 20,000,000 to 5,000,000. The amended and restated articles of incorporation also decreased the par value of the common stock and the preferred stock to $0.001.

                                    Dilution


If you invest in our common stock, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of common stock after this offering. Our pro forma net tangible book value as of September 30, 1999 was $243.7 million, or $5.63 per share of common stock. Pro forma net tangible book value per share is determined by dividing the difference between our total assets excluding goodwill from acquisitions and total liabilities by the pro forma number of outstanding shares of common stock. Total assets includes the net consideration received of approximately $91.6 million from the closing of our initial public offering of common stock which closed early in the fourth quarter of 1999 as well as approximately $115.4 million of net consideration issued or issuable in the acquisitions of SpeedyClick and WebCentric and the proposed acquisition of Ubarter.com. After giving effect to the receipt of the estimated net proceeds from the sale of 8,500,000 shares of common stock contemplated by this offering at an assumed public offering price of $18.38 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 1999 would have been $390.8 million or approximately $7.54 per share. This represents an immediate increase in pro forma net tangible book value of $1.91 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $10.84 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution on a per share basis:



                                                              -------------------
Assumed public offering price per share.....................             $  18.38
  Pro forma net tangible book value per share as of
    September 30, 1999......................................  $  5.63
  Increase per share attributable to new investors..........     1.91
                                                              =======
Pro forma net tangible book value per share after the
  offering..................................................                 7.54
                                                                         ========
Dilution per share to new investors.........................             $  10.84
                                                                         ========
Dilution as a percentage of assumed offering price..........                59.0%
                                                                         ========



The following table summarizes, as of September 30, 1999, the differences between the number of shares of common stock purchased from ShopNow, the total consideration paid, and the average price per share paid by existing shareholders and by investors purchasing shares of common stock in this offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us, at the assumed public offering price of $18.38 per share:



                                          ------------------------------------------------------------
                                            Shares Purchased        Total Consideration     Average
                                          ---------------------   -----------------------   Price (per
                                              Number   Percent          Amount   Percent     share)
                                          ----------   --------   ------------   --------   ----------
Existing shareholders...................  43,318,814     83.6%    $341,059,196     68.6%      $7.87
New shareholders........................   8,500,000     16.4%     156,187,500     31.4%      18.38
                                          ----------    -----     ------------    -----
Total...................................  51,818,814    100.0%    $497,246,696    100.0%
                                          ==========    =====     ============    =====


The foregoing discussion and tables are based upon the number of shares of common stock outstanding as of September 30, 1999, and give effect to the sale of 8,337,500 shares of common stock and the conversion of 20,189,061 issued and outstanding shares of preferred stock to common stock in connection with the closing of our initial public offering early in the fourth quarter of 1999 as well as the issuance of 14,792,253 shares of common stock from the acquisitions of SpeedyClick, WebCentric and the proposed acquisition of Ubarter.com during the fourth quarter of 1999. These calculations exclude all shares of common stock issuable upon the exercise of our outstanding stock options and warrants to purchase common stock, all shares of common stock available for future grants under our stock option plans, and all shares of common stock issuable under our employee stock purchase plan. To the extent any of these options or warrants are exercised, there will be further dilution to new public investors. See "Capitalization," "Management - Employee Benefit Plans," "Description of Capital Stock" and Note 11 to the Consolidated Financial Statements.

                      Selected Consolidated Financial Data


The statements of operations data for the years ended December 31, 1996, 1997 and 1998 are derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The statements of operations data for the period from January 20, 1994 (inception) to December 31, 1994 and for the year ended December 31, 1995 are derived from audited consolidated financial statements not included in this prospectus. The pro forma as adjusted balance sheet data give effect to the sale of the 8,500,000 shares of common stock that we are offering under this prospectus at an assumed public offering price of $18.38 per share and after deducting underwriting discounts and commissions and estimated expenses payable by us. Due to the acquisitions in 1998 and in the first nine months of 1999, we believe that period-to-period comparisons are not meaningful, and you should not rely on them as indicative of our future performance. You should read the following selected consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Combined Financial Information and the Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus.


                                              ---------------------------------------------------------------------------
                                                 January 20,                                                         Nine
                                                        1994                                                       Months
                                              (Inception) to            Year Ended December 31,                     Ended
                                                December 31,   -----------------------------------------        Sept. 30,
                                                        1994       1995       1996       1997       1998             1999
                                              --------------   --------   --------   --------   --------   --------------
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA                                                                 (Unaudited)
Consolidated Statements of Operations Data:
Revenues:...                                   $        279    $   727     $  993    $   604    $  7,154   $       23,537
Cost of revenues:...                                    127        323        430        515       5,849           19,494
                                               ------------    -------     ------    -------    --------   --------------
  Gross profit...                                       152        404        563         89       1,305            4,043
Operating expenses:
  Sales and marketing...                                116        163        610      1,201      12,183           33,545
  General and administrative...                         216        347        656        918       3,549            5,493
  Research and development...                            --         --         25      2,436       4,370            5,367
  Amortization of intangible assets...                   --         --         32        136         730            3,734
  Stock-based compensation...                            --         --         --         --         182            2,547
  Unusual item - write-off of acquired
    technology...                                        --         --         --         --       5,207               --
                                               ------------    -------     ------    -------    --------   --------------
  Total operating expenses...                           332        510      1,323      4,691      26,221           50,686
                                               ------------    -------     ------    -------    --------   --------------
    Loss from operations...                            (180)      (106)      (760)    (4,602)    (24,916)         (46,643)
Other income (expense)...                                (1)        (7)       (50)      (164)        171             (605)
                                               ------------    -------     ------    -------    --------   --------------
    Net loss...                                $       (181)   $  (113)    $ (810)   $(4,766)   $(24,745)  $      (47,248)
                                               ============    =======     ======    =======    ========   ==============
Basic and diluted net loss per share(2)...     $      (0.11)   $ (0.06)    $(0.40)   $ (1.83)   $  (7.01)  $        (9.03)
                                               ============    =======     ======    =======    ========   ==============
Basic and diluted pro forma net loss per
  share(2)...

                                             --------------
                                                  Pro Forma
                                                Nine Months
                                                      Ended
                                                  Sept. 30,
                                                    1999(1)
                                             --------------
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA   (Unaudited)
Consolidated Statements of Operations Data:
Revenues:...                                 $       17,460
Cost of revenues:...                                  9,080
                                             --------------
  Gross profit...                                     8,380
Operating expenses:
  Sales and marketing...                             32,161
  General and administrative...                       9,879
  Research and development...                         6,581
  Amortization of intangible assets...               41,527
  Stock-based compensation...                         2,547
  Unusual item - write-off of acquired
    technology...                                        --
                                             --------------
  Total operating expenses...                        92,695
                                             --------------
    Loss from operations...                         (84,315)
Other income (expense)...                              (627)
                                             --------------
    Net loss...                              $      (84,942)
                                             ==============
Basic and diluted net loss per share(2)...

Basic and diluted pro forma net loss per
  share(2)...                                $        (5.83)
                                             ==============



                                                              ------------------------------------------
                                                                          September 30, 1999
                                                              ------------------------------------------
                                                                                               Pro Forma
                                                                                                      As
                                                                    Actual   Pro Forma(3)    Adjusted(4)
DOLLARS IN THOUSANDS                                          ------------   ------------   ------------
Consolidated Balance Sheet Data:
  Cash and cash equivalents.................................  $      2,913   $     90,771   $    237,859
  Working capital...........................................       (14,644)        70,887        217,975
  Total assets..............................................        81,000        314,055        461,143
  Total liabilities.........................................        42,819         47,118         47,118
  Total shareholders' equity................................        38,181        266,937        414,025

                                                              ------------------------------------------
                                                                 As of and for the three months ended
                                                              ------------------------------------------
                                                                  June 30,      Sept. 30,       Dec. 31,
                                                                      1999           1999           1999
                                                              ------------   ------------   ------------
Other Data(5):
Number of advertising and merchandising clients on the
  ShopNow marketplace.......................................           181            336            514
Number of merchants listed on the ShopNow marketplace.......        33,841         37,099         45,522
Number of shopper visits to the ShopNow marketplace.........     6,422,000      7,485,000     21,461,497



(1) We acquired GO Software in June 1999, SpeedyClick in November 1999 and WebCentric in December 1999. In January 2000, we entered into a definitive agreement to acquire Ubarter.com and expect to close this acquisition in the second quarter of 2000. In June 1999, we ceased operations of our BuySoftware.com business. The pro forma statement of operations data reflect consolidation of the operations results from these businesses and the cessation of BuySoftware.com as if they had occurred on January 1, 1999.



(2) See Note 1 to the Consolidated Financial Statements for a description of the method used to compute basic and diluted net loss per share. In addition, see Note 2(e) to the Unaudited Pro Forma Combined Financial Information for a description of the method used to compute basic and diluted pro forma net loss per share.



(3) The pro forma consolidated balance sheet data gives effect to the acquisitions described in footnote 1 as well as to the closing of our initial public offering early in the fourth quarter of 1999, in which we issued a total of 8,337,500 shares of common stock at $12.00 per share and realized net proceeds to us, less offering costs, of $91.6 million.



(4) The pro forma as adjusted balance sheet data gives effect to the sale of the 8,500,000 shares of common stock that we are offering under this prospectus at an assumed public offering price of $18.38 per share, after deducting underwriting discounts, commissions and estimated expenses payable by us upon closing of this offering.



(5) The number of advertising and merchandising clients represents the number of clients that purchased an advertising/merchandising package during the applicable quarter; the number of merchants listed represents the number of merchants as of the last day of the applicable quarter; the number of shopper visits represents the total number of shopper visits to the ShopNow marketplace during the applicable quarter.

          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations


Overview


ShopNow provides an end-to-end solution that enables businesses to engage in e-commerce with other businesses, merchants and shoppers. Our end-to-end solution consists of access to online marketplaces combined with a comprehensive suite of e-commerce enabling products and services. These products and services include custom application and online store development and design, hosting and maintenance, sales and marketing services and transaction processing. The ShopNow marketplace aggregates merchants and shoppers over a distributed network of web sites. Our recently launched business-to-business portal and marketplace, b2bNow.com, is designed to enable businesses to conveniently engage in online transactions with one another.


We were incorporated in January 1994 and initially operated as a computer services company. In 1996, we began to change the focus of our business to conducting commerce over the Internet. In May 1997, we launched BuySoftware.com, an online computer products store. During 1998, we completed three acquisitions, launched ShopNow.com and began offering merchants e-commerce enabling products and services. In April 1999, we changed our name from TechWave Inc. to ShopNow.com Inc. In June 1999, we ceased operation of BuySoftware.com because we determined it was inconsistent with our evolving strategy. We consummated three acquisitions in the fourth quarter of 1999 and two acquisitions in January 2000, and we recently launched our business-to-business portal, b2bNow.com.


We currently derive substantially all of our revenues from merchant services and the ShopNow marketplace. With the recent launch of b2bNow.com, we expect to derive additional revenues from the purchase, sale and exchange of goods and services through that portal.



Revenues from merchant services are generated principally through development fees, hosting fees and sales and marketing services. Our merchant services can be purchased as a complete end-to-end suite of services or separately, allowing businesses and merchants to select only those services they desire. We recognize revenues from development of custom applications and online stores and marketing projects on a percentage of completion basis over the period of development or the period of the marketing project. These projects generally range from two to five months. Hosting contracts typically have a term of one year, with fees charged on a monthly basis.



Revenues from the ShopNow marketplace are generated primarily from advertising and merchandising paid by merchants, leads and orders delivered to merchants, as well as transaction processing and licensing fees. Advertising consists of the sale of impressions on the ShopNow.com site and merchandising consists of the sale of specific positions or category sponsorships on the site. These agreements typically have a term of one to four months. We generate transaction processing and licensing fees from our payment processing and fraud prevention products and services.



In limited circumstances, we offer products directly to shoppers on the ShopNow marketplace. We principally offer these products to increase the number of leads we generate for merchants on the ShopNow marketplace. In these instances where we act as merchant-of-record, we record as revenues the full sales price of the product sold and record the full cost of the product to us as our cost of goods sold. These sales revenues represented approximately 20% of our pro forma revenues in 1999, and we anticipate that this percentage will decrease in 2000 and thereafter. Our gross profit on the products we sell is generally lower than the gross profit on our other revenues.



We expect to derive revenues from transactions, advertising, merchandising and services fees from b2bNow.com, our business-to-business portal and online marketplace. In addition, in January 2000 we entered into a definitive agreement to acquire Ubarter.com, which operates an online business-to-business barter marketplace. We plan to incorporate the barter marketplace as an additional feature of b2bNow.com to provide businesses with an alternative way to conduct transactions with each other. As of December 31, 1999, we had not recorded any revenues from b2bNow.com.

Cost of revenues generated from merchant services includes all direct labor costs incurred in connection with the provision of services, as well as fees charged by third-party vendors that have directly contributed to the design, development and implementation of our merchant services. Cost of revenues generated from the ShopNow marketplace consists primarily of the portion of our Internet telecommunications connections that are directly attributable to traffic on the ShopNow marketplace and the direct labor costs incurred in maintaining and enhancing our network infrastructure. In order to fulfill our obligations under our lead and order delivery programs, we occasionally purchase shopping traffic from third parties by placing on their web sites advertisements that, when clicked on by a visitor, send the visitor to the ShopNow marketplace. Any shopping traffic that we purchase from a third party that is used to fulfill these obligations is included as a cost of revenues on the ShopNow marketplace. Cost of revenues on the products that we sell as merchant-of-record includes the cost of the product, credit card fees and shipping costs.


Results of Operations

COMPARISON OF THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998


REVENUES. Total revenues for the nine-month period ended September 30, 1999 were $23.5 million, compared to $3.0 million for the same period ended
September 30, 1998, an increase of $20.5 million. The increase was due primarily to the expansion of the ShopNow marketplace and increased demand for merchant services, including the services of Media Assets, which we acquired in September 1998. The BuySoftware.com portion of revenues for the nine-month period ended September 30, 1999 was $9.9 million compared to $2.4 million for the same period ended September 30, 1998.



COST OF REVENUES. The cost of revenues for the nine-month period ended September 30, 1999 was $19.5 million, compared to $2.8 million for the same period ended September 30, 1998, an increase of $16.7 million. The increase in our cost of revenues was due primarily to increased product sales from the ShopNow marketplace and cost of revenues for merchant services, including the services of Media Assets. The BuySoftware.com portion of cost of revenues for the nine-month period ended September 30, 1999 was $11.2 million, compared to $2.5 million for the same period ended September 30, 1998.



GROSS PROFIT. Gross profit for the nine-month period ended September 30, 1999 was $4.0 million, compared to a gross profit of $183,000 for the same period ended September 30, 1998, an increase of $3.8 million. This increase in gross profit was due primarily to the increase in revenues from merchant services, which contribute greater gross profits than do the sales of products over the ShopNow marketplace. Discontinuing the BuySoftware.com business in June 1999 also had a positive effect on our overall gross profit. The BuySoftware.com business had historically operated with minimal or negative gross profits.



SALES AND MARKETING. Sales and marketing expenses consist primarily of salaries and commissions and costs associated with marketing programs such as advertising and public relations. Sales and marketing expenses for the nine-month period ended September 30, 1999 were $33.5 million compared to $7.7 million for the same period ended September 30, 1998, an increase of $25.8 million. This increase was due primarily to increased spending as a result of the expansion of our merchant services and of the ShopNow marketplace, including additional personnel and nationwide print and radio advertisements. We expect to continue to increase our sales and marketing expenses in 2000 to promote our merchant services offerings and the ShopNow marketplace.



GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of salaries and other personnel-related costs for executive, financial, human resources, information services and other administrative personnel, as well as legal, accounting and insurance costs. General and administrative expenses for the nine-month period ended September 30, 1999 were $5.5 million, compared to $2.4 million for the same period ended September 30, 1998, an increase of $3.1 million. This increase was due primarily to an increase in personnel from internal growth and acquisitions. We anticipate continued growth in our general and administrative expenses at least through 2000. In September 1999, we settled a lawsuit brought by a party with which we had entered into a contract. As a result of the terms of this settlement, in the quarter ended September 30, 1999, we recognized additional general and administrative expenses in the amount of $1.5 million.

RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of salaries and related costs associated with the development of new products and services, the enhancement of existing products and services, and the performance of quality assurance and documentation activities. Research and development expenses for the nine-month period ended September 30, 1999 were $5.4 million, compared to $3.0 million for the same period ended September 30, 1998, an increase of $2.4 million. This increase was due primarily to the development and enhancement of our technology platform and to an increase in technology personnel. These employees focus on developing our technology platform as well as building the overall infrastructure that supports our merchant services and the ShopNow marketplace. We anticipate continued growth in our research and development expenses at least through 2000.



AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets resulting from acquisitions is primarily related to the amortization of customer lists, domain names, acquired technology and goodwill. Amortization of intangible assets expense for the nine-month period ended September 30, 1999 was $3.7 million, compared to $341,000 for the same period ended September 30, 1998, an increase of $3.4 million. This increase was due primarily to the increase in intangible assets and related amortization expenses from business acquisitions completed during the first half of 1999. We expect continued growth in our amortization of intangible assets expense resulting from future business acquisitions.



STOCK-BASED COMPENSATION. Stock-based compensation expense is related to the amortization of deferred compensation resulting from stock option grants to employees with an option exercise price below the estimated fair market value of our common stock as of the date of grant. Stock-based compensation expense for the nine-month period ended September 30, 1999 was $2.5 million, compared to $37,000 for the same period ended September 30, 1998, an increase of $2.5 million. The amount of deferred compensation resulting from these grants is generally amortized over a three-year vesting period.


OTHER INCOME (EXPENSE), NET. Other income (expense) consists primarily of interest income on cash and cash equivalents and interest expense on our outstanding debt obligations. Other expense, net for the nine-month period ended September 30, 1999 was $605,000, compared to other income, net of $177,000 for the same period ended September 30, 1998, a decrease of $782,000. This decrease was due primarily to an increase in our debt obligations during 1999, which resulted in an increase in interest expense.


NET LOSS. Net loss for the nine-month period ended September 30, 1999 was $47.2 million, compared to a net loss of $13.1 million for the same period ended September 30, 1998, an increase of $34.1 million. This increase was due primarily to an increase in our operating expenses, most significantly sales and marketing expenses, partially offset by our increase in gross profit during the same period. We expect to incur additional net losses at least through 2000.


COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND 1997


REVENUES. Revenues for the year ended December 31, 1998 were $7.2 million compared to $604,000 for the year ended December 31, 1997, an increase of $6.6 million. The increase in revenues was due primarily to increased product sales from the BuySoftware.com business and revenues generated by Media Assets. The BuySoftware.com portion of revenues for the year ended December 31, 1998 was $4.5 million compared to $69,000 for the year ended December 31, 1997, an increase of $4.4 million.



COST OF REVENUES. The cost of revenues for the year ended December 31, 1998 was $5.8 million compared to $515,000 for the year ended December 31, 1997, an increase of $5.3 million. The increase in our cost of revenues was due primarily to increased product sales from the BuySoftware.com business and cost of revenues incurred by Media Assets. The BuySoftware.com portion of cost of revenues for the year ended December 31, 1998 was $4.4 million compared to $124,000 for the year ended December 31, 1997, an increase of $4.3 million.



GROSS PROFIT. Gross profit for the year ended December 31, 1998 was $1.3 million compared to $89,000 for the year ended December 31, 1997, an increase of $1.2 million. This increase in gross profit was due primarily to the positive gross profit contributed from Media Assets.

SALES AND MARKETING.  Sales and marketing expenses for the year ended
December 31, 1998 were $12.2 million compared to $1.2 million for the year ended December 31, 1997, an increase of $11.0 million. The increase was due primarily to increased spending as a result of the development and expansion of the ShopNow marketplace. Substantially all of the selling expenses incurred in 1997 were in support of our previous computer services business, which was discontinued in early 1998.


GENERAL AND ADMINISTRATIVE. General and administrative expenses for the year ended December 31, 1998 were $3.5 million compared to $918,000 for the year ended December 31, 1997, an increase of $2.6 million. The increase was due primarily to an increase in personnel from internal growth and acquisitions.


RESEARCH AND DEVELOPMENT. Research and development expenses for the year ended December 31, 1998 were $4.4 million compared to $2.4 million for the year ended December 31, 1997, an increase of $2.0 million. The increase was due primarily to the development of our technology platform, an increase in our technology personnel and expansion of the overall infrastructure that supports the ShopNow marketplace.



AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets expense for the year ended December 31, 1998 was $730,000 compared to $136,000 for the year ended December 31, 1997, an increase of $594,000. The acquisition of Media Assets and The Internet Mall resulted in $387,000 of this increase. The remainder of this increase resulted from other purchases of intangible assets, including domain names and customer lists.



STOCK-BASED COMPENSATION. Stock-based compensation expense for the year ended December 31, 1998 was $182,000 compared to no expense for the same period ended December 31, 1997. The expenses are related to employee stock option grants with option exercise prices below the estimated fair market value of our common stock as of the date of grant. The amount of deferred compensation resulting from these grants is generally amortized over a three-year period.



UNUSUAL ITEM - IMPAIRMENT OF ACQUIRED TECHNOLOGY. In June 1998, we acquired e-Warehouse and CyberTrust with the intent of integrating the acquired technologies with our own e-commerce product and service offerings. The amount we paid for these acquisitions was $5.4 million. We are presently not utilizing the acquired technologies and have determined that they have no alternative future use or value to us, as our technology platform provides superior functionality. As a result, we wrote off $5.2 million of the purchase price during the fourth quarter of 1998.


OTHER INCOME (EXPENSE), NET. Other income, net for the year ended December 31, 1998, was $171,000, compared to $164,000 of other expense, net for the year ended December 31, 1997, an increase of $335,000. The increase was due primarily to an increase in interest income earned by our increased cash reserves as a result of our financing activities during 1998 as compared to 1997.

NET LOSS. Net loss for the year ended December 31, 1998 was $24.7 million, compared to a net loss of $4.8 million for the year ended December 31, 1997, an increase of $19.9 million. This increase was due primarily to an increase in our operating expenses, most significantly sales and marketing expenses, partially offset by our increase in gross profit during the same period.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

REVENUES. Revenues for the year ended December 31, 1997 were $604,000 compared to $993,000 for the year ended December 31, 1996, a decrease of $389,000. The overall decrease was due primarily to the phase out of our computer services business beginning in late 1997.

COST OF REVENUES. The cost of revenues for the year ended December 31, 1997 was $515,000 compared to $430,000 for the year ended December 31, 1996, an increase of $85,000. The overall increase in cost of revenues was due to the cost of developing the BuySoftware.com business, partially offset by the phase out of our computer services business.


GROSS PROFIT. Gross profit for the year ended December 31, 1997 was $89,000 compared to $563,000 for the year ended December 31, 1996, a decrease of $474,000. This decrease in gross profit was due primarily to the decrease in revenues from the phase out of our computer services business and the introduction and operation of the BuySoftware.com business, which had historically operated at a minimal or negative gross profit level.



SALES AND MARKETING.  Sales and marketing expenses for the year ended
December 31, 1997 were $1.2 million compared to $610,000 for the year ended December 31, 1996, an increase of $591,000. The increase was due primarily to increased spending as a result of development and expansion of our online computer products store. In the year ended December 31, 1997, $644,000 of the sales and marketing expenses were in support of our previous computer services business compared to $610,000 of such expenses in the year ended December 31, 1996.



GENERAL AND ADMINISTRATIVE. General and administrative expenses for the year ended December 31, 1997 were $918,000 compared to $656,000 for the year ended December 31, 1996, an increase of $262,000. The increase was due primarily to an increase in employees to support our growth and transition to an online computer products store.



RESEARCH AND DEVELOPMENT. Research and development expenses for the year ended December 31, 1997 were $2.4 million compared to $25,000 for the year ended December 31, 1996, an increase of $2.4 million. The increase was due entirely to the development of our technology platform, which began in 1997 to support our growth and transition to an online computer products store.


AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets expense for the year ended December 31, 1997 was $136,000 compared to $32,000 for the year ended December 31, 1996, an increase of $104,000. The increase was due primarily to various acquisitions of web domain names during 1997, resulting in an increase in amortization of intangible assets expense recorded from these transactions.

OTHER INCOME (EXPENSE), NET. Other expense, net for the year ended December 31, 1997, was $164,000 compared to $50,000 for the year ended December 31, 1996, an increase of $114,000. The increase was due primarily to an increase in interest expense from our various financing activities by means of notes payable and lines of credit with commercial banks.

NET LOSS. Net loss for the year ended December 31, 1997 was $4.8 million, compared to a net loss of $810,000 for the year ended December 31, 1997, an increase of $4.0 million. This increase was due primarily to an increase in our operating expenses, most significantly research and development and sales and marketing expenses, as well as our decrease in gross profit during the same period.

Net Operating Loss Carryforwards


As of September 30, 1999, we had net operating loss carryforwards of approximately $65.0 million. If not used, the net operating loss carryforwards will expire at various dates beginning in 2012. The Tax Reform Act of 1986 imposes restrictions on the use of net operating losses and tax credits in the event that there has been an ownership change of a corporation since the periods in which the net operating losses were incurred. Our ability to use net operating losses incurred prior to April 1998 is limited to approximately $3.0 million per year due to sales of Series D and Series E convertible preferred stock to third parties in 1998 that resulted in an ownership change. We have provided a full valuation allowance on our deferred tax assets because of the uncertainty regarding their realization. Our accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of our deferred tax assets. In concluding that a full valuation allowance was required, management considered such factors as our history of operating losses, potential future losses and the nature of our deferred tax assets.


Liquidity and Capital Resources


Since inception, we have experienced net losses and negative cash flows from operations. As of September 30, 1999, we had an accumulated deficit of $76.6 million. We have financed our activities largely through issuances of common stock and preferred stock, from the issuance of short-term and long-term obligations and from capital leasing transactions for certain of our fixed asset purchases. Through September 30, 1999, our aggregate net proceeds have been $69.7 million from issuing equity securities and $20.1 million from issuing debt securities. As of September 30, 1999, we had $9.0 million in cash and short-term investments. During the fourth quarter of 1999, we closed our initial public offering of 8,337,500 shares of common stock and received net proceeds of $91.6 million.

Net cash used in operating activities was $28.6 million for the nine-month period ended September 30, 1999, compared to $10.9 million for the same period in 1998. The increase was due primarily to the increase in our net loss for the nine-month period ended September 30, 1999, to $47.2 million compared to $13.1 million for the same period ended 1998.



Net cash used in investing activities was $22.6 million for the nine-month period ended September 30, 1999, compared to $7.3 million for the same period in 1998. The increase was due primarily to the net increase in purchases of short-term investments of $8.5 million for the nine-month period ended
September 30, 1999, compared to $2.4 million for the same period in 1998, and due to the increase in purchases of property and equipment of $9.5 million for the nine-month period ended September 30, 1999, compared to $2.0 million for the same period in 1998.



Net cash provided by financing activities was $44.3 million for the nine-month period ended September 30, 1999, compared to $20.7 million for the nine-month period ended September 30, 1998. The increase was due primarily to proceeds from the issuance of debt of $11.7 million during the nine-month period ended September 30, 1999, compared to $38,000 during the nine-month period ended September 30, 1998, and to the increase in the amount of net proceeds from issuances of preferred stock and warrants of $33.4 million during the nine-month period ended September 30, 1999, compared to $23.0 million during the nine-month period ended September 30, 1998.



In March 1999 we entered into a loan and security agreement with Transamerica Business Credit Corporation for a term loan and line of credit. In June 1999, the agreement was amended and restated allowing us to borrow up to $8.5 million at any one time, consisting of a $3.5 million term loan, a $4.0 million bridge loan and a line of credit of up to $2.5 million, initially capped at $1.0 million until the bridge loan is repaid. At September 30, 1999, the principal amount of outstanding borrowings with Transamerica consisted of a $3.5 million term loan, a $4.0 million bridge loan and a $1.0 million line of credit. The line of credit bears interest at Transamerica Business Credit Corporation's base rate plus 2%, is secured by substantially all of our assets and expires on March 31, 2000. The interest rate for September 1999 was an annual rate of 10.25%. The term loan bears interest at 12%, is secured by substantially all of our assets and matures in March 2002. The bridge loan, which bore interest at 12%, was repaid in October 1999 after the closing of our initial public offering. At September 30, 1999, we also had a total of $1.4 million outstanding on two promissory notes issued in business acquisitions. One of the notes in the amount of $1.0 million was repaid in October 1999 after the closing of our initial public offering. The other note is to be paid off in quarterly installments of $112,500 through October 1, 2000.



Our capital requirements depend on numerous factors, including the rate of expansion of the ShopNow network, the investments we make in our technology platform, the number of acquisitions, if any, that are completed and the composition of the consideration between cash and stock for any acquisitions and the resources we devote to expansion of our sales, marketing and branding programs. We have also entered into agreements with Chase Manhattan Bank, About.com and 24/7 Media, which together require us to make aggregate advertising and marketing expenditures of $6.0 million annually through 2001. We believe that existing cash balances and cash generated from operations, together with the net proceeds from our initial public offering and the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures in the short-term (for the next 12 months), and at least through the next 18 months. After that time, we may be required to raise additional financing. We cannot be sure that the assumed levels of revenues and expenses underlying our anticipated cash needs will prove to be accurate. The sale of additional equity or convertible debt securities could result in additional dilution to our shareholders. We cannot be sure that financing will be available in amounts or on terms acceptable to us, if at all.

Recent Developments



Our revenues and gross profit for the fourth quarter of 1999 were $13.4 million and $5.6 million, representing increases over the previous quarters of 77.6% and 103.5%. The following table presents our third and fourth quarter revenues, gross profit, pro forma net loss and pro forma net loss per share.



                                                              -------------------------------
                                                                    Three Months Ended
                                                              -------------------------------
                                                               September 30,     December 31,
                                                                        1999             1999
                                                              --------------   --------------
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Revenues....................................................  $        7,555   $       13,418
                                                              ==============   ==============
Gross profit................................................  $        2,744   $        5,583
                                                              ==============   ==============
Pro forma net loss..........................................  $      (16,826)  $      (18,958)
                                                              ==============   ==============
Basic and diluted pro forma net loss per share..............  $        (0.65)  $        (0.51)
                                                              ==============   ==============



The pro forma data listed above excludes amortization of intangible assets and stock-based compensation. Also, basic and diluted pro forma net loss per share includes all of our issued and outstanding preferred stock that converted to common stock upon completion of our initial public offering early in the fourth quarter of 1999, using the "if converted" method.



As of December 31, 1999, we had total cash and cash equivalents of $5.0 million, short-term investments of $57.8 million, marketable equity securities with a fair market value of $30.9 million and shareholders' equity of $229.2 million.



We believe that the selected consolidated pro forma quarterly financial data displayed below offer a more meaningful comparison of our third and fourth quarters.



Selected Consolidated Pro Forma Quarterly Financial Data



The following table sets forth selected consolidated quarterly financial data on a pro forma basis for 1999. The financial data presented below excludes our BuySoftware.com business for all periods presented and includes the operations of GO Software, SpeedyClick and WebCentric as if we had acquired them on January 1, 1999. We believe that the pro forma information below provides a better reflection of our existing business than the historical data provided elsewhere in this prospectus. All data is unaudited, has been prepared on the same basis as the audited financial statements and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, considered necessary for a full presentation of such information when read in conjunction with the financial statements and accompanying notes appearing elsewhere in this prospectus.

                                            -----------------------------------------------------------------
                                                                   Three Months Ended
                                            -----------------------------------------------------------------
                                                 March 31,         June 30,    September 30,     December 31,
                                                      1999             1999             1999             1999
                                            --------------   --------------   --------------   --------------
DOLLARS IN THOUSANDS
Consolidated Statements of Operations
  Data:
  Revenues:
    ShopNow marketplace and transaction
      processing..........................  $          995   $        2,305   $        5,105   $       10,678
    Merchant services.....................           1,729            2,447            3,189            3,573
                                            --------------   --------------   --------------   --------------
      Total revenues......................           2,724            4,752            8,294           14,251
                                            --------------   --------------   --------------   --------------
  Cost of revenues:
    ShopNow marketplace and transaction
      processing..........................             419              844            2,762            5,630
    Merchant services.....................             969            1,538            2,250            2,402
                                            --------------   --------------   --------------   --------------
      Total cost of revenues..............           1,388            2,382            5,012            8,032
                                            --------------   --------------   --------------   --------------
        Gross profit......................           1,336            2,370            3,282            6,219
                                            --------------   --------------   --------------   --------------
  Operating expenses:
    Sales and marketing...................           4,712           11,555           15,965           21,984
    General and administrative............           1,421            1,554            3,273            3,098
    Research and development..............           1,741            1,525            2,611            3,621
    Amortization of intangible assets.....          13,687           13,811           14,027           14,335
    Stock-based compensation..............             133            1,822              592            4,669
                                            --------------   --------------   --------------   --------------
      Total operating expenses............          21,694           30,267           36,468           47,707
                                            --------------   --------------   --------------   --------------
        Loss from operations..............  $      (20,358)  $      (27,897)  $      (33,186)  $      (41,488)
                                            ==============   ==============   ==============   ==============



The growth in total revenues for each quarter in the year ended December 31, 1999 is attributable to increased advertising and merchandising revenues from the expansion of the ShopNow marketplace as well as increased revenues from merchant services, particularly from increased development and hosting revenues. Although we have experienced significant growth in revenues from our current operations and increases in the number of advertisers, merchants and shoppers on the ShopNow network, these historical growth rates are not sustainable and are not indicative of future growth rates that we may achieve. We believe that period-to-period comparisons of our operating results are not meaningful and that you should not rely on the performance of any period as an indication of future performance.


Recent Accounting Pronouncements

In March 1998 the American Institute of Certified Public Accountants issued Statement of Position 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE." Statement of Position 98-1 is effective for financial statements for years beginning after December 15, 1998. Statement of Position 98-1 provides guidance on accounting for computer software developed or obtained for internal use, including the requirement to capitalize specified costs and amortization of such costs. The implementation of Statement of Position 98-1 did not have a material impact on our financial position or operating results.

In April 1998 the American Institute of Certified Public Accountants issued Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES." Statement of Position 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As we have expensed these costs historically, the implementation of Statement of Position 98-5 did not have a material effect on our financial condition or operating results.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS," to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. We believe our revenue recognition practices are in conformity with the guidelines prescribed in SAB No. 101.

Seasonality


We believe that our advertising and merchandising revenues on the ShopNow marketplace are subject to seasonality changes as retail transactions and advertising sales in traditional media, such as television and radio, generally are lower in the first and third calendar quarters of each year. In addition, Internet usage typically declines during the summer and certain holiday periods. If our market makes the transition from an emerging to a more developed market, seasonal and cyclical patterns may develop in our industry and in the usage of, and transactions on, our web sites and those of our merchants. Seasonal and cyclical patterns in online transactions and advertising would affect our revenues. Those patterns may also develop on our web sites. Given the early stage of the development of the Internet and our company, however, we cannot predict to what extent, if at all, our operations will prove to be seasonal.


Impact of the Year 2000 Computer Problem


Prior to January 1, 2000, we devoted substantial resources in an effort to ensure that our proprietary software, the third-party software on which we rely, and the underlying systems and protocols did not contain errors associated with Year 2000 date functions. Since January 1, 2000, we have not experienced any disruption as a result of any Year 2000 problems or otherwise.

                                    Business
Overview


ShopNow offers businesses a tailored end-to-end solution that addresses the challenges associated with implementing a successful e-commerce strategy. We offer access to the ShopNow network and a comprehensive suite of products and services ranging from custom application and online store development to online and traditional sales and marketing services and transaction processing. The ShopNow marketplace, which includes the ShopNow.com portal and its affiliate and syndication sites, allows merchants to target specific groups of shoppers. Our recently launched business-to-business marketplace, b2bNow.com, allows businesses to buy, sell and exchange goods and services with one another. This combination of products, services and marketplace access enables businesses to create online stores and custom web sites, access customers and transact business efficiently.


Industry Background

RAPID GROWTH OF THE INTERNET AND E-COMMERCE


The Internet has grown in less than a decade from a limited research tool into a global network consisting of millions of computers and users. The Internet is an increasingly significant medium for communication, information and commerce. International Data Corporation, or IDC, estimates that at the end of 1998 there were over 62 million web users in the United States and over 142 million web users worldwide and that by the end of 2003 the number of web users will increase to 177 million in the United States and to over 502 million worldwide.



The rapid growth of the Internet has given businesses, merchants and shoppers the opportunity to conduct an increasing amount of commerce online. We believe that e-commerce offers numerous advantages to businesses, merchants and shoppers. Shoppers receive increased selection, competitive prices and the convenience of being able to shop on the Internet 24 hours a day, 7 days a week from the location of their choice. The Internet enables merchants to reach a global audience and operate with limited infrastructure, reduced overhead and greater economies of scale. Merchants can customize web site content to match the needs and preferences of individual shoppers by transparently personalizing content for each shopper. By facilitating access to information, the Internet enables merchants to give customers more detailed product information while affording merchants the opportunity to obtain detailed information about the purchasers of their products. In addition, online merchants can reduce selling costs by reducing or eliminating investments in physical retail locations and automating much of the interaction with their customers. These advantages are resulting in a dramatic increase in the amount of commerce conducted over the Internet and the number of businesses and merchants advertising and selling goods and services online. According to IDC, worldwide transactions on the Internet are expected to increase from approximately $111 billion in 1999 to approximately $1.3 trillion in 2003, with the total number of users who purchase products and services online increasing from approximately 48 million to approximately 182 million worldwide during the same period.


CHALLENGES TO CONDUCTING COMMERCE OVER THE INTERNET

Businesses and merchants increasingly are determining that they need an online presence to take advantage of the rapid growth and benefits of e-commerce. To conduct commerce online effectively and efficiently, however, businesses and merchants must address a number of challenges:


    - WEB SITE PLANNING AND STOREFRONT DESIGN: Businesses and merchants must design and implement the look and feel of their online stores and custom web sites in a way that provides a rich, easy-to-use and generally satisfying end-user experience that fosters buying and repeat visits. Storefront design must promote the merchants' brands, identities and product information through the use of graphics, images and text content.


    - VISIBILITY AND CUSTOMER ACQUISITION: Merchants need to effectively communicate with their targeted online audience to maximize the number of visits to, and purchases from, their web sites. Both online merchants seeking to establish a brand and traditional merchants with established brands need to create visibility online and to distinguish themselves from the significant number of competitors selling products and services on the Internet. Achieving widespread brand recognition and customer loyalty in a crowded market where consumers are inundated with Internet-related advertising requires a comprehensive and focused marketing strategy to reach the desired audience. These efforts require a broad range of both online and traditional techniques ranging from banner and hyperlink advertisements or e-mail communications to traditional methods, such as direct mail. In order to attract the highest number of desired online shoppers, merchants need to employ creative marketing solutions that position their products and services more effectively than those of their many competitors.

    - TRANSACTION PROCESSING: Businesses and merchants must implement solutions that enable them to efficiently and effectively process orders once they are placed. Online transaction processing is complex and involves a number of elements including secure, dependable, automated real-time payment authorization, calculation of tax and shipping charges, order tracking and customer service. Online orders for physical goods must be transmitted to fulfillment centers, distributors or merchant-owned distribution centers for shipment of the goods.


In light of these challenges, businesses and merchants who choose to internally develop and maintain an e-commerce presence must invest a significant amount of capital and technical resources. E-commerce technology evolves rapidly, necessitating timely implementation and upgrades. The lengthy and often cost-prohibitive nature of in-house development and maintenance has caused an increasing number of businesses and merchants to outsource some or all of their e-commerce capability development to third-party service providers. Outsourced solutions offer convenience and savings but most service providers specialize in specific, limited aspects of an Internet merchant's business. Merchants who outsource their e-commerce capability development typically must devote significant technical expertise and other resources to coordinate multiple vendors and integrate the various components.


As e-commerce solutions evolve and online businesses and merchants proliferate, need and demand increase for outsourced e-commerce solutions that seamlessly integrate every aspect of an online business from storefront development to marketing services, transaction processing and fulfillment.

The ShopNow Solution


We are an end-to-end developer and provider of e-commerce enabling solutions for businesses and merchants. We provide a comprehensive suite of products and services that enable businesses and merchants to create, support and grow an efficient, scaleable and reliable online presence. Our marketing services use both traditional and online methods to bring businesses, merchants and shoppers together, while our other e-commerce products and services enable businesses and merchants to develop and complete online transactions. Our e-commerce platform includes custom application and online store development and design, hosting and maintenance, fraud prevention, payment processing and order fulfillment. We provide customers with a wide variety of supporting technologies in order to meet their specific needs. Our sales and marketing services include merchant and product listing on our online marketplaces, advertisements and e-mail promotions and other creative services. We also operate the ShopNow marketplace, a distributed network of web sites comprised of the ShopNow.com portal and more than 4,000 affiliate and syndication shopping sites, which together provide access to more than 45,000 merchants offering over five million products. In addition, we operate b2bNow.com, our business-to-business portal and online marketplace.


Key benefits of our solution include:


    - END-TO-END INTEGRATED SOLUTION. We believe that we provide all of the critical capabilities required to enable businesses and merchants to conduct commerce online. We offer businesses and merchants a comprehensive suite of e-commerce products and services and access to online marketplaces. Our marketing services include advertising, merchandising and e-mail services on our ShopNow marketplace and on our b2bNow.com marketplace. Our end-to-end solution minimizes the time, complexity, inconvenience and cost ordinarily associated with a multi-vendor or internally developed solution.



    - QUICK TIME TO MARKET. The pace of change and the rate of growth of the Internet require greater speed in implementation of e-commerce solutions. Our extensive experience in web site planning and storefront development allows us to create commerce-enabled web sites for our clients - ranging from the basic to the highly customized - in less time than such tasks typically require of an in-house developer.

    - IMMEDIATE AND LONG-TERM SAVINGS. We enable businesses and merchants to improve their return on investment by allowing them to avoid the significant diversion or investment of resources required to develop and maintain e-commerce capabilities internally or to integrate a multi-vendor solution. Because we regularly reevaluate and update our merchant services and network offerings, our clients can easily keep pace with rapidly evolving e-commerce technology.


    - FACILITATE CUSTOMER ACQUISITION. ShopNow.com allows merchants to market their products and services in an established online marketplace where shoppers congregate for the specific purpose of making purchases. We enable shoppers to search for products and services in an organized manner and to evaluate offerings from numerous merchants based on a variety of criteria. Unlike content and community-oriented portals, ShopNow.com is focused principally on, and identified with, shopping. As a result, we can attract visitors who are more likely to buy a product or service at our clients' sites. Our ability to utilize detailed demographic and shopper preference data enables us to offer targeted marketing services to our merchant customers. The ShopNow marketplace, together with our merchant marketing services, allows merchants to quickly and efficiently attract a targeted group of customers.


    - COMPREHENSIVE TECHNOLOGY PLATFORM. We provide a flexible scaleable technology platform from which we can tailor solutions to meet the changing needs of our clients. Our platform is a combination of third-party technologies and technologies that we have developed. We also have serving and hosting capabilities that enable our clients to outsource the storage and transmission functions of their e-commerce operations. This technology provides merchants a high level of reliability, 24 hours a day, 7 days a week. Using data centers with redundant servers, continuous monitoring and high speed Internet connections, we can provide clients with the performance they require for uninterrupted e-commerce operations.

Strategy


Our goal is to be the leading e-commerce enabling company for businesses and merchants. We plan to achieve this goal through the following strategies:



    - EXPAND OUR BUSINESS-TO-BUSINESS PORTAL. Through our recently launched business-to-business portal and online marketplace, b2bNow.com, we provide e-commerce enabling solutions for businesses and merchants seeking to transact business with one another online. Currently, b2bNow.com includes the following features: a request for quotation/request for proposal search engine, a business directory, online store building tools, sales and marketing services and information and content relevant to businesses. We intend to further expand b2bNow.com by adding features such as a procurement system, by entering into additional key relationships and by encouraging merchants on the ShopNow marketplace to participate in b2bNow.com. Upon completion of the acquisition of Ubarter.com, we plan to integrate Ubarter's online barter marketplace into b2bNow.com. In addition, we plan to offer our suite of merchant services on b2bNow.com.



    - EXPAND THE SHOPNOW MARKETPLACE. We intend to aggressively expand the ShopNow marketplace primarily by using the technology and services acquired through our recent acquisitions to broaden the range of features available to listed merchants. We will continue to promote a high volume of shopper traffic on our network and attempt to increase the number of quality customer leads generated for listed merchants. We plan to rapidly expand the number of new ShopNow affiliate and syndication shopping sites to increase revenues and make the ShopNow marketplace more visible and accessible. In addition, we are currently exploring the use of technologies and applications relating to commerce transactions over wireless communication devices. We also intend to enrich shoppers' experiences on the ShopNow marketplace through applications that take advantage of broadband technologies.



    - ENHANCE AND EXTEND OUR SUITE OF E-COMMERCE ENABLING PRODUCTS AND
      SERVICES. We intend to continue to add new features to our suite of e-commerce enabling solutions. We believe that, for little incremental cost, we can easily integrate into our suite new features that will contribute additional revenues from lead generation, advertising, upselling merchant services and licensing and syndication. For example, we are attempting to expand our merchant marketing services by updating our technology to increase the quality and amount of data provided by shoppers on the ShopNow marketplace. To provide additional and better quality leads to merchants, we recently expanded the tools available to shoppers to include price search engines and merchant rating systems.


    - PROMOTE BRAND VISIBILITY. We will continue to promote the ShopNow.com and b2bNow.com brands as the best means for conducting business on the Internet. To accelerate the acceptance and penetration of our brands among businesses, merchants and shoppers, we will continue to advertise our brands through both online and traditional channels such as radio and newspapers. Online efforts include placing banner and other hyperlink advertisements on portal and other destination web sites. To reach a mass audience, we will continue to conduct national advertising campaigns in traditional media. We will also expand our efforts to promote our brands through trade publication advertisements, direct mail and promotional activities, trade shows and media events.


    - PURSUE ACQUISITIONS AND STRATEGIC BUSINESS RELATIONSHIPS. We intend to make acquisitions and enter into business relationships that enhance the effectiveness of our products and services and the quality of our online marketplaces. To date, we have focused on acquisitions and strategic business relationships that provide us access to improved technology, new domestic and international markets and prospective clients. In the future, we expect to focus principally on acquisitions and strategic business relationships that will enhance and grow b2bNow.com.



    - EXPAND INTERNATIONALLY. We will seek to leverage the anticipated global growth in e-commerce by expanding our online marketplaces internationally. We plan to commence our international expansion with the development of business opportunities in Japan in the first half of 2000. We intend to accelerate our international expansion by entering into strategic alliances with foreign businesses. We also plan to register our web sites on international search engines, seek relationships with foreign portal web sites and develop foreign-language user interfaces. We believe that these features will enable international shoppers to more easily access our online marketplaces, thereby increasing the number of participants on the ShopNow network.


Our Products and Services

MERCHANT SERVICES

We offer businesses and merchants a wide variety of enabling products and services, including:


    - SECURE PAYMENT AND ORDER PROCESSING. We provide online payment and order processing software and services. Our software and services assist our merchant clients with credit card authorization, address verification, automated tax and shipping calculations, order tracking and customer service. Our payment processing system currently interacts with 21 credit card processors. For security, we use advanced encryption methods. To exchange information with merchants and shoppers on our web sites, our network servers use software that complies with the Secure Sockets Layer specification, the predominant method for managing the security of transmissions over a network.


    - FRAUD PREVENTION. Our fraud prevention services use artificial intelligence programs, a database of historical transactions and validation by an authorized financial institution to confirm shoppers' identities and to assess their credit status. We can adjust the stringency of the fraud screening process based upon a merchant's requirements and the nature of the transaction to assist the merchant in maximizing sales opportunities. Under an agreement with HNC Software, we have licensed the right to use their eFalcon fraud management system.


    - E-COMMERCE HOSTING AND MAINTENANCE. We provide services to operate and maintain online stores on behalf of our listed merchants. We use data centers with redundant servers, 24-hour monitoring and support and high-speed Internet connections to provide customers with continuous e-commerce operations. We also provide merchants with detailed electronic and hard copy reports summarizing visits to and transactions made on their online stores.

    - CUSTOM APPLICATION AND ONLINE STORE DEVELOPMENT. We provide businesses and merchants with design and technical development services for their web sites and online stores, including design and advertisement copy services and image management and production. We create commerce-enabled web sites ranging from the basic to the highly customized.



    - MARKETING AND CUSTOMER ACQUISITION SERVICES. Our marketing services are designed to enable merchants to enhance their visibility on the ShopNow marketplace, facilitate customer acquisition and retention, and increase sales. We offer a range of online advertising and listing services, e-mail promotions and lead delivery programs for merchants. We offer merchants a variety of listing positions in our merchant database, which shoppers access through ShopNow.com. The merchant listing positions differ by length of store description, number of search engine keywords that refer to the merchant's products, order in which the merchant is listed within a product category and availability of certain promotional listings. Advertisements can be prominently displayed on ShopNow.com or on the web site networks of our marketing affiliate, 24/7 Media. From these advertisements, shoppers can hyperlink directly to an advertiser's web site, enabling the advertiser to directly interact with an interested shopper. Merchants can also reach a more focused audience by sponsoring a specific product category or, alternatively, a wider audience by marketing to visitors on our affiliate and syndication shopping sites. Our e-mail promotions enable merchants to alert shoppers registered with us to special merchant product or service offerings. We also offer a lead delivery program that provides merchants with a specific number of visits by shoppers to the merchants' web sites over a given period of time. If we fail to deliver the specified number of visits, the contractual term is extended until we have delivered the required number of leads.



    - CUSTOMER ORDER FULFILLMENT AND CALL CENTER MANAGEMENT. We have preferred supplier agreements with several companies that specialize in providing customer order fulfillment services for merchants that lack such capabilities. These services include warehousing, packaging and distribution and call center services. Our preferred supplier agreements allow us to obtain pricing discounts and other favorable terms from these companies by aggregating several of our clients' order fulfillment and call center activities under one contract that we enter into and manage on behalf of our clients. We also have relationships with several vendors whose warehouses we use to fill orders that we take on behalf of our clients through our web sites and to deliver the purchased merchandise directly to shoppers. We have integrated our order processing, payment processing and fraud prevention systems with those of our preferred suppliers to provide our merchants with an integrated e-commerce platform.



Our various merchant services can be purchased as an integrated suite or individually, which allows businesses and merchants to tailor their service package to their particular needs. Fee arrangements are based on the specific service purchased and may be computed on a project basis, a monthly fee basis, a per transaction basis or a combination thereof.



THE SHOPNOW MARKETPLACE



The ShopNow marketplace aggregates merchants and shoppers over a distributed network of web sites. The ShopNow marketplace consists of ShopNow.com, our shopping portal, and more than 3,000 affiliate sites and over 1,300 syndication sites. Our marketplace aggregates more than five million products and services offered by more than 45,000 merchants, including retailers, catalog companies, manufacturers and individuals. The ShopNow.com directory lists merchants under 28 different product categories. Our web site provides shoppers with multiple ways to search our merchant database. To reach a specific merchant's web site, a shopper clicks on the hyperlink to that site. Shoppers complete transactions directly at a merchant's web site, allowing merchants to conduct e-commerce under their own brand names. In some cases, we act as the merchant-of-record and offer products directly to consumers from the ShopNow marketplace. These products usually are shipped directly from the manufacturer or distributor. We principally offer these products to drive traffic to the ShopNow marketplace.



During the last quarter of 1999, we completed three acquisitions to enhance the ShopNow marketplace. They were the acquisition of the SpeedyClick community web site, the bottomdollar.com comparison shopping engine and the Cortix merchant rating system. The acquired businesses also provide additional means for shoppers to access our merchants' web sites. We believe that these enhancements will generate additional consumer traffic on the ShopNow marketplace, which in turn will attract additional participating merchants to whom we can cross-sell our e-commerce enabling products and services.



We recently launched eBuy, our proprietary transactional banner service. eBuy allows a shopper to click on a banner advertisement from within any web site and purchase the product or service in the banner advertisement without leaving the site where the shopper originally saw the banner advertisement. We have licensed the eBuy technology to 24/7 Media, GiftSpot.com, AthleteNow.com, ChickClick.com and ArtGalleryLive.com. The private label version of eBuy for 24/7 Media is marketed as Click2Buy.


b2bNow.com


b2bNow.com is a global business-to-business portal that enables businesses to buy, sell and promote their products and services to other businesses in a single online marketplace. Launched in January 2000, b2bNow.com's e-commerce features currently include a request for quotation/request for proposal search engine, enhanced business listings and placements, business web hosting, business web store building tools, business headlines, financial news, targeted newsletters, stock quotes, site traffic reports and other sales and marketing services. In addition, following completion of our proposed acquisition of Ubarter.com, we plan to integrate Ubarter.com's online barter marketplace into b2bNow.com. We believe barter provides a valuable and flexible alternative to cash transactions for businesses wishing to exchange goods and services without disadvantaging their distribution partners. The availability of an online barter marketplace will allow our clients to better manage sales of business assets, excess inventory, surplus production and other goods and services.


Customers


The following is a list of our top ten customers in terms of revenues from merchant services and revenues from our top ten advertising and merchandising customers on the ShopNow marketplace for the year ended December 31, 1999:



Merchant Services                                           ShopNow Marketplace
-----------------                                           -------------------
ArtGalleryLive.com                                          Accounting.net
AthleteNow.com                                              AuctioNet.com
Birkenstock                                                 Damark
Hallmark Cards                                              eBay
The Nature Company                                          ephones.com
Palm Computing                                              FashionMall.com
SelfCare                                                    iWin.com
Service Merchandise                                         MVP.com
Snowball.com                                                Perfumania.com
Sony                                                        Social Net


Our top ten merchant services customers accounted for 19% of our total revenues for the year ended December 31, 1999. Our top ten advertising and merchandising customers accounted for 8% of our total revenues for the year ended
December 31, 1999.

Recent Acquisitions

We have acquired a number of businesses that expand the range of our e-commerce enabling products and services, enhance our technology and facilitate our international expansion. We intend to continually evaluate acquisition opportunities. In the future, we expect to focus principally on acquisitions that will enhance and grow b2bNow.com.

Since January 1999, we have acquired seven companies that possess attributes complementary to our products and services for an aggregate consideration of approximately $132 million in common stock (valued as of the date of each acquisition) and $19 million in cash. The companies acquired include:


SPEEDYCLICK. On November 12, 1999, we acquired SpeedyClick, Corp., one of the fastest growing web communities for women. SpeedyClick is highly targeted, with a special focus on creating a fun, interactive and commerce-oriented community for women. Of the sites specifically targeted to women, SpeedyClick has had the first or second largest number of hits from women Internet users in each of the seven months between June and December 1999, according to PC Data Online. SpeedyClick is headquartered in Glendale, California.


CORTIX (20-20CONSUMER.COM). On December 3, 1999, we acquired Cortix Inc., an operator of comparison-shopping services, which include online reviews and ratings of commerce oriented businesses, merchants and products. Cortix's independent and unbiased online comparison-shopping service saves online shoppers time and money and generates qualified leads for merchants. The service tracks prices and information on thousands of products. Shoppers can comparison shop and retrieve and post ratings of Internet merchants using Cortix technology. We believe that this technology will enhance the shopping experience on ShopNow.com.



WEBCENTRIC (BOTTOMDOLLAR.COM).  On December 17, 1999, we acquired
WebCentric, Inc., a developer of e-commerce integration technology and applications, including bottomdollar.com. Bottomdollar.com is a comparison shopping engine that provides shoppers with comparisons of products offered by Internet merchants in the United States, the United Kingdom, France and Canada. The bottomdollar.com shopping engine also provides comparison services on affiliate web sites.



In addition, in January 2000 we entered into a definitive agreement to acquire Ubarter.com Inc., a business-to-business barter marketplace. We believe that the availability of an online barter marketplace will allow our clients to better manage sales of business assets, excess inventory, surplus production and other goods and services. We expect to complete this acquisition in the second quarter of 2000.


Strategic Business Relationships

We have entered into strategic business relationships with the following companies:


PRIVASEEK. On January 5, 2000, we announced a strategic alliance with PrivaSeek, Inc., a developer of permission marketing and privacy management solutions. We intend to jointly launch Persona, PrivaSeek's suite of identity and permission management tools, by the end of 2000. Persona will allow shoppers and merchants to conveniently exchange and effectively manage shopper information, permissioning and usage online across the ShopNow marketplace. Currently, an online shopper's personal information is stored on individual web sites, and use of the information is determined by the web sites' operators. After we launch Persona, shoppers visiting the ShopNow marketplace will experience personalized advertisements or special offers relevant to their interests or personal life events.



TRADEX TECHNOLOGIES. On January 27, 2000, we entered into a strategic relationship with TRADEX Technologies, Inc., a provider of a business-to-business marketplace and exchange software that enables its customers to streamline the commerce process and maximize the financial and operational benefits of business-to-business e-commerce. We intend to integrate TRADEX's software solutions on b2bNow.com to enable the businesses using our business-to-business portal to simplify their procurement and trading processes. We expect to receive transaction fees from businesses that buy or sell products or services in the b2bNow marketplace using this and other online trading technologies. We expect that this integration will be complete by the end of the second quarter of 2000. On December 16, 1999, TRADEX and Ariba Inc. announced the execution of a definitive agreement for Ariba's acquisition of TRADEX. We believe that our strategic relationship with TRADEX and Ariba will allow the businesses on b2bNow.com to satisfy their procurement needs in a competitive e-commerce marketplace while enabling such businesses to buy and sell more efficiently.

ESCROW.COM. On October 25, 1999, we entered into a three-year agreement to serve as the exclusive payment processing service provider to escrow.com, Inc., a developer of e-commerce processing and fulfillment for buyer and seller sites, including online auctions, online business-to-business sites and online business-to-consumer sites. As part of the agreement, we will receive a fee for each escrow transaction processed by escrow.com through our payment processing technology.



CHASE MANHATTAN BANK. In July 1999, we entered into an agreement with Chase Manhattan Bank, through one of its affiliates, to launch an Internet shopping site featuring Chase and ShopNow. This site, ChaseShop.com, was launched in October 1999 and is part of Chase's online banking site. It possesses the same core functionality as ShopNow.com with the design, color scheme and branding of Chase.com. Similar to ShopNow.com, visitors can shop at the sites of over 45,000 merchants, as well as shop for particular products and brands. We jointly sell advertising and merchandising on the site. Pursuant to this agreement, Chase pays us a licensing fee to use the technology underlying the site. Chase is a preferred provider of financial services for ShopNow.com and the exclusive marketer of credit cards featuring the ShopNow brand. Each party shares in the revenues of the other based on the amount of business generated through the agreement. The agreement has an initial term of 27 months, with a three-year renewal at Chase's option.



ABOUT.COM. In July 1999, we entered into an agreement with About.com, Inc., a leading Internet network of commerce communities. Under this agreement, we became the exclusive generalized shopping directory service on About.com, obtained designated placement on About.com of a hyperlink to the ShopNow.com site and are guaranteed to receive a minimum number of banner ads annually from About.com. This shopping section gives us access to all visitors to the About.com network, which we believe will attract additional visitors to our online marketplaces. The agreement has a five-year term, and each party has the right to terminate upon 90 days notice after April 1, 2000.


HNC SOFTWARE. In May 1999, we entered into a three-year agreement with HNC Software, Inc. Under the agreement, HNC will provide us with a number of e-commerce products including marketing, fraud detection and customer support software at preferential prices. Integration of these products with our technology platform will allow us to provide merchants with better tools to manage their customer relationships.

24/7 MEDIA. In April 1999, we entered into a three-year cross promotion agreement with 24/7 Media, Inc., an online advertising network. Under the agreement, 24/7 Media promotes our e-commerce and marketing services to its network of affiliated web sites in exchange for our promotion of 24/7 Media's advertising, representation and e-mail management services to our merchant customers. 24/7 Media is primarily a point of distribution for advertising campaigns that serve banner advertisements on web sites or by e-mail. Our marketing services are oriented toward strategic planning and creative implementation of the online marketing or advertising campaigns distributed by companies such as 24/7 Media.


Although we view our business relationships as an important factor in our overall business strategy, the other parties to these relationships may reassess their significance at any time. These relationships generally do not establish minimum performance requirements but instead rely on the contractual best efforts of the parties. In addition, several of our strategic business relationships may be terminated with little notice.


Sales and Marketing

SALES


Our sales strategy is designed to increase market awareness of the ShopNow.com and b2bNow.com brands, expand the ShopNow and b2bNow marketplaces, and develop additional revenue opportunities by cross-selling and upselling additional e-commerce and marketing services to our existing clients.



We sell our merchant services primarily through our direct sales force. Our sales organization targets businesses and merchants seeking online marketing services and custom e-commerce services. These employees are currently located at our headquarters in Seattle, Washington. We intend to increase our sales presence by opening field sales offices. Our success in doing so will depend on our ability to attract additional qualified sales personnel.

MARKETING

We currently employ a variety of traditional and online marketing programs, business development and promotional activities as part of our marketing strategy. We place advertisements on high-profile third-party web sites and on our own web sites. We also rely on relationship marketing, including word-of-mouth advertising by merchants and shoppers, indirect promotions by merchants with links to our web sites and indirect advertising arising through use of our services. Although we have reduced our reliance on traffic promotion agreements as awareness of the ShopNow brand has increased, we believe that relationship marketing will continue to generate a substantial number of new merchant customers and additional shopper traffic. We intend to introduce a number of other brand awareness and customer loyalty programs through our web sites.

To augment our online marketing efforts, we have initiated an aggressive brand promotion campaign using traditional media, including print, radio, billboard and television advertising. We also rely on public relations activities, attendance at industry trade shows and direct mail programs to increase merchant awareness of our products and services and to generate additional sales. We intend to continue to participate in joint promotions using online and traditional advertising media.

Technology and Infrastructure


Our e-commerce enabling products and services and online marketplaces require the development and deployment of advanced e-commerce technologies and methodologies. Consequently, we have invested heavily in licensing advanced technologies and in developing a core set of technologies. Our third-party vendors provide relational databases, such as Oracle and Microsoft SQL server, search technologies, ad servers, catalog engines and various back-end automation technologies. Our proprietary technologies include interfaces to customer order fulfillment systems and payment systems. We provide fraud prevention software through a proprietary interface with HNC Software.


Our software runs on system hardware that is hosted in leased and third-party data centers located in Seattle, Washington and Weehawken, New Jersey. These data centers are connected to our headquarters in Seattle, Washington through high speed networks. These data centers, as well as the system hardware located at our headquarters, are connected to back-up generators to maintain uninterrupted electrical service and to the Internet through multiple Internet service providers to avoid connectivity problems. Our systems are redundant, and we maintain multiple clustered high speed routers, multiple clustered load balancing hardware, multiple web servers and multiple application and database servers. Data for our networks is stored on dedicated, high speed and redundant disk appliances that provide continuous access to the data even if individual disk drives, computers and power supplies fail. Data is backed up regularly and is stored off site at the third-party data centers to provide for data recovery in the event of a disaster. We employ extensive automated and manual monitoring to maintain a high level of network uptime.


We employ several relational databases to collect product stock keeping unit transaction data and to track multiple resellers or affiliates. Our databases have been designed for high levels of performance and scaleability. Shopper data is maintained in a profile database that is used for targeted shopper relationship management. The software architecture has been designed to accommodate our expected growth over the next 24 months.


We believe that our future success will depend in part on our ability to license, develop and maintain advanced e-commerce technologies. Consequently, we expect to invest heavily in developing new technologies and to continue to make strategic acquisitions to increase our direct control and ownership of proprietary technology.

Intellectual Property

Intellectual property is critical to our success, and we rely upon patent, trademark, copyright and trade secret laws in the United States and other jurisdictions to protect our proprietary rights and intellectual property. However, patent, trademark, copyright and trade secret protection may not be available in every country in which our products and services are distributed or made available. Our proprietary software, documentation and other written materials are provided limited protection by international and United States copyright laws. In addition, we protect our proprietary rights through the use of confidentiality and license agreements with employees, consultants and affiliates.

We currently have five pending United States patent applications. We do not have any issued patents.

We have registered the trademark "ShopNow." We have applied for United States trademark registrations for the marks "ShopNow.com" and "b2bNow.com." These marks may also be protected in other jurisdictions.

Our transaction processing and advertisement serving technology collects and uses data derived from user activity on our web sites and those of our merchants customers that we maintain. This data is intended to be used for targeted marketing and for predicting advertisement performance. Although we believe that we have the right to use such data, trade secret, copyright or other protection may not be available for such information or others may claim rights to such information.

In December 1999, we acquired WebCentric, operator and creator of bottomdollar.com, a proprietary search engine capable of aggregating large amounts of product data and information (i.e. price, delivery times) from participating web sites.

Research and Development

Our research and development efforts are directed towards improving the design and functionality of our online marketplaces, improving our network systems and enhancing the technology underlying the features of our e-commerce products and services. Research and development expenses were $25,000 in 1996, $2.4 million in 1997, $4.4 million in 1998 and $5.4 million in the first nine months of 1999.

Competition

The market for e-commerce enabling solutions and online marketplaces is new, intensely competitive, highly fragmented and rapidly changing. Barriers to entry are not significant and we expect competition to intensify in the future. Although we believe no one company currently offers a range of e-commerce enabling solutions as comprehensive as our suite of products and services, many companies offer alternatives to one or more of our products and services. These companies include InfoSpace, Go2Net, Yahoo! and Cybersource.

The number of companies providing products and services that compete with ours is large and increasing at a rapid rate. Many of our competitors and potential competitors have substantially greater financial, technical, marketing and other resources. We expect that additional companies which to date have not had a substantial commercial presence on the Internet or in our markets, will offer competing products and services. In addition, as the use of the Internet and online products and services increases, larger well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of e-commerce products and services and existing providers of e-commerce solutions may continue to consolidate. Providers of Internet browsers and other Internet products and services who are affiliated with providers of web directories and information services may more tightly integrate these affiliated offerings into their browsers or other products or services. Any of these trends would increase the competition we face.

Employees


At December 31, 1999, we had 476 employees, including 208 in merchant services and b2bNow.com, 229 in the ShopNow marketplace, and 39 in general and administrative functions. We are not subject to any collective bargaining agreements and believe that our employee relations are good.


Facilities

Our principal executive offices are located in Seattle, Washington, where we lease approximately 57,000 square feet under a lease that expires in August 2001. We also lease space in various geographic locations for sales and marketing personnel and for our servers. We also lease space in San Francisco, California, Glendale, California, Phoenix, Arizona, Savannah, Georgia and Wichita, Kansas for the operations of various subsidiaries. We believe that our current facilities are adequate to meet our needs through the end of 2000, at which time we may need to lease additional space. In December 1999, we executed a new lease for our principal executive offices in Seattle, Washington. This lease covers approximately 100,000 square feet and has a ten year term. We expect to move into our new offices in February 2001. This move could cause a disruption in our operations and unexpected costs, which would adversely affect our business.

Legal Proceedings

From time to time we have been, currently are and expect to continue to be, subject to legal proceedings and claims in the ordinary course of business. We do not believe that any of our currently pending litigation is material.

                                   Management

Executive Officers and Directors

The following table sets forth certain information with respect to the executive officers and directors of ShopNow as of January 20, 2000.


--------------------------------------------------------------------------------------------------
Name                                      Age       Position
---------------------------------------     --      ----------------------------------------------
Dwayne M. Walker                          38        Chairman of the Board and Chief Executive
                                                    Officer
Joe E. Arciniega, Jr.                     41        President, ShopNow.com USA and Chief Operating
                                                    Officer
Alan D. Koslow                            42        Executive Vice President, Chief Financial
                                                    Officer,
                                                    General Counsel and Secretary
Ganapathy Krishnan, Ph.D.                 39        Executive Vice President and Chief Technology
                                                    Officer
Othniel D. Palomino                       36        Executive Vice President
William D. Pittman                        38        Executive Vice President and Chief Technical
                                                    Architect
Anne-Marie K. Savage                      35        Executive Vice President
Jacob I. Friesel                          50        Director
Eytan J. Lombroso                         48        Director
David M. Lonsdale                         46        Director
Bret R. Maxwell                           40        Director
Mark C. McClure                           49        Director
John R. Snedegar                          50        Director
Mark H. Terbeek                           29        Director



Dwayne M. Walker has been our Chairman of the Board since March 1996, our Chief Executive Officer since August 1996 and a director since August 1995.
Mr. Walker was our President from March 1996 to January 2000. From April 1995 to April 1996, he was President and Chief Executive Officer of Integra Technologies, a wireless communications company. From September 1989 to March 1995, he was a Director for Microsoft Windows NT and Networking Products and a General Manager of Microsoft Corporation, a software company.


Joe E. Arciniega, Jr. has been the President of ShopNow.com USA since January 2000 and our Chief Operating Officer since November 1998. From May 1996 to November 1998, he was Vice President of Operations for GT Interactive Software, an entertainment software company. From November 1994 to May 1996, he was Vice President of Operations of Humongous Entertainment, a children's software company. From September 1994 to October 1994, he was the Operations Consultant for Humongous Entertainment. From October 1991 to July 1994, he served as Director at the Pritikin Longevity Center, a cardio-health facility.

Alan D. Koslow has been our Executive Vice President, Chief Financial Officer, General Counsel and Secretary since June 1998. From May 1997 to June 1998, he was of counsel to Graham & James LLP/Riddell Williams P.S., a law firm. From February 1990 to April 1997, he was an attorney at Foster Pepper & Shefelman PLLC, a law firm. Mr. Koslow received a B.A. in Economics and Accounting from Rutgers University and a J.D. from Rutgers Law School. Mr. Koslow is a certified public accountant.

Ganapathy Krishnan, Ph.D. has been our Executive Vice President and Chief Technology Officer since January 1997. From March 1996 to December 1996, he was Chief Executive Officer of Web Solutions, an e-commerce software company. From September 1991 to December 1996, he was Chief Executive Officer of Intelligent Software Solutions, an e-commerce software company. Dr. Krishnan received a B.S. in Technology, Chemical Engineering from IIT Madras in India, an M.S. in Chemical Engineering from the University of Louisville and an M.S. and Ph.D. in Computer Science from the State University of New York/Buffalo.

Othniel D. Palomino has been an Executive Vice President since April 1997.
Mr. Palomino manages e-commerce services and the b2bNow.com portal. From September 1991 to March 1997, he was a Group Manager for Microsoft. He received a B.S. in Engineering from Princeton University and an M.B.A. from Stanford University.

William D. Pittman has been our Executive Vice President and Chief Technical Architect since June 1999. From 1993 to June 1999, he was founder and Chief Technical Officer of GO Software, a developer of e-commerce payment processing technologies. Mr. Pittman received a B.S. in Chemical Engineering from the University of Southern Florida and an M.B.A. from Georgia Southern University.


Anne-Marie K. Savage has been an Executive Vice President since June 1999.
Ms. Savage has primary responsibility for ShopNow.com. From February 1998 to June 1999, she was our Senior Vice President, Marketing and Business Development. From March 1997 to February 1998, she was our Vice President of Online Stores, and from July 1996 to March 1997, she was our Director of Marketing. From April 1995 to April 1996, she was the Director of Marketing of Integra Technologies. From April 1994 to April 1995, she was an independent marketing consultant. Ms. Savage received a B.A. in Hotel and Restaurant Administration from Washington State University.



Jacob I. Friesel has served as a director since November 1999. Since
February 1998, he has been the Executive Vice President-Sales and Marketing and a director of 24/7 Media, an Internet advertising and direct marketing firm. From 1997 to 1998, he was President of Katz Millennium Marketing, the Internet media sales division of Katz Media Group, Inc. From 1994 to 1997, he was Vice President, Strategic Planning for the Katz Television Group. From 1993 to 1994, he was a Vice President and General Sales Manager of Katz American Television, an advertising representative of major market television stations. Mr. Friesel was elected as one of our directors pursuant to a provision of our cross promotion agreement with 24/7 Media. Mr. Friesel received a B.A. from the City University of New York.


Eytan J. Lombroso has served as a director since October 1999. Since May 1998, he has been Senior Vice President-Card Member Services at Chase Manhattan Bank. From September 1996 to May 1998, he was Senior Vice President-International Consumer at Chase. From August 1995 to September 1996, he was Senior Vice President-Merger Integration at Chase. From January 1993 to August 1995, he was Senior Vice President-Retail Bank Transformation at Chase. Mr. Lombroso was elected as one of our directors pursuant to our agreement with Chase Manhattan Bank. Mr. Lombroso received a B.S. from Technion-Israel Institute of Technology and an M.B.A. from Pepperdine University.


David M. Lonsdale has served as a director since October 1998. Since
December 1998, he has been President and Chief Executive Officer of Uppercase, a Xerox subsidiary and software development company. From November 1996 to November 1998, he was the Chief Executive Officer and President of Major Connections, a software distribution company. From April 1995 to November 1996, he was Vice President of Worldwide Sales at Integrated Micro Products, a computer manufacturer. From May 1990 to April 1995, he was President and Chief Executive Officer of A.C. Nielsen Software and Systems, a direct marketing software company delivering software and solutions for direct marketing.
Mr. Lonsdale received a B.S. in Physics and a B.S. in Mathematics from the University of Leeds in England and an M.B.A. from Cornell University.



Bret R. Maxwell has served as a director since February 1997. Since June 1982, he has been co-Chief Executive Officer of First Analysis, a venture capital firm. He also serves on the board of directors and is a member of the compensation committee of Dynamic Healthcare Technologies a healthcare information systems company. Mr. Maxwell received a B.S. in Engineering and an M.B.A. from Northwestern University.


Mark C. McClure has served as a director since August 1998. From January 1979 to November 1997, he was President and Chief Executive Officer of Cobra Golf, a golf club manufacturer.


John R. Snedegar has served as a director since September 1998. Since
April 1999, he has been President and Chief Executive Officer of Micro General, a telecommunications and commerce service provider. From September 1991 to March 1999, he was the President of United Digital Network, a long distance telephone company. He also serves on the boards of directors of StarBase Corporation, a software configuration management company, STAR Telecommunications, a multi-national telecommunications company, and Micro General, an information technology and telecommunications company. Mr. Snedegar received a B.A. from Kansas State University.



Mark H. Terbeek has served as a director since February 1997. Since July 1999 he has been Vice President, Corporate Development at Vitaltone, Inc. From August 1997 to July 1999, he was an independent management consultant. From May 1995 to August 1997, he was an associate for First Analysis Corporation, a venture capital firm. From August 1993 to May 1995, he was a business analyst at McKinsey & Co., a management consulting company. He received a B.A. from DePauw University and an M.B.A. from Stanford University.


Board of Directors


Our articles of incorporation provide for nine directors. Our board currently consists of eight directors with one vacancy. Our board of directors is divided into three classes. Class I consists of Messrs. Friesel, McClure and Terbeek, whose terms will expire at the annual meeting of shareholders to be held in 2000; Class II consists of Messrs. Maxwell, Lombroso and Snedegar, whose terms will expire at the annual meeting of shareholders to be held in 2001; and Class III consists of Messrs. Lonsdale and Walker, whose terms will expire at the annual meeting of shareholders to be held in 2002. At each annual meeting of shareholders, successor directors are elected to replace those whose terms have expired. Directors serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. This classification of the board of directors may have the effect of delaying or preventing a change in control or management. Pursuant to our agreements with 24/7 Media and Chase Manhattan Bank, each company has the right to nominate one director. Our officers serve at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers.


Board Committees

The board has an audit committee and a compensation committee.

The audit committee reviews our financial controls and our accounting, audit and reporting activities. The audit committee also makes recommendations to our board of directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by our independent auditors and reviews the accounting principles and auditing practices and procedures to be used for our financial statements. Messrs. Lonsdale, Maxwell and McClure constitute the audit committee.

The compensation committee reviews and recommends to the board of directors the compensation and benefits for our officers, directors and employees. The compensation committee also administers our stock option plans and our employee stock purchase plan. Messrs. Lonsdale, McClure and Snedegar constitute the compensation committee.

Compensation Committee Interlocks and Insider Participation

During fiscal 1999, Mr. Walker served both as our President and Chief Executive Officer and as a member of the compensation committee. Currently, no member of the compensation committee is an officer or employee of ShopNow. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Compensation


Directors currently do not receive any cash compensation from us for serving as directors or on board committees, but are reimbursed for their reasonable expenses incurred in attending board meetings. We are, however, authorized to pay members for attending meetings or a salary in addition to reimbursement for expenses in connection with attending meetings. In the past, we have granted options to purchase common stock to non-employee directors. See "Related Transactions with Executive Officers, Directors and 5% Shareholders."

Executive Compensation

The following table sets forth the compensation paid by us to our Chief Executive Officer, other executive officers whose salary and bonus for fiscal 1999 exceeded $100,000 and certain other highly compensated employees:

                           Summary Compensation Table


                                                        ---------------------------------------------
                                                                                          Long-Term
                                                                                         Compensation
                                                                                            Awards
                                                                                         ------------
                                                                   Annual Compensation     Securities
                                                                   -------------------     Underlying
Name and Principal Position                               Year       Salary      Bonus        Options
------------------------------------------------------  --------   --------   --------   ------------
Dwayne M. Walker......................................    1999     $321,923   $101,566        950,175
Chairman and                                              1998      187,092     50,000        335,475
  Chief Executive Officer                                 1997       97,778         --        461,458

Joe E. Arciniega, Jr..................................    1999      173,672      1,566         50,175
President, ShopNow.com USA and                            1998       21,875         --        250,100
Chief Operating Officer

Alan D. Koslow........................................    1999      173,654     26,566        160,175
Executive Vice President,                                 1998       95,996         --        190,475
  Chief Financial Officer,
  General Counsel and
  Secretary

Othniel Palomino......................................    1999      134,263     26,566         50,175
Executive Vice President                                  1998       80,000     12,000         40,475
  Corporate Development                                   1997       23,282         --        368,000

Anne-Marie K. Savage..................................    1999      134,263     26,566        122,850
Executive Vice President                                  1998       84,167     14,000         43,475
                                                          1997       68,750         --             --

Jeffrey B. Haggin.....................................    1999      173,654      1,566        300,175
Former Executive Vice President                           1998       29,167         --        220,100

Timothy E. Jones......................................    1999       76,069    158,712(1)       17,875
General Manager, Sales                                    1998       71,000     61,561(2)       13,475
                                                          1997       24,194         --         10,000

Marguerite Athoe......................................    1999       77,600    130,661(3)        6,175
Vice President Business Development                       1998           --         --          8,864


------------------------

(1) Includes commission of $151,546 and bonus of $7,166.

(2) Includes commission only.

(3) Includes commission of $126,958 and bonus of $3,703.

OPTION GRANTS. During fiscal 1999, we granted options to purchase a total of 6,966,759 shares of common stock both outside of and under our stock option plans to our employees, directors and consultants, including the individuals listed in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 1999.

The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in fiscal 1999. In accordance with Securities and Exchange Commission rules, potential realizable values for the following table are:

    - net of exercise price before taxes;


    - based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and


    - based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.


These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.


                          Option Grants in Fiscal 1999


                       -----------------------------------------------------------------------------------------------------
                                              Individual Grants
                                     -----------------------------------                       Potential Realizable
                                      % of Total                    Fair                         Value at Assumed
                         Number of       Options                  Market                          Annual Rates of
                        Securities    Granted to                Value on                     Stock Price Appreciation
                        Underlying     Employees    Exercise    the Date                          for Option Term
                           Options       In Last       Price   of Grant*   Expiration  -------------------------------------
Name                       Granted   Fiscal Year   ($/share)   ($/share)        Date            0%           5%          10%
---------------------  -----------   -----------   ---------   ---------   ---------   -----------  -----------  -----------
Dwayne M. Walker.....      450,000          6.46%  $   10.00   $    8.54     6/18/09            --   $1,759,842   $5,467,752
                               175            **        9.00        9.50     8/11/09            88        1,133        2,737
                           500,000          7.18       12.00        9.50     9/27/09            --    1,737,249    6,320,277

Joe E. Arciniega,
  Jr.................       50,000            **       10.00        8.54     6/18/09            --      195,538      607,528
                               175            **        9.00        9.50     8/11/09            88        1,133        2,737

Alan D. Koslow.......      110,000          1.58       10.00        8.54     6/18/09            --      430,184    1,336,562
                               175            **        9.00        9.50     8/11/09            88        1,133        2,737
                            50,000            **        2.00       11.63     10/1/09       481,250      846,795    1,407,613

Othniel Palomino.....       50,000            **       10.00        8.54     6/18/09            --      195,538      607,528
                               175            **        9.00        9.50     8/11/09            88        1,133        2,737

Anne-Marie K.
  Savage.............      122,675          1.78       10.00        8.54     6/18/09            --      479,752    1,490,570
                               175            **        9.00        9.50     8/11/09            88        1,133        2,737

Jeffrey B. Haggin....      300,000          4.31        2.00        7.22     9/15/08     1,566,600    2,760,177    4,507,315
                               175            **        9.00        9.50     8/11/09            88        1,133        2,737


------------------------


* Prior to our initial public offering, fair market value was established in good faith by our Board of Directors based on several factors; subsequent to our initial public offering, fair market value is based on the closing price for the Common Stock as reported by the Nasdaq National Market on the date of grant.



**  Less than 1% of total options granted to employees in 1999.


FISCAL YEAR-END OPTION VALUES. The following table presents information about options held by the executive officers named in the Summary Compensation Table and the value of those options as of December 31, 1999. The value of in-the-money options is based on the closing price on December 31, 1999, net of the option exercise price.

                    Aggregated Option Exercises in 1999 and
                         Fiscal Year-End Option Values



                         --------------------------------------------------------------------------------------------------
                                                            Number of Securities
                                                                 Underlying                    Value of Unexercised
                                                           Unexercised Options at              In-the-Money Options
                            Shares                            December 31, 1999                at December 31, 1999
                         Acquired on        Value        ---------------------------   ------------------------------------
Name                       Exercise        Realized       Exercisable   Unexercisable        Exercisable      Unexercisable
-----------------------  ------------   --------------   ------------   ------------   -----------------   ----------------
Dwayne M. Walker.......        25,650   $      203,588        704,792      1,016,666   $      11,976,342   $      8,736,446
Joe E. Arciniega,
  Jr...................            --               --         83,575        216,700           1,247,527          2,936,956
Alan D. Koslow.........       127,200        1,003,700         93,450        130,000           1,589,397          1,321,875
Othniel Palomino.......        52,510          463,845        341,140         65,000           6,246,321            700,938
Anne-Marie K. Savage...        10,000           97,500         95,736        144,339           1,718,183          1,473,338
Jeffrey B. Haggin......            --               --        262,775        257,500           4,586,827          4,443,906


Employment Contracts, Termination of Employment and Change-in-Control
Arrangements


ShopNow has entered into a written employment agreement with Mr. Walker effective as of July 1, 1999. This agreement may be terminated by either
Mr. Walker or ShopNow at any time, upon written notice to the other. The agreement provides for an initial annual salary of $400,000 and a yearly bonus of up to $200,000 based upon the achievement of performance criteria specified by the compensation committee. Mr. Walker's salary is to be reviewed at the end of each calendar year by the compensation committee and adjusted at the board's sole discretion; provided, however, that Mr. Walker's salary may not be adjusted downward without his consent. Pursuant to the agreement, Mr. Walker received, as of September 27, 1999, an option to purchase 500,000 shares of common stock at an exercise price equal to $12.00, which option will vest in four equal semi-annual installments subject to Mr. Walker's continued employment with ShopNow. After the first year of the agreement, ShopNow will grant Mr. Walker during each of the next eight quarters an option to purchase up to 125,000 shares of common stock at an exercise price equal to the closing price of ShopNow's common stock on the Nasdaq National Market on the date of grant, which option will vest in four equal semi-annual installments subject to Mr. Walker's continued employment with ShopNow. Mr. Walker receives a $400 monthly car allowance and life insurance of $2,000,000. If Mr. Walker is terminated by ShopNow at any time without cause, or if he terminates his employment for "good reason" after we have received 30 days' notice and have failed to cure or leaves within six months after a change in control of ShopNow, ShopNow will pay him a lump-sum amount equal to his annual base salary and his salary for a period of 24 months following termination and all options granted to him under this agreement shall vest. In addition, upon such termination Mr. Walker may elect to borrow up to $2,000,000 from us to finance the exercise of those options. For purposes of the agreement, "good reason" means and includes the occurrence without Mr. Walker's consent of a material reduction in his title, authority, status or responsibilities or our material breach of the agreement.


Employee Benefit Plans

401(K) PLAN. In November 1996, we established a discretionary 401(k) tax-qualified employee savings and retirement plan covering all employees who satisfy certain eligibility requirements relating to minimum age. Pursuant to our 401(k) plan, eligible employees may elect to reduce their current compensation by up to the lesser of 15% of their base compensation or the statutorily prescribed annual limit, currently $10,000, and have the amount of such reduction contributed to the 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, so that contributions, and income earned on the contributions, are not taxable until withdrawn. The 401(k) plan permits us to make discretionary contributions based on compensation. To date, we have not made any contributions to the 401(k) plan.


STOCK OPTION PLAN. In October 1996, our board and our shareholders adopted our stock option plan. Our board of directors amended and restated our stock option plan in June 1999 and, in July 1999, the amendment was approved by our shareholders. The stock option plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the grant to employees, directors and consultants of nonstatutory stock options and stock purchase rights. Unless sooner terminated, the stock option plan will automatically terminate in 2009. A total of 8,000,000 shares of common stock are reserved for issuance pursuant to the stock option plan. In addition, the stock option plan provides for automatic annual increases equal to the least of


    - 750,000 shares,


    - 3% of the outstanding shares under the plan on such date or



    - an amount determined by the board of directors. As of December 31, 1999, options to purchase 538,776 shares of common stock had been exercised and options to purchase 7,390,900 shares of common stock were outstanding under the stock option plan with a weighted-average exercise price of $6.24 per share.



The stock option plan is administered by the board of directors. The board has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to the option, and the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the board of directors has the authority to amend, suspend or terminate the stock option plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the stock option plan without the option holder's consent.



The exercise price of all incentive stock options granted under the stock option plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options granted under the stock option plan is determined by the board of directors. The term of all options granted under the stock option plan may not exceed 10 years.



Options and stock purchase rights granted under the stock option plan are not generally transferable by the optionee, and each option and stock purchase right is generally exercisable during the lifetime of the optionee only by such optionee. Options granted under the stock option plan must generally be exercised within three months following termination of an optionee's status as an employee, director or consultant of ShopNow or within 12 months following termination of an optionee by death or disability, but in no event later than the expiration of the option's 10 year term. In the case of stock purchase rights, unless the administrator determines otherwise, a restricted stock purchase agreement shall grant us a repurchase option that lapses at a rate determined by the plan administrator. The purchase price for shares repurchased pursuant to a restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us.


The stock option plan provides that in the event of our merger with or into another corporation or a sale of all or substantially all of our assets, each option and stock purchase right will be assumed or substituted for by the successor corporation. In the event the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will have the right to exercise all of the optioned stock, including shares as to which it would not otherwise be exercisable, for a period of 15 days from the date of notice from the administrator, after which date the option or stock purchase right will terminate.


1999 EMPLOYEE STOCK PURCHASE PLAN. Our employee stock purchase plan was adopted by the board of directors in June 1999, and approved by our shareholders in July 1999. A total of 2,000,000 shares of common stock are reserved for issuance under the employee stock purchase plan. Additionally, the employee stock purchase plan provides for an automatic annual increase in the number of shares reserved for issuance beginning on the first day of our fiscal year 2002 equal to the least of



    - 600,000 shares,



    - 2% of the reserved shares or


    - an amount determined by the board of directors.


The employee stock purchase plan, which is intended to qualify under
Section 423 of the Internal Revenue Code of 1986, will be administered by the board of directors or by a committee appointed by the board. Our employees, including officers and employee directors, are eligible to participate in the employee stock purchase plan if they are employed for at least 20 hours per week and for more than five months in any calendar year. The employee stock purchase plan will be implemented with consecutive offering periods, generally six months in duration. However, the initial offering period under the employee stock purchase plan began on September 28, 1999, the effective date of our initial public offering and will terminate on April 30, 2000. The board of directors may change the timing or duration of the future offering periods.



The employee stock purchase plan permits eligible employees to purchase shares of common stock through payroll deductions at 85% of the lesser of the fair market value per share of the common stock on the first day of the offering period or on the purchase date. Participants generally may not purchase shares if, immediately after the grant, the participant would own stock or options to purchase shares of common stock totaling 5% or more of the total combined voting power of all of ShopNow's capital stock, or more than $25,000 of our capital stock in any calendar year. In addition, a participant may not purchase more than 5,000 shares during any offering period. In the event of a sale of all or substantially all of our assets or the merger of ShopNow with or into another corporation, the board of directors may accelerate the exercise date of the current purchase period to a date prior to the change in control.


1999 NONOFFICER EMPLOYEE STOCK OPTION PLAN. On December 8, 1999, our board of directors adopted our 1999 nonofficer employee stock option plan. The purposes of the plan are to attract and retain personnel, to provide additional incentive to our employees and consultants and to promote the success of our business. The plan permits the issuance of nonqualified stock options and shares of common stock or units denominated in common stock, all of which may be subject to restrictions determined by the plan administrator. All employees and consultants who are not directors or Section 16 officers of ShopNow at the time of grant of an award are eligible to participate in the plan.


Our board has reserved a total of (a) 1,000,000 shares of common stock plus
(b) an automatic increase to be added on the first day of each fiscal quarter beginning on January 1, 2000 equal to 10,000 shares multiplied by the number of individuals who began employment or services with us in the preceding fiscal quarter in connection with our acquisition of another corporation or business entity. The aggregate maximum number of shares available for issuance under the plan cannot exceed 4,000,000 shares, and no more than 30% of the shares authorized for issuance may be issued to officers of ShopNow who are not subject to Section 16 of the Securities Exchange Act of 1934.


The compensation committee of the board of directors administers the plan and determines the individuals to whom awards are granted. In addition, our board has authorized Mr. Walker to grant options to new and current employees, up to an aggregate maximum of 50,000 shares of common stock per employee in any calendar year. Unless the plan administrator permits otherwise, awards may not be assigned or transferred by the holder other than by will or by the applicable laws of descent and distribution, and, during the holder's lifetime, awards generally may be exercised only by the holder. The board may suspend, amend or terminate the plan at any time, provided that no action may affect any share of common stock previously issued and sold or any option previously granted without the holder's consent.

The plan administrator has the authority to specify the terms and conditions of each option granted under the plan, including the vesting schedule, the term and the exercise price. Options granted under the plan generally must be exercised within three months following termination of employment or consulting services at ShopNow or within 12 months following termination by death or disability, but in no event later than the expiration of the option's term.

The plan administrator may also award stock awards subject to terms and conditions determined by the plan administrator, including conditions on how the shares subject to restrictions must be held while restricted and the circumstances under which a holder will forfeit the shares if services with us are terminated. Holders of restricted stock are shareholders of ShopNow and have, subject to certain restrictions, all the rights of shareholders with respect to their shares.

In the event of our merger with or into another corporation or a sale of all or substantially all of our assets, each outstanding award will be assumed or substituted for by the successor corporation. In the event the successor corporation refuses to assume or substitute for the award, the forfeiture restrictions applicable to stock awards will lapse and outstanding options will become fully exercisable for a period of 15 days from the date of notice from the plan administrator, after which date the options will terminate and no longer be exercisable.

Director and Officer Indemnification and Liability


Our articles of incorporation limit the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists or as it may be amended in the future. Consequently, subject to the Washington Business Corporation Act, no director will be personally liable to us or our shareholders for monetary damages resulting from his or her conduct as a director of ShopNow, except liability for


    - acts or omissions involving intentional misconduct or knowing violations of law,

    - unlawful distributions, or

    - transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Any repeal of or modification to our articles of incorporation may not adversely affect any right or protection of a director of ShopNow who is or was a director at the time of such repeal or modification.


In addition, our bylaws provide that we will indemnify any individual who was, is or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding by reason of the fact that he or she is or was a director or officer of ShopNow. This right to indemnification will continue as to an individual who has ceased to be a director or officer. Our bylaws will provide that we may indemnify our other officers and employees and other agents. We have obtained and maintain directors' and officers' liability insurance, under which our directors and officers may be indemnified against liability they incur for serving in their capacities as directors and officers.


We understand that the current position of the Securities and Exchange Commission is that any indemnification of our directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is, therefore, unenforceable.

We believe that the limitation of liability provision in our articles of incorporation, the indemnification provisions in our bylaws and our liability insurance will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

            Related Transactions With Executive Officers, Directors
                              and 5% Shareholders

In connection with our acquisition of Media Assets in September 1998, Jeff Haggin, the sole shareholder of Media Assets, joined ShopNow as an executive officer and he received 600,000 shares of our common stock based upon an agreed-upon value of $6.00 per share, $300,000 in cash, a convertible promissory note in the aggregate principal amount of $1,050,000 and options to purchase an aggregate of 1,120,000 shares of our common stock. These options included an option to purchase 220,000 shares at an exercise price of $1.00 per share and performance-based options to purchase 900,000 shares of common stock at an exercise price of $2.00 per share. The total value of the package Mr. Haggin received at the time of the acquisition equaled $4,941,500. In May 1999, Mr. Haggin exchanged his performance-based options for options to purchase 300,000 shares of common stock at an exercise price of $2.00 per share.


In April 1999, we issued to 24/7 Media 4,300,000 shares of Series G convertible preferred stock at $7.00 per share in exchange for $30.1 million in consideration, consisting of cash, 466,683 shares of 24/7 Media common stock and 24/7 Media's majority interest in CardSecure. A portion of the shares of Series G convertible preferred stock were placed in escrow pending consummation of our acquisition of CardSecure, which occurred on June 15, 1999. 24/7 Media also received warrants to purchase 860,000 shares of common stock at $7.00 per share. As of December 31, 1999, 24/7 Media beneficially owned 11.8% of our outstanding common stock. In connection with the acquisition of CardSecure, we acquired an additional 9,727 shares of 24/7 Media common stock. As of December 31, 1999, we owned 476,410 shares of 24/7 Media common stock. In connection with this purchase, we also entered into both a cross promotion agreement and a mutual promotion agreement with 24/7 Media.



Under the cross promotion agreement, 24/7 Media promotes our e-commerce and direct marketing services to its network of over 2,500 affiliated web sites in exchange for our promotion of 24/7 Media's advertising, representation and e-mail management services to merchants. This agreement entitles each party to share in the revenues of the other party based on the amount of business generated through this relationship. The agreement prohibits 24/7 Media from engaging other specifically identified providers of e-commerce services as co-marketing partners for e-commerce technologies that we offer. We also have a right of first refusal on any partnership with 24/7 Media for e-commerce technology or services from other third parties, assuming we provide similar products and services. 24/7 Media is the only third party authorized to sell advertising on our web sites. Under this agreement, we are obligated to purchase at least $1.0 million annually in shopping traffic from 24/7 Media. In connection with 24/7 Media's investment in ShopNow, 24/7 Media has the right to nominate a director of ShopNow. 24/7 Media has designated Jacob Friesel as that nominee.


Under the mutual promotion agreement, we jointly brand 24/7 Media's Click2Buy transactional banner service with the ShopNow name and receive fees for processing all Click2Buy transactions. Click2Buy is the process whereby a shopper can click on a banner advertisement from within a specific web site and purchase the product or service in the banner advertisement without having to leave the web site where the shopper originally saw the banner advertisement.

In connection with our acquisition of GO Software in June 1999, William Pittman joined ShopNow as an executive officer and he received, in exchange for his shares of capital stock in GO Software, 814,688 shares of our common stock, $2.0 million in cash, and options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $7.00 per share. The total value of the package Mr. Pittman received at the time of the acquisition equaled $8,517,504.


In June 1999, we entered into a stock purchase agreement with CB Capital Investors pursuant to which we issued 2,100,000 shares of Series I convertible preferred stock at $9.00 per share in exchange for $18.9 million in cash. CB Capital Investors also received warrants to purchase 555,556 shares of common stock. As of December 31, 1999, CB Capital Investors beneficially owned 6.1% of our shares of common stock. In July 1999, we entered into a licensing agreement with Chase Manhattan Capital, an affiliate of CB Capital Investors, which agreement has been assigned to Chase Manhattan Bank. Pursuant to this agreement, Chase will pay ShopNow a licensing fee to use the technology underlying the site. As part of the agreement, Chase will be a preferred provider of financial services for ShopNow.com and the exclusive marketer of credit cards featuring the ShopNow brand. The agreement provides that each party will share in the revenues of the other party based on the amount of business generated through this relationship. As part of the agreement, we will participate equally with Chase in a cooperative marketing fund to promote the services being offered under this agreement. Our marketing obligations to Chase include placing an advertisement on the ShopNow.com home page, making direct mailings regarding Chase's merchant services to merchants on the ShopNow network and mentioning Chase's merchants in our own advertising. Our obligation to the fund is to contribute at least $3.0 million annually. The agreement has an initial term of 27 months, with a three year renewal period at Chase's option. In connection with Chase's investment in ShopNow, Chase has the right to designate one nominee to serve as a director of ShopNow. Chase has designated Eytan Lombroso as its nominee.


On various occasions during fiscal 1999 and fiscal 1998, we granted the following options to purchase shares of our common stock to the following executive officers and directors:

    - On January 1, 1998, August 1, 1998, November 30, 1998 and December 11, 1998, we granted Mr. Walker options to purchase 25,000, 310,000, 375 and 100 shares of common stock, respectively, with exercise prices of $2.00, $4.00, $2.50 and $4.00, respectively;

    - On September 15, 1998, September 30, 1998 and December 11, 1998, we granted Mr. Haggin options to purchase 300,000, 220,000 and 100 shares of common stock, respectively, with exercise prices of $2.00, $1.00 and $4.00, respectively; the 300,000 options granted to Mr. Haggin on September 15, 1998 were regranted on May 15, 1999 with the same exercise price and vesting terms;

    - On June 8, 1998, November 30, 1998, December 11, 1998 and December 31, 1998, we granted Mr. Koslow options to purchase 150,000, 375, 100 and 40,000 shares of common stock, respectively, with exercise prices of $1.75, $2.50, $4.00 and $2.00, respectively;

    - On March 18, 1998, June 1, 1998, November 30, 1998 and December 11, 1998,
      we granted Dr. Krishnan options to purchase 10,000, 100,000, 375 and 100 shares of common stock, respectively, with exercise prices of $2.00, $2.00, $2.50 and $4.00, respectively;

    - On January 1, 1998, November 30, 1998, December 11, 1998 and December 31, 1998, we granted Mr. Palomino options to purchase 10,000, 375, 100 and 30,000 shares of common stock, respectively, with exercise prices of $2.00, $2.50, $4.00 and $2.00, respectively;

    - On January 1, 1998, November 30, 1998, December 11, 1998 and December 31, 1998, we granted Ms. Savage options to purchase 13,000, 375, 100 and 30,000 shares of common stock, respectively, with exercise prices of $2.00, $2.50, $4.00 and $2.00, respectively;


    - On November 16, 1998 and December 11, 1998, we granted Mr. Arciniega options to purchase 250,000 and 100 shares of common stock, respectively, with an exercise price of $4.00;


    - On both September 30, 1998 and May 3, 1999, we granted Mr. Lonsdale options to purchase 50,000 shares of common stock with exercise prices of $4.00 and $7.00, respectively;


    - On May 3, 1999, we granted Mr. Maxwell options to purchase 50,000 shares of common stock with an exercise price of $7.00;


    - On both September 30, 1998 and May 3, 1999, we granted Mr. McClure options to purchase 50,000 shares of common stock with exercise prices of $4.00 and $7.00, respectively;

    - On both September 30, 1998 and May 3, 1999, we granted Mr. Snedegar options to purchase 50,000 shares of common stock with exercise prices of $4.00 and $7.00, respectively;


    - On May 3, 1999, we granted Mr. Terbeek options to purchase 50,000 shares of common stock with an exercise price of $7.00; and

    - In June 1999, we granted Mr. Walker, Mr. Koslow, Dr. Krishnan,
      Mr. Palomino, Ms. Savage and Mr. Arciniega options to purchase 450,000, 110,000, 35,525, 50,000, 122,675 and 50,000 shares of common stock, respectively, at an exercise price of $10.00 per share.


    - On August 11, 1999, we granted each of Mr. Arciniega, Mr. Haggin,
      Mr. Koslow, Mr. Krishnan, Mr. Palomino, Ms. Savage and Mr. Walker options to purchase 175 shares of common stock with exercise prices of $9.00;


    - On October 1, 1999, we granted Mr. Koslow options to purchase 50,000 shares of common stock with an exercise price of $2.00;



    - On September 27, 1999, we granted Mr. Walker options to purchase 500,000 shares of common stock with an exercise price of $12.00.



On October 28, 1999, ShopNow entered into a Stock Purchase Agreement with escrow.com, Inc., pursuant to which ShopNow purchased 500,000 of escrow.com's common stock and 2,000,000 shares of its Series A Preferred Stock, representing in the aggregate approximately 11.9% of the outstanding equity securities of escrow.com. Dwayne Walker, our Chief Executive Officer and Chairman of the Board, is a director of escrow.com. John Snedegar, a member of our board of directors, is the Chief Executive Officer and a director of escrow.com.
Mr. Walker and Mr. Snedegar also beneficially own approximately 1.9% and 2.8% of the outstanding common stock of escrow.com. In connection with the share purchase, ShopNow and escrow.com also entered into a Services Agreement, pursuant to which ShopNow agreed to serve as the exclusive provider of payment processing services for all escrow transactions effected by escrow.com. In addition, under the Services Agreement, escrow.com agreed to serve as the exclusive provider of escrow services for transactions via the ShopNow Network. Under the agreement, ShopNow will receive 9% of escrow.com's net revenues and will receive monthly payments in the amount of $100,000 per month for a period of at least 12 months commencing on October 25, 1999, which may be extended by Shopnow for an additional six months upon the satisfaction of certain criteria. In addition, ShopNow received the right to acquire warrants to purchase an additional 500,000 shares of escrow.com's common stock by introducing escrow.com to partnering Internet sites for affiliation.



On September 28, 1999, ShopNow entered into a Promissory Note in the principal amount of $212,500 with Alan Koslow, our Executive Vice President, Chief Financial Officer, General Counsel and Secretary. The execution of the promissory note in favor of ShopNow was made pursuant to the exercise of Mr. Koslow's stock options. The promissory note is secured by the shares of common stock issued pursuant to such stock options, matures on the earlier of September 28, 2001 or the sale of the shares subject to the security interest, and bears interest at 6.25% per annum.



We believe that all of these transactions were made on terms as favorable to us as we would have received from unaffiliated third parties. Any future transactions between us and our officers, directors and greater than 5% shareholders and their affiliates will be approved by a majority of the board of directors, including a majority of our disinterested, nonemployee directors.


                       Principal and Selling Shareholders

The following table sets forth information known to ShopNow with respect to the beneficial ownership of our common stock as of December 31, 1999 by (i) each shareholder known by ShopNow to own beneficially more than 5% of its common stock, (ii) each of the individuals listed on the Summary Compensation Table,
(iii) each director of ShopNow, (iv) all directors and executive officers as a group and (v) the selling shareholders.


The percentage ownership in the table below is based on 42,923,035 shares outstanding as of December 31, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the proposed effective date of this offering are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned subject to community property laws where applicable.

The percentage of shares outstanding after this offering assumes the underwriters' over-allotment is not exercised.



                                             ------------------------------------------------------------
                                                                                     Beneficially Owned
                                               Prior to Offering           Shares      After Offering
                                             ---------------------          Being   ---------------------
Name of Beneficial Owners(1)                     Number   Percent         Offered       Number   Percent
-------------------------------------------  ----------   --------      ---------   ----------   --------
Named Executive Officers, Directors and
  5% Shareholders
24/7 Media, Inc. (2).......................   5,168,500    11.80%         500,000    4,668,500     8.99%
Jacob I. Friesel (3).......................   5,168,500    11.80          500,000    4,668,500     8.99
Bret R. Maxwell (4)........................   2,937,130     6.84          300,000    2,637,130     5.13
Mark H. Terbeek (5)........................   2,937,130     6.84          300,000    2,637,130     5.13
Eytan Lombroso (6).........................   2,655,556     6.11               --    2,655,556     5.16
Chase Manhattan Capital, L.P. (7)..........   2,655,556     6.11               --    2,655,556     5.16
Dwayne M. Walker(8)........................   2,660,465     6.09          262,000    2,398,465     4.60
Jeffrey B. Haggin (9)......................     904,522     2.09               --      904,522     1.75
Ganapathy Krishnan, Ph.D. (10).............     834,388     1.94           75,000      759,388     1.47
William Pittman (11).......................     814,688     1.90           75,000      739,688     1.44
Othniel Palomino (12)......................     756,986     1.75           75,000      681,986     1.32
Mark C. McClure (13).......................     161,056     *              43,000      118,056     *
Anne-Marie K. Savage (14)..................     107,868     *                  --      107,868     *
Alan D. Koslow (15)........................     213,450     *              25,000      188,450     *
Joe E. Arciniega, Jr. (16).................      83,575     *                  --       83,575     *
John R. Snedegar (16)......................      33,345     *                  --       33,345     *
David M. Lonsdale (16).....................      33,345     *                  --       33,345     *
All directors and executive officers as a
  group (17) (15 persons)..................  17,377,374    37.65        1,355,000   16,009,874    30.33
Other Selling Shareholders
Environmental Private Equity Fund II, L.P.
  (18).....................................   1,462,315     3.40          150,000    1,312,315     2.54
The Productivity Fund III, L.P. (18).......   1,462,315     3.40          150,000    1,312,315     2.54
Wayne Gilpin (19)..........................     439,007     1.01           75,000      364,007     *
Qwest Communications Corporation (20)......     100,000     *              70,000       30,000     *


*   Less than 1% of the outstanding shares of common stock.


(1) The address of 24/7 Media, Inc. and Mr. Friesel is 1250 Broadway, 28th Floor, New York, New York 10001. The address of Messrs. Maxwell and Terbeek is c/o First Analysis Corporation, the Sears Tower, Suite 950, 233 South Wacker Drive, Chicago, Illinois 60606. The address of Chase Manhattan Capital, L.P. and Mr. Lombroso is 2 Chase Manhattan Plaza, 16th Floor, New York, New York 10081. The address of Messrs. Walker, Arciniega, Pittman, Palomino, Haggin, Koslow, McClure, Lonsdale and Snedegar and Dr. Krishnan and Ms. Savage is c/o ShopNow.com Inc., 411 First Avenue South, Suite 200 North, Seattle, Washington 98104.


(2) Includes 860,000 shares issuable pursuant to warrants held by 24/7 Media, Inc. that are currently exercisable.


(3) Represents 4,308,500 shares held by 24/7 Media, Inc. and 860,000 shares issuable pursuant to warrants held by 24/7 Media, Inc. that are currently exercisable. Mr. Friesel is a director and an Executive Vice President of 24/7 Media, Inc. Mr. Friesel disclaims beneficial ownership of all shares held by 24/7 Media, Inc.



(4) Includes 1,456,065 shares held by each of Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. Also includes 6,250 shares issuable pursuant to warrants held by each of Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. that are currently exercisable. Also includes 12,500 shares issuable pursuant to options held by Mr. Maxwell that are currently exercisable or are exercisable within 60 days of December 31, 1999. Mr. Maxwell is Chief Executive Officer of First Analysis Corporation, which is the manager of Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. Mr. Maxwell disclaims beneficial ownership of all shares held by Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. except to the extent of his pro rata pecuniary interest therein.



(5) Includes 1,456,065 shares held by each of Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. Also includes 6,250 shares issuable pursuant to warrants held by each of Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. that are currently exercisable. Also includes 12,500 shares issuable pursuant to options held by Mr. Terbeek that are currently exercisable or are exercisable within 60 days of December 31, 1999. Mr. Terbeek was formerly an associate with First Analysis Corporation, which is the manager of Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. Mr. Terbeek disclaims beneficial ownership of all shares held by Environmental Private Equity Fund II, L.P. and the Productivity Fund III, L.P., except to the extent of his pro rata pecuniary interest therein.



(6) Represents 2,100,000 shares held by Chase Manhattan Capital, L.P. and 555,556 shares issuable pursuant to a warrant held by Chase Manhattan Capital, L.P. that is currently exercisable. Mr. Lombroso is an executive officer of Chase Manhattan Bank, an affiliate of Chase Manhattan Capital, L.P.



(7) Represents 2,100,000 shares held by Chase Manhattan Capital, L.P. and 555,556 shares issuable pursuant to a warrant held by Chase Manhattan Capital, L.P. that is currently exercisable.



(8) Includes 6,400 shares owned by family members of Mr. Walker over which Mr. Walker holds voting power and 75,000 shares held by various trusts over which Mr. Walker has voting power. Also includes 771,458 shares issuable pursuant to options held by Mr. Walker that are currently exercisable or exercisable within 60 days of December 31, 1999.



(9) Includes 113,500 shares held by Mr. Haggin as trustee of various trusts. Also includes 284,375 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 1999.



(10) Includes 815,173 shares held jointly with Dr. Krishnan's wife. Also includes 9,215 shares issuable pursuant to options held by Dr. Krishnan that are currently exercisable or exercisable within 60 days of December 31, 1999.



(11) Includes 75,000 shares owned jointly with Mr. Pittman's wife, and 4,000 shares held by the Pittman Irrevocable Trust.



(12) Includes 341,140 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 1999.



(13) Represents 127,711 shares held jointly with Mr. McClure's wife, and 33,345 shares issuable pursuant to options held by Mr. McClure that are currently exercisable or exercisable within 60 days of December 31, 1999.



(14) Includes 97,868 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 1999.



(15) Includes 93,450 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 1999.



(16) Represents shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 1999.



(17) Includes 1,784,516 shares issuable pursuant to options and 1,428,056 shares issuable pursuant to warrants that are currently exercisable or exercisable within 60 days of December 31, 1999.



(18) Includes 6,250 shares issuable pursuant to a warrant that is currently exercisable.



(19) Includes 385,506 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 1999.



(20) Represents shares issuable pursuant to warrants that are currently exercisable.

                          Description of Capital Stock


ShopNow's authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Washington law.


Common Stock


As of December 31, 1999, there were outstanding 42,923,035 shares of common stock held of record by approximately 759 shareholders and options to purchase 10,312,983 shares of common stock.


The holders of common stock are entitled to one vote on each matter submitted to a vote of the shareholders. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock shall be entitled to receive ratably dividends at such times and in such amounts as may be determined by the board of directors. In the event of any dissolution, liquidation or winding up, the holders of common stock are entitled to share ratably in all of the assets remaining after payment or provision for payment of the debts and other liabilities and the liquidation preference of any outstanding shares of preferred stock. The holders of common stock have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the common stock. The holders of common stock are not entitled to cumulative voting at any election of directors. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in the offering will be fully paid and non-assessable.

Preferred Stock

The board of directors has authority, pursuant to our articles of incorporation and without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors may also determine or alter for each series such voting powers, designations, preferences, and special rights, qualifications, limitations or restrictions as permitted by law. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of ShopNow and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. There presently are no shares of preferred stock outstanding, and we have no current plans to issue any shares of preferred stock.

Common Stock Warrants

As of December 31, 1999, we had warrants outstanding to purchase an aggregate of 3,811,171 shares of common stock at exercise prices ranging from $1.25 to $18.93 per share. These warrants contain anti-dilution provisions providing for adjustments to the exercise price and the number of shares of common stock underlying these warrants upon the occurrence of specified events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.

Other Equity-Based Agreements

From time to time in connection with the negotiation of material agreements, we may use equity-based arrangements, including warrants to purchase shares of common stock, as an incentive for a party with which ShopNow has a business relationship to enter into an agreement with ShopNow.

Registration Rights


As of December 31, 1999, the holders of 15,062,453 shares of outstanding common stock and 1,735,771 shares issuable upon exercise of our outstanding warrants will be entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933. Under the terms of our registration rights agreement, the holders of more than 50% of the registrable securities issued and issuable may request, by written notice nine months after September 28, 1999, the effective date of our initial public offering of securities, that we register any registrable securities specified in the notice in a public offering with a public offering price of at least $5.00 per share of common stock and the anticipated aggregate proceeds of which would exceed
$4.0 million. Also under the terms of our registration rights agreement, the holders of more than 50% of the registrable securities issued and issuable may require that we register their shares for public resale on Form S-2, Form S-3 or similar short-form registration statement, provided that we are a registrant entitled to use such a form and that the value of the securities to be registered is at least $750,000. We are not obligated to effect any such short-form registration at any time more than three years after the initial public offering or if we have effected one such registration during the immediately preceding 12-month period. In addition, the agreement requires us to provide 60 days notice to holders of registrable securities of our intention to register our securities. A holder may then elect to include his or her shares in the proposed registration. We have obtained written waivers of this notice and registration provision from each shareholder subject to the provision. These registration rights are subject to the right of the managing underwriter to reduce the number of shares proposed to be registered in view of market conditions. All expenses in connection with any registration will be borne by us. A holder's registration rights will terminate if the holder is entitled to immediately sell all of its shares under Rule 144 of the Securities Act during any 90-day period and the holders of the registrable stock own less than 1% of the outstanding common stock.



Washington Antitakeover Law and Certain Charter and Bylaw Provisions


Certain provisions of Washington law and our articles of incorporation and bylaws could make more difficult the acquisition of ShopNow by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of ShopNow to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure ShopNow outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.


ELECTION AND REMOVAL OF DIRECTORS. Our articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders. The initial term of the Class I directors expires at our annual meeting of shareholders to be held in 2000; the initial term of the Class II directors expires at our annual meeting of shareholders to be held in 2001; and the initial term of the Class III directors expires at our annual meeting of shareholders to be held in 2002. Thereafter, the term of each class of directors will be three years. This system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of the members of our board of directors and may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of ShopNow and may have the effect of maintaining the incumbency of our board of directors.



SHAREHOLDER MEETING. Our bylaws provide that, except as otherwise required by law or by our articles of incorporation, special meetings of the shareholders may only be called pursuant to a resolution adopted by our board of directors, the chairman of our board of directors or our president. These provisions of our articles of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change of control. Our intent in using these provisions is to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they could inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions could have the effect of preventing changes in our management.



REQUIREMENTS FOR ADVANCE NOTIFICATION OF SHAREHOLDER NOMINATIONS AND PROPOSALS. Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.



WASHINGTON ANTI-TAKEOVER LAW. Washington law imposes restrictions on some transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a "target corporation," with some exceptions, from engaging in certain significant business transactions with an "acquiring person," which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the acquisition. Such prohibited transactions include, among others things:


    - a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;

    - termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares; or

    - allowing the acquiring person to receive any disproportionate benefit as a shareholder.


After the five-year period, a "significant business transaction" may occur, as long as it complies with certain "fair price" provisions of the statute. A corporation may not opt out of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of ShopNow.



SHAREHOLDER ACTION BY WRITTEN CONSENT. Our articles of incorporation permit shareholders to act by written consent without a meeting only with the written consent of all shareholders entitled to vote on the subject matter.



ELIMINATION OF CUMULATIVE VOTING. Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.


UNDESIGNATED PREFERRED STOCK. The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of ShopNow. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of ShopNow.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq National Market Listing

Our common stock is traded on the Nasdaq National Market under the symbol
"SPNW."

                        Shares Eligible For Future Sale


Upon the completion of this offering, the Company will have an aggregate of 51,518,035 shares of common stock outstanding, based upon shares outstanding as of December 31, 1999 and assuming no exercise of the underwriters' over-allotment option, and no exercise of outstanding options or warrants after that date. Of the outstanding shares, the 8,500,000 shares sold in this offering will be freely tradable without restriction under the Securities Act of 1933, except for any shares purchased by "affiliates" of ShopNow, as that term is defined in Rule 144 under the Securities Act of 1933. Of the remaining 41,518,035 shares of common stock held by existing shareholders, 33,027,310 shares will be deemed "restricted securities" as that term is defined in Rule 144. Of these restricted securities 14,189,089 are subject to lock-up agreements that expire on March 27, 2000 and 10,374,429 shares are subject to lock-up agreements that expire 90 days after the date of this prospectus. The lock-up agreements provide that, with certain limited exceptions, the shareholder will not offer, sell, contract to sell or otherwise dispose of any securities of ShopNow that are substantially similar to the common stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the lock-up agreement) for the periods that expire on March 27, 2000 and 90 days after the date of this prospectus, respectively without the prior written consent of Dain Rauscher Wessels, the managing underwriter of our initial public offering, and J.P. Morgan & Co., respectively. At various times after expiration of the lock-up agreements, these restricted securities will be eligible for sale in the public market, subject, in some cases, to volume limitations. In addition, as of December 31, 1999, there were outstanding options to purchase 10,312,983 shares of common stock and warrants to purchase 3,811,171 shares of common stock. Dain Rauscher Wessels and J.P. Morgan & Co. may, in either of their sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements.



In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period after the date of this prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock (approximately 515,180 shares immediately after this offering) or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to restrictions. In addition, a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.



Rule 701, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirement, of Rule 144. Any employee, officer or director of or consultant to ShopNow who purchased shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. All Rule 701 shares held by ShopNow's executive officers and directors will be subject to lock-up agreements and will only become eligible for sale at the earlier of the expiration of the 90-day lock-up agreements or upon the prior written consent of J.P. Morgan & Co.



The Company has filed registration statements on Form S-8 under the Securities Act of 1933 covering a total of 16,007,861 shares of Common Stock. Accordingly, shares registered under such registration statements will be available for resale by nonaffiliates in the public market without restriction once they are exercised.



Holders of 15,062,453 shares of common stock and 1,735,000 shares issuable upon the exercise of outstanding warrants will be entitled to certain rights with respect to registration of such shares for sale in the public market. See "Description of Capital Stock - Registration Rights." Registration of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act (except for shares purchased by affiliates) immediately upon the effectiveness of such registration to the extent such shares are not already freely tradable.

                                  Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom J.P. Morgan Securities Inc., CIBC World Markets Corp., PaineWebber Incorporated and U.S. Bancorp Piper Jaffray, are acting as representatives, have severally agreed to purchase, and ShopNow and the selling shareholders have agreed to sell to them, the respective number of shares of common stock set forth opposite their names below.


                                                              -----------------
                                                               Number of Shares
Underwriters                                                  -----------------
J.P. Morgan Securities Inc..................................
CIBC World Markets Corp.....................................
PaineWebber Incorporated....................................
U.S. Bancorp Piper Jaffray..................................
                                                              -----------------
    Total...................................................         10,000,000
                                                              =================


The underwriting agreement provides that the obligations of the several underwriters to purchase shares of common stock are subject to the approval of certain legal matters by counsel and to certain other conditions. Under the terms and conditions of the underwriting agreement, all of the underwriters are obligated to take and pay for all such shares of common stock, if any are taken.

The underwriters propose initially to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession not in excess of $ per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain other dealers. After the public offering of the common stock, the offering price and other selling terms may be changed from time to time by the underwriters.

According to the terms of the underwriting agreement, we have granted the underwriters an option, exercisable for 30 days after the date of this prospectus, to purchase up to 1,500,000 additional shares of common stock, on the same terms and conditions as set forth on the cover page hereof. If such option is exercised in full the total price to the public, underwriting discounts and commissions, and proceeds to us from the sale of such shares will
be $     , $     and $     , respectively. The underwriters may exercise such
option only to cover over-allotments, if any, made in connection with the sale of shares of common stock offered. To the extent that option is exercised, each of the underwriters will have a commitment, subject to certain conditions, to purchase approximately the same percentage of those additional shares as the number of shares of common stock to be purchased by it as shown in the table above bears to the total number of shares of common stock initially offered hereby.


ShopNow and each of the selling shareholders have agreed that, without the prior written consent of J.P. Morgan on behalf of the underwriters, they will not, during the period commencing on the date hereof and ending 90 days after the date of this prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any shares to the underwriters pursuant to the underwriting agreement, (b) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering or (c) exercise any shares of common stock issued upon the exercise of options granted under existing employee stock option plans. In addition, the parties have agreed that, without the prior written consent of J.P. Morgan on behalf of the underwriters, they will not, during the period commencing on the date hereof and ending 90 days after the date of this prospectus, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.


We have agreed to indemnify the underwriters against specified liabilities, losses and expenses, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in connection with such liabilities.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may over-allot in connection with this offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, shares of common stock in the open market to cover syndicate short positions or to stabilize the price of the common stock. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the common stock in this offering, if the syndicate repurchases previously distributed common stock in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

It is expected that delivery of the shares sold in this offering will be made to
investors on or about            , 2000.

                                 Legal Matters


ShopNow's legal counsel is Perkins Coie LLP, Seattle, Washington. The underwriters' legal counsel is Davis Polk & Wardwell, Menlo Park, California.


                                    Experts

The audited financial statements for ShopNow.com Inc., Media Assets, Inc., SpeedyClick, Corp. and The Internet Mall, Inc. and schedule included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


The audited financial statements for WebCentric, Inc. have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.



The audited financial statements for Ubarter.com Inc. have been audited by Moss Adams, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


The financial statements of GO Software, Inc. at December 31, 1998 and 1997, and for each of two years in the period ended December 31, 1998, appearing in the prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    Change in Independent Public Accountants


Our board of directors has selected Arthur Andersen LLP to serve as independent public accountants. Arthur Andersen LLP has served as our independent public accountants since August 1998. On August 7, 1998, we dismissed Ernst & Young LLP as our independent accountants. Ernst & Young LLP's report on our consolidated financial statements for the two years ended December 31, 1997 does not cover our consolidated financial statements included in this prospectus. Ernst & Young LLP's reports on the financial statements for the years ended December 31, 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change independent accountants was approved by the board of directors. During the years ended December 31, 1996 and 1997 and through August 1998, there were no reportable events, as defined in regulations of the Securities and Exchange Commission, or disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Prior to retaining Arthur Andersen LLP, we had not consulted with Arthur Andersen LLP regarding accounting principles.


                      Where You Can Find More Information


We filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 that registers the shares of common stock offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedule filed with the registration statement. For more information about us and the common stock offered hereby, you should review the registration statement and the exhibits and schedule filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, you should review the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedule filed with the registration statement may be inspected and copied at the following location of the Securities and Exchange Commission:


                             Public Reference Room
                             450 Fifth Street, N.W.
                            Washington, D.C. 20549.

You may also obtain copies of all or any part of the registration statement from that office at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

                   Index to Consolidated Financial Statements


                                                                Page
                                                              --------
Unaudited Pro Forma Combined Financial Information
  Unaudited Pro Forma Combined Balance Sheet................     F-4
  Unaudited Pro Forma Combined Statements of Operations.....     F-5
  Notes to Unaudited Pro Forma Combined Financial
    Statements..............................................     F-7

ShopNow.com Inc.
  Report of Independent Public Accountants..................    F-10
  Consolidated Balance Sheets...............................    F-11
  Consolidated Statements of Operations.....................    F-12
  Consolidated Statements of Comprehensive Loss.............    F-13
  Consolidated Statements of Shareholders' Equity
    (Deficit)...............................................    F-14
  Consolidated Statements of Cash Flows.....................    F-16
  Notes to Consolidated Financial Statements................    F-18

Media Assets, Inc.
  Report of Independent Public Accountants..................    F-39
  Balance Sheets............................................    F-40
  Statements of Operations..................................    F-41
  Statements of Shareholder's Equity........................    F-42
  Statements of Cash Flows..................................    F-43
  Notes to Financial Statements.............................    F-44

The Internet Mall, Inc.
  Report of Independent Public Accountants..................    F-48
  Balance Sheets............................................    F-49
  Statements of Operations..................................    F-50
  Statements of Shareholders' Equity........................    F-51
  Statements of Cash Flows..................................    F-52
  Notes to Financial Statements.............................    F-53

GO Software, Inc.
  Report of Independent Auditors............................    F-59
  Balance Sheets............................................    F-60
  Statements of Operations..................................    F-61
  Statements of Shareholders' Equity (Deficit)..............    F-62
  Statements of Cash Flows..................................    F-63
  Notes to Financial Statements.............................    F-64

WebCentric, Inc.
  Report of Independent Auditor's Report....................    F-69
  Balance Sheets............................................    F-70
  Statements of Operations..................................    F-71
  Statements of Shareholders' Equity (Deficit)..............    F-72
  Statements of Cash Flows..................................    F-73
  Notes to Financial Statements.............................    F-74

                                                                Page
                                                              --------
SpeedyClick, Corp.
  Report of Independent Public Accountants..................    F-80
  Balance Sheets............................................    F-81
  Statements of Operations..................................    F-82
  Statements of Cash Flows..................................    F-83
  Statements of Stockholders' Deficit.......................    F-84
  Notes to Financial Statements.............................    F-85

Ubarter.com Inc.
  Independent Auditor's Report..............................    F-89
  Consolidated Balance Sheet................................    F-90
  Consolidated Statement of Operations......................    F-91
  Consolidated Statement of Stockholders' Equity............    F-92
  Consolidated Statement of Cash Flows......................    F-93
  Notes to Consolidated Financial Statements................    F-94

                                ShopNow.com Inc.

               Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined balance sheet as of September 30, 1999 gives effect to the proposed acquisitions of Ubarter.com Inc., SpeedyClick, Corp. and WebCentric, Inc. as if these transactions had occurred on September 30, 1999. The unaudited pro forma combined statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 give effect to the acquisitions of Media Assets, Inc., The Internet Mall, Inc., GO Software, Inc., SpeedyClick, Corp., Ubarter.com Inc. and WebCentric, Inc. and the disposition of BuySoftware.com as if these transactions had occurred January 1, 1998.

The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by ShopNow.com Inc. for the fair value of the assets acquired and liabilities assumed.

                                ShopNow.com Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                            As of September 30, 1999
                                 (in thousands)

                                            -------------------------------------------------------------------------------------
                                              ShopNow.com   SpeedyClick,   WebCentric,   Ubarter.com
                                                     Inc.          Corp.          Inc.          Inc.   Adjustments(g)       Total
                                            -------------   ------------   -----------   -----------   --------------   ---------
Current Assets:
  Cash and cash equivalents..............   $       2,913   $        20    $       460   $       376   $      (4,545)   $   (776)
  Short-term investments.................           6,098            --             --            --              --       6,098
  Accounts receivable, net...............           7,911           177            379           273              --       8,740
  Unbilled services......................           1,288            --             --            --              --       1,288
  Prepaid expenses and other.............           2,794            --            108           314            (105)      3,111
                                            -------------   -----------    -----------   -----------   -------------    --------
    Total current assets.................          21,004           197            947           963          (4,650)     18,461

Property and Equipment, net..............          12,746           166            129           395              --      13,436

Goodwill and Other Intangible Assets,
  net....................................          19,438            --             --         2,225          (2,225)    162,608
                                                                                                             143,170
Investment in Marketable Equity
  Securities.............................          20,764            --             31            --              --      20,795

Other Assets, net........................           7,048             2             --           158              --       7,208
                                            -------------   -----------    -----------   -----------   -------------    --------
    Total assets.........................   $      81,000   $       365    $     1,107   $     3,741   $     136,295    $222,508
                                            =============   ===========    ===========   ===========   =============    ========

Current Liabilities:
  Accounts payable.......................   $       7,801   $       223    $        57           189   $          --    $  8,270
  Accrued liabilities....................           6,505            52             44           212              --       6,813
  Line of credit.........................           1,000            --             --            --              --       1,000
  Current portion of notes and leases....           8,110            44             38           192              --       8,384
  Customer deposits......................           6,185            --             --            --              --       6,185
  Deferred revenue and trade dollars.....           6,047            46             --         2,376              --       8,469
                                            -------------   -----------    -----------   -----------   -------------    --------
    Total current liabilities............          35,648           365            139         2,969                      39,121

Notes and Leases Payable, less current
  portion................................           5,802           220            170           574            (138)      6,628

Put Warrant Liability....................           1,369            --             --            --              --       1,369

Redeemable Preferred Stock...............              --            --          1,026            --          (1,026)         --

Shareholders' Equity:
  Convertible preferred stock............          89,351           535             --            --            (535)     89,351
  Common stock...........................          23,414           114              3         3,353         133,739     160,623
  Common stock warrants..................           7,968            --             --            --              --       7,968
  Deferred compensation..................          (3,179)           --             --            --              --      (3,179)
  Accumulated other comprehensive
    income...............................          (2,762)           --             --            10             (10)     (2,762)
  Retained earnings (deficit)............         (76,611)         (869)          (231)       (3,165)          4,265     (76,611)
                                            -------------   -----------    -----------   -----------   -------------    --------
    Total shareholders' equity...........          38,181          (220)          (228)          198         137,459     175,390
                                            -------------   -----------    -----------   -----------   -------------    --------
    Total liabilities and shareholders'
      equity.............................   $      81,000   $       365    $     1,107   $     3,741   $     136,295    $222,508
                                            =============   ===========    ===========   ===========   =============    ========

        See notes to unaudited pro forma combined financial statements.

                                ShopNow.com Inc.
             Unaudited Pro Forma Combined Statements of Operations
                      For the Year Ended December 31, 1998
                      (in thousands, except share amounts)


                       ------------------------------------------------------------------------------------------------------
                                         (1/1/98 to     (1/1/98 to                     (9/1/98 to                  (4/1/98 to
                                            8/8/98)       9/17/98)                      12/31/98)                    3/31/99)
                         ShopNow.com   The Internet          Media    GO Software,   SpeedyClick,   WebCentric,   Ubarter.com
                                Inc.     Mall, Inc.   Assets, Inc.            Inc.          Corp.          Inc.          Inc.
                       -------------   ------------   ------------   -------------   ------------   -----------   -----------
Revenues.............  $       7,154   $       175    $     4,833    $      1,346    $        --            389   $       505

Cost of Revenues.....          5,849            24          2,808              55             --            185            44
                       -------------   -----------    -----------    ------------    -----------    -----------   -----------
  Gross profit.......          1,305           151          2,025           1,291             --            204           461
                       -------------   -----------    -----------    ------------    -----------    -----------   -----------
Operating Expenses:
  Sales and
    marketing........         12,183            56          1,365             143              4             44            95
  General and
    administrative...          3,549           275            318           1,006              3            130           991
  Research and
    development......          4,370           114             --             253             28             84           216
  Amortization of
    intangible
    assets...........            730            --              1              --             --             --            --
  Stock-based
    compensation.....            182            --             --              --             --             --            --
  Unusual
    item-impairment
    of acquired
    technology.......          5,207            --             --              --             --             --            --
                       -------------   -----------    -----------    ------------    -----------    -----------   -----------
    Total operating
      expenses.......         26,221           445          1,684           1,402             35            258         1,302
                       -------------   -----------    -----------    ------------    -----------    -----------   -----------
(Loss) income from
  operations.........        (24,916)         (294)           341            (111)           (35)           (54)         (841)

Other Income
  (Expense), net.....            171           (13)            17              41             --             (6)           43
                       -------------   -----------    -----------    ------------    -----------    -----------   -----------
(Loss) income before
  provision for
  income taxes.......        (24,745)         (307)           358             (70)           (35)           (60)         (798)
Provision for income
  taxes..............             --            --             --              17             --             --            --
                       -------------   -----------    -----------    ------------    -----------    -----------   -----------
Net (loss) income....  $     (24,745)  $      (307)   $       358    $        (53)   $       (35)   $       (60)  $      (798)
                       =============   ===========    ===========    ============    ===========    ===========   ===========
Basic and Diluted Net
  Loss Per Share
  (h)................  $       (7.01)
                       =============
Weighted average
  shares outstanding
  used to compute
  basic and diluted
  net loss per
  share..............      3,532,054
                       =============
Basic and Diluted Pro
  Forma Net Loss Per
  Share (h)..........  $       (1.92)
                       =============
Weighted average
  shares used to
  compute basic and
  diluted pro forma
  net loss per
  share..............     12,857,745
                       =============

                       ---------------------------

                         Pro Forma        Combined
                       Adjustments           Total
                       -----------      ----------
Revenues.............  $    (4,458)(c)  $    9,944
Cost of Revenues.....       (4,452)(c)       4,513
                       -----------      ----------
  Gross profit.......           (6)          5,431
                       -----------      ----------
Operating Expenses:
  Sales and
    marketing........       (2,956)(c)      10,934
  General and
    administrative...         (955)(c)(f)      5,317
  Research and
    development......       (1,061)(c)       4,004
  Amortization of
    intangible
    assets...........       53,297 (a)      54,028
  Stock-based
    compensation.....           --             182
  Unusual
    item-impairment
    of acquired
    technology.......           --           5,207
                       -----------      ----------
    Total operating
      expenses.......       48,325          79,672
                       -----------      ----------
(Loss) income from
  operations.........      (48,331)        (74,241)
Other Income
  (Expense), net.....         (125)(b)         128
                       -----------      ----------
(Loss) income before
  provision for
  income taxes.......      (48,456)        (74,113)
Provision for income
  taxes..............          (17)(d)          --
                       -----------      ----------
Net (loss) income....  $   (48,473)     $  (74,113)
                       ===========      ==========
Basic and Diluted Net
  Loss Per Share
  (h)................                   $    (5.40)
                                        ==========
Weighted average
  shares outstanding
  used to compute
  basic and diluted
  net loss per
  share..............                   13,717,022
                                        ==========
Basic and Diluted Pro
  Forma Net Loss Per
  Share (h)..........                   $    (3.20)
                                        ==========
Weighted average
  shares used to
  compute basic and
  diluted pro forma
  net loss per
  share..............                   23,130,809
                                        ==========


        See notes to unaudited pro forma combined financial statements.

                                ShopNow.com Inc.
             Unaudited Pro Forma Combined Statements of Operations
                  For the Nine Months Ended September 30, 1999
                      (in thousands, except share amounts)


                            -----------------------------------------------------------------------------------------------------
                                              (1/1/99 to     (1/1/99 to    (1/1/99 to    (1/1/99 to
                                                6/15/99)       9/30/99)      9/30/99)      9/30/99)
                              ShopNow.com   GO Software,   SpeedyClick,   WebCentric,   Ubarter.com     Pro Forma        Combined
                                     Inc.           Inc.          Corp.          Inc.          Inc.   Adjustments           Total
                            -------------   ------------   ------------   -----------   -----------   -----------      ----------
Revenues.................   $      23,537   $        728   $       328    $     1,111   $     1,704   $    (9,948)(c)(e) $   17,460

Cost of Revenues.........          19,494             45            --            416           315       (11,190)(c)       9,080
                            -------------   ------------   -----------    -----------   -----------   -----------      ----------
  Gross profit...........           4,043            683           328            695         1,389         1,242           8,380
                            -------------   ------------   -----------    -----------   -----------   -----------      ----------
Operating Expenses:
  Sales and marketing....          33,545            172           777            346           232        (2,911)(c)(e)     32,161
  General and
    administrative.......           5,493            514           212            415         3,393          (148)(c)(f)      9,879
  Research and
    development..........           5,367            182           171            246           625           (10)(c)       6,581
  Amortization of
    intangible assets....           3,734             --            --             --            --        37,793 (a)      41,527
  Stock-based
    compensation.........           2,547             --            --             --            --            --           2,547
                            -------------   ------------   -----------    -----------   -----------   -----------      ----------
    Total operating
      expenses...........          50,686            868         1,160          1,007         4,250        34,724          92,695
                            -------------   ------------   -----------    -----------   -----------   -----------      ----------
Loss From Operations.....         (46,643)          (185)         (832)          (312)       (2,861)      (33,482)        (84,315)

Other (Expense) Income,
  net....................            (605)            12            (2)            (4)           22           (50)(b)        (627)
                            -------------   ------------   -----------    -----------   -----------   -----------      ----------
Loss Before Provision for
  Income Taxes...........         (47,248)          (173)         (834)          (316)       (2,839)      (33,532)        (84,942)

Provision for Income
  Taxes..................              --             12            --            105            --          (117)(d)          --
                            -------------   ------------   -----------    -----------   -----------   -----------      ----------
  Net loss...............   $     (47,248)  $       (161)  $      (834)   $      (211)  $    (2,839)  $   (33,649)     $  (84,942)
                            =============   ============   ===========    ===========   ===========   ===========      ==========
Basic and Diluted Net
  Loss Per Share (h).....   $       (9.03)                                                                             $    (5.83)
                            =============                                                                              ==========
Weighted Average Shares
  Outstanding Used to
  Compute Basic and
  Diluted Net Loss Per
  Share..................       5,230,394                                                                              14,565,286
                            =============                                                                              ==========
Basic and Diluted Pro
  Forma Net Loss Per
  Share (h)..............   $       (2.16)                                                                             $    (2.82)
                            =============                                                                              ==========
Weighted Average Shares
  Used to Compute Basic
  and Diluted Pro Forma
  Net Loss Per Share.....      21,859,604                                                                              30,070,745
                            =============                                                                              ==========

        See notes to unaudited pro forma combined financial statements.

                                ShopNow.com Inc.
           Notes to Unaudited Pro Forma Combined Financial Statements

                               September 30, 1999

                      (in thousands, except share amounts)

Note 1. Basis of Presentation:

The unaudited pro forma combined balance sheet as of September 30, 1999 gives effect to the proposed acquisition of Ubarter.com Inc., and the acquisitions of SpeedyClick, Corp. and WebCentric, Inc. as if these transactions had occurred on September 30, 1999. The unaudited pro forma combined statements of operations for the year ended December 31, 1998 and for the nine months ended
September 30, 1999 give effect to the acquisitions of Media Assets, Inc., The Internet Mall, Inc., GO Software, Inc., SpeedyClick, Corp., and
WebCentric, Inc. and the disposition of BuySoftware.com as if these transactions had occurred January 1, 1998. As Ubarter.com Inc. has a March 31 year-end, their results of operations represent the period from April, 1998 through March 31, 1999 in the accompanying unaudited pro forma combined results of operations for the year ended December 31, 1998.

The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by ShopNow.com Inc. for the fair value of the assets acquired and liabilities assumed.

Note 2. Pro Forma Adjustments:

    (a) To record amortization of intangible assets based on the excess purchase price. As Media Assets, Inc. and The Internet Mall, Inc. were acquired during 1998 and GO Software, Inc. was acquired on June 15, 1999, amortization is based on the actual purchase price allocation and is computed for the period from January 1, 1998 to the respective date of acquisition. As the acquisitions of SpeedyClick, Corp., WebCentric, Inc. and the proposed acquisition of Ubarter.com Inc. occur after September 30, 1999, amortization is based on the estimated purchase price allocation and is computed for the period from January 1, 1998 to the respective date of acquisition. Intangible assets acquired are assumed to have a three-year life.

Seven months of The Internet Mall, Inc......................  $        422
Eight months of Media Assets, Inc...........................           347
Twelve months of GO Software, Inc...........................         4,798
Twelve months of SpeedyClick, Corp..........................        18,622
Twelve months of WebCentric, Inc............................        13,380
Twelve months of Ubarter.com Inc............................        15,728
                                                              ------------
Total 1998 pro forma amortization...........................  $     53,297
                                                              ============

Five months of GO Software, Inc.............................  $      1,998
Nine months of SpeedyClick, Corp............................        13,966
Nine months of WebCentric, Inc..............................        10,035
Nine months of Ubarter.com Inc..............................        11,794
                                                              ------------
Total 1999 pro forma amortization...........................  $     37,793
                                                              ============

    (b) To record eight months of interest expense associated with the note issued as consideration for Media Assets, Inc., totaling $25, and to record 12 and six months of interest expense associated with the GO Software, Inc. convertible promissory note, totaling $100 and $50, respectively.

                                ShopNow.com Inc.
     Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

                               September 30, 1999

                      (in thousands, except share amounts)

Note 2. Pro Forma Adjustments: (Continued)
    (c) To eliminate the results of operations of BuySoftware.com. Given the Company's continued involvement in certain retailing activities, the results of BuySoftware.com have been reflected in continuing operations through June 1999. However, the Company believes that it is meaningful to present the disposal as if it had occurred as of January 1, 1998. As BuySoftware.com was run as a separate business segment, the revenues, cost of revenues and operating expenses directly attributable to the business segment were removed.

    (d) To eliminate tax benefits recorded by GO Software, Inc. and WebCentric, Inc., which may not be realized by the Company.

    (e) To eliminate revenues recognized by SpeedyClick, Corp. related to cash received from ShopNow.com Inc. for advertising on the SpeedyClick.com web site. As the pro forma statements of operations are prepared as if the merger had occurred on January 1, 1998, these revenues and the related expense have been eliminated.

    (f) To record compensation of SpeedyClick, Corp. executives per employment agreements as follows (these amounts represent compensation at historical levels):

1998 - Four months of compensation expense..................  $        128
1999 - Nine months of compensation expense..................  $        288

    (g) To record the acquisitions of: 1) SpeedyClick, Corp. for $3 million in cash, 3,799,237 shares of common stock and 157,537 options to purchase shares of common stock, representing consideration of approximately $57.4 million;
2) WebCentric, Inc. for $1.4 million in cash, 2,161,904 shares of common stock and 121,544 options to purchase shares of common stock, representing non-cash consideration of approximately $39.5 million, and 3) the proposed acquisition of Ubarter.com Inc. for $45 million worth of ShopNow.com's common stock. The excess purchase price of these acquisitions has been determined as follows:

                                              ---------------------------------------------------------
                                              SpeedyClick,    WebCentric,    Ubarter.com
                                                     Corp.           Inc.           Inc.          Total
                                              ------------   ------------   ------------   ------------
Purchase price..............................  $     55,645   $     40,825   $     45,147   $    141,617
Net (liabilities assumed) assets acquired...           220           (694)         2,027          1,553
                                              ------------   ------------   ------------   ------------
Excess purchase price.......................  $     55,865   $     40,131   $     47,174   $    143,170
                                              ============   ============   ============   ============

    (h) Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period assuming that shares issued for acquisitions were outstanding for the entire period. Pro forma basic and diluted net loss per share is computed based on the weighted average number of shares outstanding, giving effect to both shares issued in acquisitions as if they were outstanding for the entire period and to conversion of convertible preferred stock on an as-if converted basis from the original issuance date.

                                ShopNow.com Inc.
     Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

                               September 30, 1999

                      (in thousands, except share amounts)

Note 3. Reconciliation of Historical Weighted Average Shares to Pro Forma Weighted Average Shares:

                                                              -------------------------------
                                                                December 31,    September 30,
                                                                        1998             1999
                                                              --------------   --------------
Historical..................................................       3,532,054        5,230,394
The Internet Mall, Inc., January 1, 1998 - August 8, 1998...         426,024               --
Media Assets, Inc., January 1, 1998 - September 17, 1998....         424,052               --
GO Software, Inc., January 1, 1998 - December 31, 1998;
  January 1, 1999 - September 30, 1999......................       1,123,751        1,123,751
SpeedyClick, Corp., January 1, 1998 - December 31, 1998;
  January 1, 1999 - September 30, 1999......................       3,799,237        3,799,237
WebCentric, Inc., January 1, 1998 - December 31, 1998;
  January 1, 1999 - September 30, 1999......................       2,161,904        2,161,904
Ubarter.com Inc., January 1, 1998 - December 31, 1998;
  January 1, 1999 - September 30, 1999......................       2,250,000        2,250,000
                                                              --------------   --------------
Pro forma...................................................      13,717,022       14,565,286
                                                              ==============   ==============

                    Report of Independent Public Accountants

To ShopNow.com Inc.:

We have audited the accompanying consolidated balance sheets of ShopNow.com Inc. (a Washington corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, comprehensive loss, shareholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShopNow.com Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of consolidated financial statements is presented for purpose of complying with the Securities and Exchange Commission rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          /s/ Arthur Andersen LLP

Seattle, Washington,
January 19, 2000

                                ShopNow.com Inc.
                          Consolidated Balance Sheets
                      (in thousands, except share amounts)

                                                           -------------------------------------------------------------
                                                                                                               Pro Forma
                                                                                                           Shareholders'
                                                               As of December 31,                 As of        Equity at
                                                           ---------------------------    September 30,    September 30,
                                                                   1997           1998             1999             1999
                                                           ------------   ------------   --------------   --------------
                                                                                            (Unaudited)      (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents.............................   $        376   $      9,820   $       2,913
  Short-term investments................................             --            179           6,098
  Accounts receivable, net..............................            146          2,266           7,911
  Unbilled services.....................................             --          1,448           1,288
  Prepaid expenses and other............................            192            709           2,794
                                                           ------------   ------------   -------------
    Total current assets................................            714         14,422          21,004
Property and equipment, net.............................            472          4,185          12,746
Goodwill, net...........................................             --            515             965
Other intangible assets, net............................            582          3,944          18,473
Investment in marketable equity securities..............             --             --          20,764
Other assets, net.......................................            562            717           7,048
                                                           ------------   ------------   -------------
    Total assets........................................   $      2,330   $     23,783   $      81,000
                                                           ============   ============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable......................................   $      1,083   $      3,551   $       7,801
  Accrued liabilities...................................            502          1,132           6,505
  Line of credit........................................            200            238           1,000
  Current portion of notes and leases...................          1,684          1,133           8,110
  Customer deposits.....................................             --          2,155           6,185
  Deferred revenue......................................             --            535           6,047
                                                           ------------   ------------   -------------
    Total current liabilities...........................          3,469          8,744          35,648
Notes and leases payable, less current portion..........            884          1,837           5,802
Put warrant liability...................................             --             --           1,369
                                                           ------------   ------------   -------------
    Total liabilities...................................          4,353         10,581          42,819
Commitments (Note 8)
Shareholders' equity (deficit):
  Convertible preferred stock, $0.01 par value:
    Authorized shares - 20,000,000 (5,000,000 pro
    forma); issued shares - 3,868,896 in 1997,
    12,299,896 in 1998 and 20,189,061 in 1999 (none pro
    forma), preference in liquidation of $98,973 in
    1999................................................          3,403         35,070          89,351    $          --
  Common stock, $0.01 par value: Authorized shares -
    40,000,000 (200,000,000 pro forma); issued shares -
    2,763,055 in 1997, 4,602,573 in 1998, and 6,581,112
    in 1999 (26,770,173 pro forma)......................           (808)         6,559          23,414          112,765
  Common stock warrants.................................             --          1,866           7,968            7,968
  Deferred compensation.................................             --           (930)         (3,179)          (3,179)
  Accumulated other comprehensive loss..................             --             --          (2,762)          (2,762)
  Accumulated deficit...................................         (4,618)       (29,363)        (76,611)         (76,611)
                                                           ------------   ------------   -------------    -------------
  Total shareholders' equity (deficit)..................         (2,023)        13,202          38,181    $      38,181
                                                           ------------   ------------   -------------    =============
  Total liabilities and shareholders' equity
    (deficit)...........................................   $      2,330   $     23,783   $      81,000
                                                           ============   ============   =============

   The accompanying notes are an integral part of these consolidated balance sheets.

                                ShopNow.com Inc.
                     Consolidated Statements of Operations
                      (in thousands, except share amounts)


                                  ------------------------------------------------------------------------
                                              For the Year Ended                For the Nine Months Ended
                                                 December 31,                         September 30,
                                  ------------------------------------------   ---------------------------
                                          1996           1997           1998           1998           1999
                                  ------------   ------------   ------------   ------------   ------------
                                                                                       (Unaudited)
Revenues:
  ShopNow marketplace and
    transaction processing......  $         --   $         69   $      4,211   $      2,128   $     15,996
  Merchant services.............           993            535          2,943            869          7,541
                                  ------------   ------------   ------------   ------------   ------------
    Total revenues..............           993            604          7,154          2,997         23,537
                                  ------------   ------------   ------------   ------------   ------------
Cost of Revenues:
  ShopNow marketplace and
    transaction processing......            --            159          4,493          2,457         14,738
  Merchant services.............           430            356          1,356            357          4,756
                                  ------------   ------------   ------------   ------------   ------------
    Total cost of revenues......           430            515          5,849          2,814         19,494
                                  ------------   ------------   ------------   ------------   ------------
Gross profit....................           563             89          1,305            183          4,043
                                  ------------   ------------   ------------   ------------   ------------
Operating expenses:
  Sales and marketing...........           610          1,201         12,183          7,688         33,545
  General and administrative....           656            918          3,549          2,423          5,493
  Research and development......            25          2,436          4,370          3,002          5,367
  Amortization of intangible
    assets......................            32            136            730            341          3,734
  Stock-based compensation......            --             --            182             37          2,547
  Unusual item - impairment of
    acquired technology.........            --             --          5,207             --             --
                                  ------------   ------------   ------------   ------------   ------------
    Total operating expenses....         1,323          4,691         26,221         13,491         50,686
      Loss from operations......          (760)        (4,602)       (24,916)       (13,308)       (46,643)
Other income (expense), net.....           (50)          (164)           171            177           (605)
                                  ------------   ------------   ------------   ------------   ------------
      Net loss..................  $       (810)  $     (4,766)  $    (24,745)  $    (13,131)  $    (47,248)
                                  ============   ============   ============   ============   ============
Basic and diluted net loss per
  share.........................  $      (0.40)  $      (1.83)  $      (7.01)  $      (3.90)  $      (9.03)
                                  ============   ============   ============   ============   ============
Weighted average shares
  outstanding used to compute
  basic and diluted net loss per
  share.........................     2,012,285      2,608,398      3,532,054      3,366,355      5,230,394
                                  ============   ============   ============   ============   ============
Basic and diluted pro forma net
  loss per share................                                $      (1.92)                 $      (2.16)
                                                                ============                  ============
Weighted average shares
  outstanding used to compute
  basic and diluted pro forma
  net loss per share............                                  12,857,745                    21,859,604
                                                                ============                  ============


 The accompanying notes are an integral part of these consolidated statements.

                                ShopNow.com Inc.
                 Consolidated Statements of Comprehensive Loss
                                 (in thousands)

                                  ------------------------------------------------------------------------
                                                                                For the Nine Months Ended
                                                 December 31,                         September 30,
                                  ------------------------------------------   ---------------------------
                                          1996           1997           1998           1998           1999
                                  ------------   ------------   ------------   ------------   ------------
                                                                                       (Unaudited)
Net loss........................  $       (810)  $     (4,766)  $    (24,745)  $    (13,131)  $    (47,248)
Unrealized loss on
  investments...................       --             --             --             --              (2,762)
                                  ------------   ------------   ------------   ------------   ------------
Comprehensive loss..............  $       (810)  $     (4,766)  $    (24,745)  $    (13,131)  $    (50,010)
                                  ============   ============   ============   ============   ============

 The accompanying notes are an integral part of these consolidated statements.

                                ShopNow.com Inc.

           Consolidated Statements of Shareholders' Equity (Deficit)

                      (in thousands, except share amounts)

                                    ---------------------------------------------------------------------------------------
                                     Convertible Preferred
                                             Stock                Common Stock         Common
                                    -----------------------   --------------------      Stock   Subscription       Deferred
                                        Shares       Amount      Shares     Amount   Warrants     Receivable   Compensation
                                    ----------   ----------   ---------   --------   --------   ------------   ------------
Balances, December 31, 1995.......          --   $       --   1,946,684   $   246    $     --   $        --    $         --
  Issuance of common stock........          --           --     391,429        80          --            --              --
  Repurchase of common stock......          --           --    (342,391)      (51)         --            --              --
  Net loss........................          --           --          --        --          --            --              --
                                    ----------   ----------   ---------   -------    --------   -----------    ------------
Balances, December 31, 1996.......          --           --   1,995,722       275          --            --              --
  Net loss January 1, 1997 through
    February 25, 1997.............          --           --          --        --          --            --              --
  Conversion from S Corporation to
    C Corporation.................          --           --          --    (1,252)         --            --              --
  Conversion of shareholder notes
    into Series A preferred
    stock.........................     699,612          350          --        --          --            --              --
  Issuance of Series B preferred
    stock.........................   2,334,079        1,800          --        --          --            --              --
  Issuance of common stock........          --           --     600,000        90          --            --              --
  Repurchase of common stock......          --           --     (10,000)      (10)         --            --              --
  Conversion of shareholder notes
    into Series C preferred
    stock.........................     835,205        1,253          --        --          --            --              --
  Conversion of shareholder notes
    into common stock.............          --           --     177,333        89          --            --              --
  Net loss, February 26, 1997
    through December 31, 1997.....          --           --          --        --          --            --              --
                                    ----------   ----------   ---------   -------    --------   -----------    ------------
Balances, December 31, 1997.......   3,868,896        3,403   2,763,055      (808)         --            --              --
  Issuance of Series D preferred
    stock.........................   4,250,000       13,461          --        --         673            --              --
  Common stock, options and
    warrants issued for businesses
    acquired......................          --           --   1,744,692     6,105          --            --              --
  Issuance of Series E preferred
    stock and warrants to acquire
    common stock..................   2,125,000        7,672          --        --         328            --              --
  Issuance of Series F preferred
    stock and warrants to acquire
    common stock..................   2,056,000       10,534          --        --         865            --              --
  Exercise of common stock
    options.......................          --           --      32,499        25          --            --              --
  Issuance of common stock in
    consideration for professional
    services......................          --           --      62,327       125          --            --              --
  Issuance of compensatory stock
    options.......................          --           --          --     1,112          --            --          (1,112)
  Compensation attributable to
    stock options vesting.........          --           --          --        --          --            --             182
  Net loss........................          --           --          --        --          --            --              --
                                    ----------   ----------   ---------   -------    --------   -----------    ------------
Balances, December 31, 1998.......  12,299,896       35,070   4,602,573     6,559       1,866            --            (930)

                                    -------------------------------------------
                                      Accumulated                         Total
                                            Other                 Shareholders'
                                    Comprehensive   Accumulated          Equity
                                           Income       Deficit       (Deficit)
                                    -------------   -----------   -------------
Balances, December 31, 1995.......  $          --   $      (294)  $        (48)
  Issuance of common stock........             --            --             80
  Repurchase of common stock......             --            --            (51)
  Net loss........................             --          (810)          (810)
                                    -------------   -----------   ------------
Balances, December 31, 1996.......             --        (1,104)          (829)
  Net loss January 1, 1997 through
    February 25, 1997.............             --          (148)          (148)
  Conversion from S Corporation to
    C Corporation.................             --         1,252             --
  Conversion of shareholder notes
    into Series A preferred
    stock.........................             --            --            350
  Issuance of Series B preferred
    stock.........................             --            --          1,800
  Issuance of common stock........             --            --             90
  Repurchase of common stock......             --            --            (10)
  Conversion of shareholder notes
    into Series C preferred
    stock.........................             --            --          1,253
  Conversion of shareholder notes
    into common stock.............             --            --             89
  Net loss, February 26, 1997
    through December 31, 1997.....             --        (4,618)        (4,618)
                                    -------------   -----------   ------------
Balances, December 31, 1997.......             --        (4,618)        (2,023)
  Issuance of Series D preferred
    stock.........................             --            --         14,134
  Common stock, options and
    warrants issued for businesses
    acquired......................             --            --          6,105
  Issuance of Series E preferred
    stock and warrants to acquire
    common stock..................             --            --          8,000
  Issuance of Series F preferred
    stock and warrants to acquire
    common stock..................             --            --         11,399
  Exercise of common stock
    options.......................             --            --             25
  Issuance of common stock in
    consideration for professional
    services......................             --            --            125
  Issuance of compensatory stock
    options.......................             --            --             --
  Compensation attributable to
    stock options vesting.........             --            --            182
  Net loss........................             --       (24,745)       (24,745)
                                    -------------   -----------   ------------
Balances, December 31, 1998.......             --       (29,363)        13,202

                                ShopNow.com Inc.

                      (in thousands, except share amounts)

                                    ---------------------------------------------------------------------------------------
                                     Convertible Preferred
                                             Stock                Common Stock         Common
                                    -----------------------   --------------------      Stock   Subscription       Deferred
                                        Shares       Amount      Shares     Amount   Warrants     Receivable   Compensation
                                    ----------   ----------   ---------   --------   --------   ------------   ------------
  Issuances of Series F preferred
    stock and warrants to acquire
    common stock..................     280,000        1,400          --        --          --            --              --
  Issuance of Series G preferred
    stock and warrants to acquire
    common stock..................   5,014,286       33,200          --        --       1,900            --              --
  Issuance of Series H preferred
    stock and warrants to acquire
    common stock..................     333,334        2,840          --        --         160            --              --
  Issuance of Series I preferred
    stock and warrants to acquire
    common stock..................   2,100,000       16,621          --        --       2,188            --              --
  Exercise of Series C preferred
    stock warrants................     161,545          220          --        --          --            --              --
  Common stock issued for
    businesses acquired...........          --           --   1,366,787    11,496          --            --              --
  Issuance of warrants for loan
    origination fees..............          --           --          --        --         588            --              --
  Issuance of options and warrants
    to marketing partners.........          --           --          --        46       1,286            --              --
  Exercise of common stock
    options.......................          --           --     638,330     1,162          --          (397)             --
  Exercise of common stock
    warrants......................          --           --      88,650       330         (20)           --              --
  Issuance of common stock in
    consideration for professional
    services......................          --           --       4,000         4          --            --              --
  Issuance of common stock in
    consideration for customer
    lists.........................          --           --      10,000        64          --            --              --
  Repurchase of common stock......          --           --    (129,228)      (46)         --            --              --
  Issuance of compensatory stock
    options.......................          --           --          --     4,196          --            --          (4,196)
  Compensation attributable to
    stock.........................          --           --          --        --          --            --           1,947
  Unrealized loss on
    investments...................          --           --          --        --          --            --              --
  Net loss........................          --           --          --        --          --            --              --
                                    ----------   ----------   ---------   -------    --------   -----------    ------------
Balances, September 30, 1999
  (unaudited).....................  20,189,061   $   89,351   6,581,112   $23,811    $  7,968   $      (397)   $     (3,179)
                                    ==========   ==========   =========   =======    ========   ===========    ============

                                    -------------------------------------------
                                      Accumulated                         Total
                                            Other                 Shareholders'
                                    Comprehensive   Accumulated          Equity
                                           Income       Deficit       (Deficit)
                                    -------------   -----------   -------------
  Issuances of Series F preferred
    stock and warrants to acquire
    common stock..................             --            --          1,400
  Issuance of Series G preferred
    stock and warrants to acquire
    common stock..................             --            --         35,100
  Issuance of Series H preferred
    stock and warrants to acquire
    common stock..................             --            --          3,000
  Issuance of Series I preferred
    stock and warrants to acquire
    common stock..................             --            --         18,809
  Exercise of Series C preferred
    stock warrants................             --            --            220
  Common stock issued for
    businesses acquired...........             --            --         11,496
  Issuance of warrants for loan
    origination fees..............             --            --            588
  Issuance of options and warrants
    to marketing partners.........             --            --          1,332
  Exercise of common stock
    options.......................             --            --            765
  Exercise of common stock
    warrants......................             --            --            310
  Issuance of common stock in
    consideration for professional
    services......................             --            --              4
  Issuance of common stock in
    consideration for customer
    lists.........................             --            --             64
  Repurchase of common stock......             --            --            (46)
  Issuance of compensatory stock
    options.......................             --            --             --
  Compensation attributable to
    stock.........................             --            --          1,947
  Unrealized loss on
    investments...................         (2,762)           --         (2,762)
  Net loss........................             --       (47,248)       (47,248)
                                    -------------   -----------   ------------
Balances, September 30, 1999
  (unaudited).....................  $      (2,762)  $   (76,611)  $     38,181
                                    =============   ===========   ============

 The accompanying notes are an integral part of these consolidated statements.

                                ShopNow.com Inc.
                     Consolidated Statements of Cash Flows

                                 (in thousands)

                                  ------------------------------------------------------------------------
                                              For the Year Ended                For the Nine Months Ended
                                                 December 31,                         September 30,
                                  ------------------------------------------   ---------------------------
                                          1996           1997           1998           1998           1999
                                  ------------   ------------   ------------   ------------   ------------
                                                                                       (Unaudited)
Operating activities:
Net loss........................  $       (810)  $     (4,766)       (24,745)  $    (13,131)  $    (47,248)
Adjustments to reconcile net
  loss to net cash used in
  operating activities -
    Unusual item - impairment of
      acquired technology.......            --             --          5,207             --             --
    Depreciation and
      amortization..............            35            277          1,602            745          6,364
    Write down of long-term
      investments...............            --             34             --             --             --
    Amortization of deferred
      compensation..............            --             --            182             37          1,947
    Operating expenses paid in
      stock and warrants........            --             --            125            125          1,354
    Changes in operating assets
      and liabilities, net of
      effect of businesses
      acquired:
      Accounts receivable.......           (15)           (51)         2,107           (997)        (5,627)
      Prepaid expenses and other
        current assets..........           (22)          (189)           (77)           184         (2,215)
      Other assets..............            --             --             --             --         (1,075)
      Unbilled services and
        customer deposits,
        net.....................            --             --         (3,713)            --          4,190
      Accounts payable..........           218            831          2,303          1,975          4,114
      Accrued liabilities.......            29            417            521            (54)         4,237
      Deferred revenue..........            --             --            535            193          5,383
                                  ------------   ------------   ------------   ------------   ------------
Net cash used in operating
  activities....................          (565)        (3,447)       (15,953)       (10,923)       (28,576)
                                  ------------   ------------   ------------   ------------   ------------
Investing activities:
Purchases of property and
  equipment.....................           (31)          (481)        (2,189)        (1,959)        (9,533)
Purchase of short-term
  investments, net..............            --             --           (179)        (2,422)       (23,630)
Sale of short-term
  investments...................            --             --             --             --         15,111
Purchase of domain names........            --             --             --             --           (195)
Investments in common stock and
  other assets..................            --           (943)          (147)           (76)          (447)
Acquisition of businesses, net
  of cash acquired of $2,850 in
  the year ended December 31,
  1998 and $640 in the
  nine-month period ended
  September 30, 1999............            --           (250)        (2,851)        (2,851)        (3,951)
                                  ------------   ------------   ------------   ------------   ------------
Net cash used in investing
  activities....................           (31)        (1,674)        (5,366)        (7,308)       (22,645)
                                  ------------   ------------   ------------   ------------   ------------

                                ShopNow.com Inc.
               Consolidated Statements of Cash Flows (Continued)

                                 (in thousands)

                                  ------------------------------------------------------------------------
                                              For the Year Ended                For the Nine Months Ended
                                                 December 31,                         September 30,
                                  ------------------------------------------   ---------------------------
                                          1996           1997           1998           1998           1999
                                  ------------   ------------   ------------   ------------   ------------
                                                                                       (Unaudited)
Financing activities:
Borrowings under bank line of
  credit........................  $         --   $        200   $         38   $         38   $      1,000
Principal payments under bank
  line of credit................            (1)           (78)            --             --           (238)
Proceeds from sale of common
  stock.........................            80             --             25             15          1,076
Common stock repurchased........           (51)           (10)            --             --            (46)
Proceeds from sale of preferred
  stock and warrants, net of
  issuance costs................            --          1,800         33,034         22,983         33,429
Proceeds from convertible
  subordinated notes............            --          1,253             --             --             --
Proceeds from long-term debt....           603          2,562          3,700             --         10,706
Payments on long-term debt......           (61)          (242)        (6,034)        (2,314)        (1,613)
                                  ------------   ------------   ------------   ------------   ------------
Net cash provided by financing
  activities....................           570          5,485         30,763         20,722         44,314
                                  ------------   ------------   ------------   ------------   ------------
Net increase (decrease) in cash
  and cash equivalents..........           (26)           364          9,444          2,491         (6,907)
Cash and cash equivalents at
  beginning of period...........            38             12            376            376          9,820
                                  ------------   ------------   ------------   ------------   ------------
Cash and cash equivalents at end
  of period.....................  $         12   $        376   $      9,820   $      2,867   $      2,913
                                  ============   ============   ============   ============   ============
Supplementary disclosure of cash
  flow information:
  Cash paid during the period
    for interest................  $         50   $         11   $        232   $         76   $        911
                                  ============   ============   ============   ============   ============
Non-cash investing and financing
  activities:
  Common stock, options and
    warrants issued as part of
    business and technology
    acquisitions................  $         --   $         90   $      6,105   $      1,485   $     11,560
                                  ============   ============   ============   ============   ============
  Conversion of note payable and
    convertible subordinated
    debt to preferred stock.....  $         --   $      1,603   $        500   $        500   $         --
                                  ============   ============   ============   ============   ============
  Conversion of note payable to
    common stock................  $         --   $         89   $         --   $         --   $         --
                                  ============   ============   ============   ============   ============
  Assets acquired under capital
    leases......................  $         --   $        125   $      2,092   $      1,730   $        987
                                  ============   ============   ============   ============   ============

 The accompanying notes are an integral part of these consolidated statements.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited)

                      (in thousands except share amounts)

Note 1. Description of the Company and Summary of Significant Accounting
Policies:

THE COMPANY

ShopNow.com Inc. (the Company), formerly TechWave, Inc., provides end-to-end solutions that enable businesses to engage in electronic commerce with consumers and with other businesses. The Company's offerings include customized transaction and merchandising services through ShopNow.com, retail computer and accessory sales and electronic software distribution through BuySoftware.com, and a variety of merchant services, including technology consulting services and traditional direct marketing and creative design services through Media
Assets, Inc., which was acquired in September 1998.

In June, 1999 the Company ceased operating its BuySoftware.com business. Given the Company's continued involvement in certain retailing activities, the results of BuySoftware.com have been reflected in continuing operations until the date operations ceased, as the disposal did not meet the criteria for discontinued operations under Accounting Principles Board (APB) No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions".

The Company is subject to the risks and challenges associated with other companies at a similar stage of development, including dependence on key management personnel, successful development and marketing of its products and services, the continued acceptance of the Internet as a medium for electronic commerce, competition from substitute products and services and larger companies with greater financial, technical management and marketing resources and risks associated with recent acquisitions. Further, during the period required to develop commercially viable products, services and sources of revenues, the Company may require additional funds that may not be readily available.

UNAUDITED INTERIM FINANCIAL DATA

The unaudited interim financial statements for the nine month period ended September 30, 1998 and 1999 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 1. Description of the Company and Summary of Significant Accounting
Policies: (Continued)
NET LOSS PER SHARE

In accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Computation of Earnings Per Share," basic earnings per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net loss by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the shares of common stock issuable upon the conversion of the convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is antidilutive. The Company has not had any issuances or grants for nominal consideration as defined under Staff Accounting Bulletin 98. Diluted net loss per share for all periods shown does not include the effects of the convertible preferred stock and shares issuable upon the exercise of stock options and warrants as the effect of their inclusion is antidilutive during each period.

Pro forma basic and diluted net loss per share is computed based on the weighted average number of shares of common stock outstanding giving effect to the conversion of convertible preferred stock outstanding that automatically converted upon completion of the Company's initial public offering (using the if-converted method from the original issuance date) on October 4, 1999 (See
Note 2). Pro forma diluted net loss per share excludes the impact of stock options and warrants as the effect of their inclusion would be antidilutive.

REVENUE RECOGNITION


The Company generates revenues primarily from e-commerce outsourcing and enabling services, advertising and merchandising conducted by businesses and merchants on the Company's network of web sites (the ShopNow marketplace), transaction fees from e-commerce web sites built and operated by the Company as well as from products and services purchased by customers. Revenues are recognized when e-commerce enabling and outsourcing services are provided or when products have been shipped to the customer. The Company bears full credit risk with respect to these sales. Transactional fees paid by merchants credit risk with respect to these sales. Transactional fees paid by merchants generally are recognized at the time of sale of a product or service using the Company's transaction processing systems. In these transactions, the merchant bears the full credit risk and the Company recognizes a transaction fee upon consummation of the sale. Advertising and merchandising revenues are recognized ratably over the term of the applicable agreement. Merchandising agreements typically run for a period of one to four months, except for listing agreements which may run for up to twelve months.


E-commerce enabling and outsourcing merchant services revenues from fixed and unit price contracts are recognized on the percentage of completion method of accounting, based primarily on the ratio of contract costs incurred to date to total estimated contract costs. Anticipated losses on these contracts are recorded when identified. To date, losses have not been significant. Contract costs include all direct labor, material, subcontract and other direct project costs and certain indirect costs related to contract performance. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements that may result in revision to costs and income, are recognized in the period in which the revisions are determined. Fee revenue from

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 1. Description of the Company and Summary of Significant Accounting
Policies: (Continued)
ancillary services provided by the merchant services division is recognized upon completion of the related job by the applicable third party vendor.

Unbilled services typically represent amounts earned under the Company's contracts not billed due to timing or contract terms, which usually consider passage of time, achievement of certain milestones or completion of the project. Where billings exceed revenues earned on contracts, the amounts are included in the accompanying consolidated balance sheets as customer deposits, as the amounts typically related to ancillary services, whereby the Company is acting in an agency capacity.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

GOODWILL AND OTHER INTANGIBLE ASSETS

Intangible assets consist primarily of customer lists, domain names, acquired technology and goodwill related to acquisitions accounted for under the purchase method of accounting. Amortization of these purchased intangibles is provided on the straight-line basis over the respective useful lives of the assets, primarily three years. The Company identifies and records impairment losses on intangible and other assets when events and circumstances indicate that such assets might be impaired. The Company considers factors such as significant changes in the regulatory or business climate and projected future cash flows from the respective asset. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset (See Note
9). Other intangible assets consist of the following:

                                                         --------------------------------------------
                                                                December 31,
                                                         ---------------------------    September 30,
                                                                 1997           1998             1999
                                                         ------------   ------------   --------------
Customer lists.........................................  $         --   $      1,978     $    2,698
Domain names...........................................            --          1,533          1,744
Acquired technology....................................           379            840         18,128
Other..................................................           340            386            402
                                                         ------------   ------------     ----------
                                                                  719          4,737         22,972
Less - Accumulated amortization........................          (137)          (793)        (4,499)
                                                         ------------   ------------     ----------
                                                         $        582   $      3,944     $   18,473
                                                         ============   ============     ==========

INCOME TAXES

The shareholders of the Company elected to be treated as an S Corporation under the Internal Revenue Code until February 26, 1997. As a result, taxable income until that date was included in the taxable income of the individual

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 1. Description of the Company and Summary of Significant Accounting
Policies: (Continued)
shareholders, and no income tax provision was recorded. In addition, in accordance with Staff Accounting Bulletin Topic 4B, the Company has reclassified accumulated losses incurred prior to the date of conversion to C Corporation status from retained earnings to common stock.

The Company terminated its S Corporation status on February 26, 1997 (Termination) and implemented SFAS No. 109, "Accounting for Income Taxes," upon becoming a taxable entity. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the tax rates that will be in effect when the differences are expected to reverse. Deferred taxes were not recorded at Termination as the temporary differences between recognition of income and expense for financial reporting and tax purposes were not significant.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets purchased under capital leases are recorded at cost (based on the present value of future minimum lease payments discounted at the contractual interest rates). Depreciation is computed using the straight-line method over the assets' estimated useful lives of three to seven years.

STOCK COMPENSATION

The Company has adopted the disclosure only provisions of the SFAS No. 123, "Accounting for Stock-Based Compensation", whereby it applies APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's common stock at the date of grant over the stock option exercise price.

Options and warrants issued to non-employees are accounted for using the fair value method of accounting as prescribed by SFAS No. 123, utilizing the Black-Scholes model.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and consist primarily of salaries, supplies and contract services.

The Company's accounting policy is to capitalize eligible computer software development costs upon the establishment of technological feasibility, which the Company has defined as a completion of a working model. For the years ended December 31, 1996, 1997 and 1998 and the period ended September 30, 1999, the amount of eligible costs to be capitalized has not been significant, and accordingly, the Company has charged all software development costs to research and development in the accompanying consolidated statements of operations.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 1. Description of the Company and Summary of Significant Accounting
Policies: (Continued)
ADVERTISING COSTS

The cost of advertising is expensed as incurred. For the years ended
December 31, 1996, 1997 and 1998 and the nine month period ended September 30, 1999, the Company incurred advertising and direct marketing expenses of approximately $0, $470, $5.7 million and $17.3 million, respectively.

UNAUDITED PRO FORMA SHAREHOLDERS' EQUITY

Upon the closing of the initial public offering discussed in Note 2, all of the preferred stock outstanding as of the closing date was automatically converted into shares of common stock. Unaudited pro forma shareholders' equity at September 30, 1999, as adjusted for the conversion of preferred stock, is presented in the accompanying consolidated balance sheet.

STATEMENT OF COMPREHENSIVE LOSS

There were no reclassification adjustments as defined in SFAS 130, "Reporting Comprehensive Income" or income tax provision related to the unrealized loss on investments during the nine month period ended September 30, 1999.

RECLASSIFICATIONS

Certain information reported in previous years has been reclassified to conform to the 1999 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The implementation of SOP 98-1 did not have a material impact on the Company's financial position or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities." SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. The implementation of SOP 98-5 did not have a material impact on the company's financial position or results of operations.

Note 2. Initial Public Offering:

On October 4, 1999, the Company closed its IPO of 7,250,000 shares of common stock at $12.00 per share, for net proceeds of $80.9 million. At closing, all of the Company's issued and outstanding shares of convertible preferred stock were converted into shares of common stock on a one-for-one basis. On November 2, 1999, the underwriters

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 2. Initial Public Offering: (Continued) of the IPO exercised their over-allotment option and sold an additional 1,087,500 shares at $12.00 per share, for net proceeds of $12.1 million. The combined net proceeds to the Company, less offering costs of approximately $1.4 million, were $91.6 million. In addition, a $1 million promissory note in connection with the Company's acquisition of GO Software, Inc. (GO) and a $4 million bridge loan with a financial institution plus accrued interest were repaid.

Note 3. Property and Equipment:

Property and equipment consists of the following:

                                                         --------------------------------------------
                                                                December 31,
                                                         ---------------------------    September 30,
                                                                 1997           1998             1999
                                                         ------------   ------------   --------------
Computer equipment.....................................  $        601   $      3,313     $    7,713
Furniture and fixtures.................................            14            568          1,142
Software...............................................            42            759          6,544
Leasehold improvements.................................             2            548            641
                                                         ------------   ------------     ----------
                                                                  659          5,188         16,040
Less - Accumulated depreciation and amortization.......          (187)        (1,003)        (3,294)
                                                         ------------   ------------     ----------
Property and equipment, net............................  $        472   $      4,185     $   12,746
                                                         ============   ============     ==========

Property and equipment shown above include assets under capital leases of approximately $125, $2.2 million and $3.8 million at December 31, 1997 and 1998 and September 30, 1999, with corresponding accumulated amortization of $60 and $270 and $975 at December 31, 1997 and 1998 and September 30, 1999, respectively.

Note 4. Investment in Marketable Equity Securities:

At September 30, 1999, the Company held 476,410 shares of 24/7 Media and 195,122 shares of FreeShop.com, Inc., both of which are publicly traded companies subject to the reporting requirements of the Securities and Exchange Commission. The Company classifies these investments as available for sale and are stated at fair value in accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This statement specifies that available for sale securities are reported at fair value with changes in unrealized gains and losses recorded directly to shareholders' equity, which are reflected in accumulated other comprehensive loss in the accompanying consolidated balance sheets. Fair value is based on quoted market prices.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 5. Accrued Liabilities:

Accrued liabilities consists of the following:

                                                         --------------------------------------------
                                                                December 31,
                                                         ---------------------------    September 30,
                                                                 1997           1998             1999
                                                         ------------   ------------   --------------
Accrued compensation and benefits......................  $        324   $        576     $    1,529
Accrued marketing expenses.............................            --             --          3,359
Other accrued liabilities..............................           178            556          1,617
                                                         ------------   ------------     ----------
                                                         $        502   $      1,132     $    6,505
                                                         ============   ============     ==========

Note 6. Line of Credit:

The Company had a line of credit with a financial institution with a maximum balance of $300. The line of credit bore interest at prime plus 2% (9.75% at December 31, 1998), with interest payable monthly. The line of credit expired and principal balance was paid in February 1999. The line of credit was secured by substantially all assets of the Company.

In March 1999, the Company entered into a loan and security agreement (agreement) with a financial institution for a term loan and line of credit. In May 1999, the agreement was amended allowing the Company to borrow up to $8.5 million at any one time, consisting of a $3.5 million term loan (term loan), a $4.0 million bridge loan (bridge loan) and a line of credit of up to $2.5 million ($1.0 million until the bridge loan is repaid). The line of credit bears interest at the financial institution's base rate plus 2%, is secured by substantially all assets of the Company and expires on March 31, 2000. The term loan bears interest at 12%, is secured by substantially all assets of the Company and matures in March 2002. The bridge loan bears interest at 12% and is due upon the earlier of December 1, 1999 or a debt or equity financing by the Company surpassing $10.0 million. In conjunction with the agreement, the Company issued warrants to acquire 72,000 shares of common stock at an exercise price of $6.25 per share. The warrants are exercisable immediately and expire in March 2006. In May 1999 in connection with the modification, the Company issued additional warrants to acquire 70,000 shares of common stock at an exercise price of $7.00 per share. The warrants are exercisable immediately and expire in June 2006.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 7. Notes and Leases Payable:


                                                         --------------------------------------------
                                                                December 31,
                                                         ---------------------------    September 30,
                                                                 1997           1998             1999
                                                         ------------   ------------   --------------
Subordinated demand notes payable bearing interest at
  9%; in January 1998, principal converted to preferred
  stock and interest was paid in cash..................  $        500   $         --     $       --
Notes payable bearing interest at 12%, increasing by 1%
  per year each 30 days, to a maximum of 18% per year;
  principal and interest was paid in January 1998......         1,775             --             --
Convertible note payable to shareholder, interest at
  applicable short-term federal rate, quarterly
  principal and interest payments totaling $113; final
  payment due in October 2000. The note is convertible
  to common stock at $8.00 per share...................            --            859            401
Convertible note payable to shareholder, interest at
  10% with principal due the earlier of June 15, 2000
  or upon effectiveness of an initial public offering,
  at which time the note is convertible into common
  stock at the option of the holder....................            --             --          1,000
Bridge note payable with interest at 12% due upon the
  earlier of December 1, 1999 or the date of certain
  milestones...........................................            --             --          3,929
Term note payable bearing interest at 12%, maturity
  date March, 2002.....................................            --             --          3,500
Capital lease obligations and other notes payable,
  interest, and principal payable monthly, interest at
  rates from 6% to 18% with maturity dates between 1999
  and 2003.............................................           293          2,111          5,082
                                                         ------------   ------------     ----------
                                                                2,568          2,970         13,912
Less - current portion.................................        (1,684)        (1,133)        (8,110)
                                                         ------------   ------------     ----------
                                                         $        884   $      1,837     $    5,802
                                                         ============   ============     ==========


In September 1997, the Company issued 9% Subordinated Demand Notes totaling $500 to each of two shareholders. In January 1998, the principal amount of these Demand Notes was converted to 125,000 shares of Series D preferred stock and interest of approximately $13 was paid in cash.

In November 1997, the Company completed a bridge financing with individual investors and executed Promissory Notes with principal totaling $1,775. The interest on this principal was 12% per annum, increasing by 1% per year each 30 days to a maximum of 18% per year. In connection with the closing of the Company's Series D equity placement in January 1998, the $1,775 plus interest of $61 was paid in full. The placement agent and the holders of the Promissory Notes also received warrants to purchase 177,500 and 62,125 shares of the Company's common stock, respectively, at $1.50 per share. The warrants are exercisable immediately and expire in October 2000.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 7. Notes and Leases Payable: (Continued)
In October 1998, the Company completed a bridge financing with individual investors and executed Promissory notes with principal totaling $3.7 million. The interest on this principal was 13% per year. In connection with the Company's Series F equity placement in December 1998, the $3,700 plus interest of $12 was paid in full. The placement agent and the holders of the promissory notes also received 129,500 and 129,500 warrants, respectively, to purchase a total of 259,000 shares of the Company's common stock at $4.00 per share. The warrants are exercisable immediately and expire in October 2001.

Notes and leases payable mature as follows for the periods ending December 31, 1998:

1999........................................................  $      1,165
2000........................................................         1,074
2001........................................................           459
2002........................................................           198
2003........................................................            74
                                                              ------------
                                                              $      2,970
                                                              ============

Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair market value of long-term debt approximates the carrying amount at December 31, 1998.

Note 8. Commitments:

The Company is obligated under capital and operating leases for its headquarters and various equipment leases. The leases expire through 2004. Future minimum lease payments under these leases are as follows for the periods ending
December 31, 1998:

                                                              ---------------------------
                                                                   Capital      Operating
                                                                    Leases         Leases
                                                              ------------   ------------
1999........................................................  $        746   $        708
2000........................................................           712            709
2001........................................................           507            473
2002........................................................           184             --
2003........................................................            72             --
                                                              ------------   ------------
                                                                     2,221   $      1,890
                                                                             ============
Less - Amounts representing interest........................          (169)
                                                              ------------
Net present value of minimum lease payment..................  $      2,052
                                                              ============

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 8. Commitments: (Continued)
In 1999, the Company issued 62,400 warrants to purchase common stock at $6.25 per share to two financial institutions in conjunction with certain leases included above. The warrants are exercisable immediately and expire between June 2004 and April 2006.

Rental expense for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999 was approximately $95, $127, $225 and $823, respectively.

The Company has commitments under various business agreements to purchase advertising totaling approximately $5.5 million in 1999, $6.0 million in 2000 and $3.5 million in 2001.

Note 9. Acquisitions:

In January 1997, the Company formed a wholly owned subsidiary, TechWave Acquisition, Inc. (TechWave Acquisition). In January 1997, Web Solutions, Inc. (Web Solutions) and Intelligent Software Solutions, Inc. (Intelligent Software) merged with and into TechWave Acquisition in exchange for 600,000 shares of the Company's common stock valued at $90, a convertible note payable for $250 ($226 in principal and $24 in interest), and $25 in cash, aggregating a total purchase price of $341. The acquisition was accounted for in accordance with the purchase method of accounting. The excess purchase price was principally allocated to acquired technology, which is amortized over a five year life. In
November 1997, the unpaid principal balance of $89 was converted into 177,333 shares of common stock.

Both Web Solutions and Intelligent Software were software development companies with core technologies that were incorporated into the Company's electronic software distribution products. Additionally, the sole shareholder of Web Solutions and Intelligent Software became an officer of the Company.

In June 1998, the Company acquired e-Warehouse, Inc. and CyberTrust, Inc., wholly owned subsidiaries of a publicly traded Canadian company. The sellers had developed certain payment processing technologies that the Company had planned to utilize in their e-commerce offerings. Consideration for these acquisitions consisted of $4.0 million in cash and 422,710 shares of the Company's common stock (valued at $3.30 per share), with a total value of approximately $5.4 million. The acquisition was recorded using the purchase method of accounting. The Company is not utilizing the acquired technology and has determined that it has no alternative future use or value in the Company's transaction processing systems, as the Company's technology platform provides the enhanced functionality needed in the Company's business operations. Due to the impairment of the acquired technology, the Company has written off all of the excess purchase price, except for value assigned to domain names, in the accompanying 1998 consolidated statement of operations. As a result of the impairment, the Company commenced legal proceedings in December 1998 against two of the executives associated with the acquired companies. In January 1999, the two executives filed a counterclaim against the Company. On August 10, 1999, all legal proceedings were settled, resulting in an insignificant charge to the Company.

In August 1998, the Company completed its acquisition of The Internet Mall which was doing business as ShopNow, Inc. (ShopNow). The Internet Mall, Inc. operated a shopping aggregation Web site and provided the Company with technology and merchant relationships to assist in the development of an online shopping destination. In connection with the Merger, the Company issued 719,915 shares of common stock (the Merger Shares), valued at

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 9. Acquisitions: (Continued)
$3.30 per share, and warrants to purchase common stock for a total purchase price of approximately $2.6 million. The acquisition was accounted for using the purchase method of accounting. Of the total excess purchase price of $2.6 million, approximately $1.5 million was allocated to customer lists and domain names, which are amortized over a three-year life, with the remainder being allocated to acquired technology, workforce and goodwill, which are amortized over three-year lives.

In September 1998, the Company entered into a purchase and merger agreement with Media Assets, Inc. (doing business as The Haggin Group). The Haggin Group is a creative design and direct marketing firm with an office in Mill Valley, California. The Company paid The Haggin Group consideration including $300 in cash, a promissory note for $1.0 million, 600,000 shares of the Company's common stock, valued at $3.30 per share, and options to acquire common stock for a total purchase price of approximately $3.3 million. The terms of the promissory note require payments, by the Company, of eight equal quarterly installments of $113 on the first day of each quarter commencing January 1, 1999 (with the exception of April 1, 1999, which shall be $254) until fully paid on October 1, 2000. The acquisition was accounted for using the purchase method of accounting. The excess purchase price of approximately $1.7 million was allocated to customer lists and domain names and is being amortized over a three-year life. In connection with this acquisition, three employees were granted a total of 1.2 million options at exercise prices between $2.00 and $3.00 per share to acquire the Company's common stock. The vesting of these options was dependent upon the achievement of certain performance measures related to business unit revenue and customer growth as defined in the stock option agreements. The performance measures initially established were well beyond the historical financial results achieved during prior periods. As such, during the period these options were outstanding, the thresholds established to trigger vesting were not considered achievable and were not achieved. As no measurement date for the options occurred since the price of the options was fixed, the number of shares to be ultimately issued was not known. Since these thresholds were not considered achievable, these options were cancelled in May of 1999. The three employees were granted fixed-price options to purchase 405,000 shares of the Company's common stock with time vesting provisions not dependent upon performance. These options had the same strike prices and vesting terms as the original grants. As the grant of the new options created a new measurement date, the Company recorded $1.9 million of deferred compensation for the difference between the strike price and the underlying fair market value of the common stock at May 1999, which was determined to be $7.22 per share. The Company also recognized a compensation charge of $831,000 for the immediately vested portion of these grants in the accompanying consolidated September 30, 1999 financial statements.

In June 1999, the Company acquired GO Software, Inc. (GO). GO develops and markets transaction processing software for personal computers that can function on a stand-alone basis or can interface with core corporate accounting systems. The Company paid GO $4.7 million in cash, issued a $1 million promissory note bearing interest at 10%, and issued 1,123,751 shares of common stock, valued at $8.54 per share, for a total purchase price of $15.4 million. The acquisition was accounted for using the purchase method of accounting. Of the excess purchase price of approximately $14.4 million, $13.8 million was allocated to acquired technology and $556 was allocated to goodwill, which are both being amortized over a three-year life. The note bears interest at 10% and is due on the earlier of June 15, 2000 or upon the effective date of an initial public offering, at which time the note becomes convertible to common stock at the option of the holder at the initial public offering price per share.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 9. Acquisitions: (Continued)
In addition, as discussed in Note 11, the Company acquired CardSecure, Inc. (CardSecure) in June 1999 for a purchase price of approximately $3.5 million. CardSecure is a developer of e-commerce enabled Web sites. The acquisition was accounted for using the purchase method of accounting. The excess purchase price of approximately $3.5 million was allocated to acquired technology and is being amortized over a three year life.

UNAUDITED PRO FORMA COMBINED RESULTS

The following summarizes the unaudited pro forma results of the Company's operations for the years ended December 31, 1997 and 1998 and nine months ended September 30, 1999, assuming the Media Assets, Inc., and The Internet
Mall, Inc. transactions occurred as of January 1, 1997 and the GO and CardSecure transactions occurred as of January 1, 1998. Pro forma information for the e-Warehouse, Inc. and CyberTrust, Inc. transactions is not presented, as it is not considered meaningful. The pro forma results are presented for the purposes of additional analysis only and do not purport to present the results of operations that would have occurred for the periods presented or that may occur in the future.

                                                         --------------------------------------------
                                                                 Year Ended               Nine Months
                                                                December 31,                    Ended
                                                         ---------------------------    September 30,
                                                                 1997           1998             1999
                                                         ------------   ------------   --------------
Revenues...............................................  $      6,426   $     13,508     $   24,278
Net loss before taxes..................................  $     (4,917)  $    (24,764)    $  (49,922)
Net loss per share.....................................  $      (0.98)  $      (4.49)    $    (8.24)

Note 10. Income Taxes:

The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for any of the periods presented because it has experienced operating losses since inception, and has provided full valuation allowances on deferred tax assets because of uncertainty regarding their realizability. Deferred taxes consist primarily of net operating loss carryforwards, offset by deferred tax liabilities resulting from stock acquisitions.

The difference between the statutory federal tax rate of 34% and the tax provision of zero recorded by the Company is primarily due to the Company's full valuation allowance against its deferred tax assets.

At September 30, 1999, the Company had net operating loss carryforwards of approximately $65.0 million related to U.S. federal, foreign and state jurisdictions. Utilization of net operating loss carryforwards are subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended due to the Series D and E financing transactions. The Company is limited to approximately $3.0 million per year on net operating losses incurred prior to April 1998. These carryforwards will begin to expire at various times commencing in 2012.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 10. Income Taxes: (Continued)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes were as follows:


                                                         --------------------------------------------
                                                                December 31,
                                                         ---------------------------    September 30,
                                                                 1997           1998             1999
                                                         ------------   ------------   --------------
Net operating loss carryforwards.......................  $      1,300   $      7,500     $   22,100
Other..................................................            --            200            200
                                                         ------------   ------------     ----------
Total deferred assets..................................         1,300          7,700         22,300
Intangible assets......................................            --         (1,300)        (5,570)
Valuation allowance for deferred tax assets............        (1,300)        (6,400)       (16,730)
                                                         ------------   ------------     ----------
Net deferred taxes.....................................  $         --   $         --     $       --
                                                         ============   ============     ==========


Note 11. Shareholders' Equity:

CONVERTIBLE PREFERRED STOCK

The Company has authorized 20,000,000 shares of convertible preferred stock. Shares of convertible preferred stock may be issued from time to time in one or more series, with designations, preferences and limitations established by the Company's board of directors.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 11. Shareholders' Equity: (Continued)
As of September 30, 1999, the Company had designated nine series of convertible preferred stock (Series A through I). Amounts are as follows:

                                                         --------------------------------------------
                                                                December 31,
                                                         ---------------------------    September 30,
                                                                 1997           1998             1999
                                                         ------------   ------------   --------------
Series A preferred stock: Issued 699,612 shares in
  1997, aggregate liquidation preference $350..........  $        350   $        350     $      350
Series B preferred stock: Issued 2,334,079 shares in
  1997, aggregate liquidation preference $1,800........         1,800          1,800          1,800
Series C preferred stock: Issued 996,748 shares in
  1997, aggregate liquidation preference $1,473........         1,253          1,253          1,473
Series D preferred stock: Issued 4,250,000 shares in
  1998, aggregate liquidation preference $17,000.......            --         13,461         13,461
Series E preferred stock: Issued 2,125,000 shares in
  1998, aggregate liquidation preference $8,500........            --          7,672          7,672
Series F preferred stock: Issued 2,056,000 shares in
  1998 and 2,336,000 in 1999, aggregate liquidation
  preference $12,850...................................            --         10,534         11,934
Series G preferred stock: Issued 5,014,286 shares in
  1999, aggregate liquidation preference $35,100.......            --             --         33,200
Series H preferred stock: Issued 333,334 shares in
  1999, aggregate liquidation preference $3,000........            --             --          2,840
Series I preferred stock: Issued 2,100,000 shares in
  1999, aggregate liquidation preference $18,900.......            --             --         16,621
                                                         ------------   ------------     ----------
                                                         $      3,403   $     35,070     $   89,351
                                                         ============   ============     ==========

Series A through I preferred stock is convertible into common stock on a one-for-one basis, at the option of the holder, subject to antidilution provisions. In the event of an effective registration statement where the total proceeds exceed $15 million and the minimum price per share is achieved, the Series A through I preferred stock is automatically converted into common stock.

The Series A through I shareholders have the right to one vote for each share of common stock into which the stock could be converted. In the event of liquidation, Series A through I shareholders are entitled to a per-share distribution in preference to common shareholders equal to the original issue price. In the event the funds are insufficient to make a complete distribution to the Series A through I shareholders, then all of the funds available shall be distributed ratably based on their respective liquidation preferences among the holders of Series A through I preferred stock.

On February 26, 1997, the Company issued 699,612 shares of convertible Series A preferred stock (Series A stock) for the cancellation of approximately $350 of shareholder notes. In February and May of 1997, the Company issued 2,334,079 shares of convertible Series B preferred stock (Series B stock) for approximately $1.8 million.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 11. Shareholders' Equity: (Continued)
In May through July 1997, the Company issued $1.2 million of convertible subordinated notes. These notes bore interest at an annual rate of 8%. On October 31, 1997, the outstanding principal under these notes was converted into 835,205 shares of a new series of the Company's preferred stock (Series C stock). Upon conversion, the holders of the notes also received warrants that expire on their sixth anniversary date or the closing of an initial public offering to purchase 167,047 shares of Series C stock exercisable at $1.50 per share.

During the period from January 23 through April 15, 1998, the Company completed a $25.5 million private equity placement. The Company issued 4.25 million shares of Series D and 2.125 million shares of Series E preferred stock each at $4.00 per share, for a total of 6.375 million shares. In conjunction with this sale, the Company issued 637,500 warrants to purchase common stock at $5.00 per share. The warrants are currently exercisable and expire on their third anniversary. In addition, the Company issued to the placement agent 625,000 warrants to purchase common stock at $4.40 per share. The warrants are exercisable immediately and expire on their third anniversary.

During the fourth quarter of 1998 and the first quarter of 1999, the Company completed a $14.6 million private equity placement. The Company issued 2,336,000 shares of Series F preferred stock at $6.25 per share. In conjunction with this sale, the Company issued 233,600 warrants to purchase common stock at $7.50 per share. The warrants are exercisable on the first anniversary of their issuance and expire on their third anniversary. In addition, the Company issued to the placement agent 233,600 warrants to purchase common stock at $6.25 per share. The warrants are exercisable immediately and expire on their third anniversary.

As a condition to the commencement of the Series D private equity placement described above, the holders of the Series A, Series B, and Series C stock agreed to an amended and restated Articles of Incorporation that amended and deleted certain rights of the Series A, Series B, and Series C stock, including redemption and preferential dividend rights.

In March and April 1999, the Company completed a $5 million private equity placement. The Company issued 714,286 shares of Series G preferred stock at $7.00 per share and 35,715 warrants to purchase common stock at $7.50 per share. The warrants are exercisable immediately and expire on their third anniversary.

In April 1999, the Company entered into a cross promotion agreement and equity exchange agreement with 24/7 Media. As a part of the equity exchange agreement, 24/7 Media acquired 4.3 million shares of the Company's Series G preferred stock at $7.00 per share and 860,000 warrants to acquire common stock at $7.00 per share in exchange for consideration valued at $30.1 million. The warrants are exercisable immediately and expire on their third anniversary. The purchase price consists of three parts: $5.0 million in cash, 466,683 shares of 24/7 Media's common stock, and the right to acquire 24/7 Media's interest in CardSecure, Inc., a developer of e-commerce enabled Web sites. In June, 1999, the Company acquired 24/7 Media's interest in CardSecure, Inc. and also acquired the remaining minority interest from CardSecure's founders and received 9,727 additional shares of 24/7 Media's common stock by issuing 243,036 shares of the Company's common stock valued at $8.54 per share. The total purchase price for CardSecure, Inc. was $3.5 million.

In May 1999, the Company completed a $3 million private equity placement. The Company issued 333,334 shares of Series H preferred stock at $9.00 per share and 50,000 warrants to purchase common stock at $9.00 per share. The warrants are exercisable immediately and expire on their third anniversary.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 11. Shareholders' Equity: (Continued)
In July 1999 the Company closed a $18.9 million private equity placement with a financial institution pursuant to the terms of a stock purchase agreement which had been entered into on June 17, 1999. The closing of the private equity placement was subject only to shareholder approval of an amendment to the Company's Articles of Incorporation and the receipt of Hart-Scott-Rodino Act approval. The Company issued 2,100,000 shares of Series I preferred stock at $9.00 per share and 555,556 warrants to purchase common stock at $9.00 per share. The warrants are exercisable immediately and expire on their third anniversary. The Series I preferred stock contains substantially the same rights and preferences as the previous series of preferred stock.

In conjunction with the Series I preferred stock, the Company entered into an agreement with the financial institution and received $6.1 million in cash, which represents prepaid licensing fees. This amount is being recognized as revenue on a straight-line basis over 27 months, which represents the term of the agreement, which began in August 1999.

STOCK OPTION PLANS

In October 1996, the Company adopted a combined incentive and nonqualified stock option plan (the Plan) to provide incentive to employees, directors, consultants and advisors. The Company reserved 5,000,000 shares of common stock for issuance under the Plan. During 1999, the Company amended the Plan and increased the shares reserved for issuance under the Plan to 8,000,000. The Company has granted rights to purchase 1,739,470 shares to Company executives outside the Plan.

Options under the Plan, as well as outside the Plan, generally expire 10 years from the date of grant. The Board of Directors determines the terms and conditions of options granted under the Plan, and outside the Plan, including the exercise price. Options are generally granted at fair market value on the date of grant and vest immediately or ratably over three years from the date of grant.

Under APB No. 25, the Company records compensation expense over the vesting period for the difference between the exercise price and the deemed fair market value for financial reporting purposes of stock options granted. The fair value of common stock has been determined by the Company based on factors including, but not limited to, preferred stock sales, milestones achieved in the development of the business, comparisons to competitive public companies and general market conditions. In conjunction with grants made in 1998 and 1999, the Company recorded approximately $183 and $2,547 as stock compensation expense in the accompanying December 31, 1998 and September 30, 1999 consolidated statements of operations, respectively.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 11. Shareholders' Equity: (Continued)
The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation expense been recognized on stock options issued based on the fair value of the options at the date of grant and recognized over the vesting period, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                             -----------------------------------------------------------
                                                            December 31,
                                             ------------------------------------------    September 30,
                                                     1996           1997           1998             1999
                                             ------------   ------------   ------------   --------------
Net loss:
  As reported..............................  $       (810)  $     (4,766)  $    (24,745)    $  (47,248)
  Pro forma................................          (810)        (4,766)       (25,067)       (50,900)
Basic and diluted net loss per share:
  As reported..............................  $      (0.40)  $      (1.83)  $      (7.01)    $    (9.03)
  Pro forma................................         (0.40)         (1.83)         (7.10)         (9.73)

The fair value of each option is estimated using the Black-Scholes option pricing model that takes into account: (1) the stock price at the grant date,
(2) the exercise price, (3) estimated lives ranging from two to three years,
(4) no dividends, (5) risk-free interest rates ranging from 5.3% to 6.5% and
(6) volatility ranging from 0% through June 18, 1999 to 72.0% subsequent to June 18, 1999. The initial impact on pro forma net loss may not be representative of compensation expense in future years when the effect of the amortization of multiple awards would be reflected in results from operations.

A summary of activity related to the option grants inside and outside the Plan follows:

                       ----------------------------------------------------------------------------------------
                                                 December 31,
                       -----------------------------------------------------------------
                                      1996                   1997                   1998    September 30, 1999
                       -------------------   --------------------   --------------------   --------------------
                                  Weighted               Weighted               Weighted               Weighted
                                   Average                Average                Average                Average
                                  Exercise               Exercise               Exercise               Exercise
                        Options      Price     Options      Price     Options      Price     Options      Price
                       --------   --------   ---------   --------   ---------   --------   ---------   --------
Outstanding at
  beginning of
  period.............       --     $  --       145,500    $0.47     1,793,515    $0.54     4,333,566    $1.91
  Granted............  155,500      0.47     1,813,482     0.55     3,087,379     2.60     5,793,991     6.94
  Exercised..........       --        --            --       --       (27,499)    0.77      (509,987)    2.18
  Canceled...........  (10,000)     0.50      (165,467)    0.60      (519,829)    2.28      (519,531)    4.06
                       -------               ---------              ---------              ---------
Outstanding at end of
  period.............  145,500      0.47     1,793,515     0.54     4,333,566     1.91     9,098,039     4.98
                       =======               =========              =========              =========
Exercisable at the
  end of the
  period.............   20,000      0.25       436,653     0.68     1,681,026     1.06     2,707,245     1.82
                       =======               =========              =========              =========

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 11. Shareholders' Equity: (Continued)
The following information is provided for options outstanding and exercisable at September 30, 1999:

                                  ----------------------------------------------------------------------------
                                                  Outstanding                             Exercisable
                                  --------------------------------------------   -----------------------------
                                                                      Weighted
                                                                       Average
                                                       Weighted      Remaining                        Weighted
                                     Number of          Average    Contractual      Number of          Average
Exercise Price Range                   Options   Exercise Price   Life (Years)        Options   Exercise Price
--------------------              ------------   --------------   ------------   ------------   --------------
$0.00 to $2.13..................     3,167,640    $       1.08             6.7      2,150,391    $       0.99
$2.13 to $4.25..................     2,168,142            3.76             9.0        373,156            3.74
$4.25 to $6.38..................        98,915            5.09             9.6          3,365            5.35
$6.38 to $8.50..................     1,180,312            7.00             9.3        122,387            7.00
$8.50 to $10.63.................     1,983,030            9.59             9.7         57,946            9.02
$10.63 to $12.75................       500,000           12.00            10.0             --              --
                                  ------------    ------------    ------------   ------------    ------------
                                     9,098,039    $       4.98             8.4      2,707,245    $       1.82
                                  ============    ============    ============   ============    ============

In addition to the shares noted above, the Company has granted 310,000 options outside of the plan at an exercise price of $4.00 that are contingent on certain performance criteria being met. Achievement of the performance measures was not ascertainable at September 30, 1999. Accordingly, no amounts have been recorded in the accompanying consolidated statement of operations relating to this option grant. In June 1999, the Company granted 995,079 options to certain executives. The price and vesting of these options is dependent upon the Company completing an initial public offering of its common stock.

WARRANTS AND OPTIONS ISSUED TO MARKETING PARTNERS

On April 29, 1999, pursuant to a distribution and marketing agreement with a telecommunications company, the Company issued warrants to purchase 100,000 shares of the Company's common stock at $10 per share. The warrants are exercisable immediately and expire in April 2002. Simultaneously, the Company entered into a put agreement, which allows the telecommunications company to put the shares back to the Company for $25 per share during the period from June 2001 to August 2001. The number of shares subject to the put warrant declines over time as the Company generates revenue under the marketing and distribution agreement. In accordance with EITF 96-13, the Company has recorded the fair value of the put warrant in the accompanying consolidated balance sheet as of June 30, 1999.

On May 19, 1999, the Company entered into a distribution agreement with a software manufacturer. As part of this agreement, the Company issued warrants to purchase 100,000 shares of common stock at $9.00 per share, and options to purchase 300,000 shares of common stock at $4.80 and 200,000 shares of common stock at an exercise price of $9.00 per share, respectively.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 11. Shareholders' Equity: (Continued)
The following shares of common stock were reserved at September 30, 1999:

Convertible preferred stock (Series A-I)....................    20,189,061
Stock options...............................................     8,940,503
Common stock warrants.......................................     4,228,306
Preferred stock warrants....................................         3,390
                                                              ------------
                                                                33,361,260
                                                              ============

Note 12. Segment Information:

The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," during the first quarter of fiscal 1998. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available, evaluated regularly by the chief operating decision makers, or a decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision making group is comprised of the chief executive officer and various executive vice presidents of the Company. The Company has identified three distinct reportable segments: Merchant services, transactions and merchandising and retail product sales through the BuySoftware.com Web site. While the decision making group evaluates results in a number of different ways, the line of business management structure is the primary basis for which it assesses financial performance and allocates resources. The accounting policies of the line of business operating segments are the same as those described in the summary of significant accounting policies.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 12. Segment Information: (Continued)
The following table represents the Company's segment information for the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999:


                                        -------------------------------------------------------------------
                                                                                  For The Nine Months Ended
                                                     December 31,                       September 30,
                                        ---------------------------------------   -------------------------
                                               1996          1997          1998          1998          1999
                                        -----------   -----------   -----------   -----------   -----------
Revenues from unaffiliated customers:
ShopNow marketplace and transaction
  processing (excluding
  BuySoftware.com)....................  $        --   $        35   $       280   $        56   $     6,249
Merchant services (excluding
  BuySoftware.com)....................          993           500         2,416           517         7,365
BuySoftware.com.......................           --            69         4,458         2,424         9,923
                                        -----------   -----------   -----------   -----------   -----------
                                                993           604         7,154         2,997        23,537
                                        -----------   -----------   -----------   -----------   -----------
Cost of revenues:
ShopNow marketplace and transaction
  processing (excluding
  BuySoftware.com)....................           --            35           142            18         3,585
Merchant services (excluding
  BuySoftware.com)....................          430           356         1,255           270         4,719
BuySoftware.com.......................           --           124         4,452         2,526        11,190
                                        -----------   -----------   -----------   -----------   -----------
                                                430           515         5,849         2,814        19,494
                                        -----------   -----------   -----------   -----------   -----------
Gross profit:
ShopNow marketplace and transaction
  processing (excluding
  BuySoftware.com)....................           --            --           138            38         2,664
Merchant services (excluding
  BuySoftware.com)....................          563           144         1,161           247         2,646
BuySoftware.com.......................           --           (55)            6          (102)       (1,267)
                                        -----------   -----------   -----------   -----------   -----------
                                        $       563   $        89   $     1,305   $       183   $     4,043
                                        ===========   ===========   ===========   ===========   ===========
Profit reconciliation:
Gross profit for reportable
  segments............................  $       563   $        89   $     1,305   $       183   $     4,043
Operating expenses....................       (1,323)       (4,691)      (26,221)      (13,491)      (50,686)
Other income and expenses.............          (50)         (164)          171           177          (605)
                                        -----------   -----------   -----------   -----------   -----------
Loss before provision for income
  taxes...............................  $      (810)  $    (4,766)  $   (24,745)  $   (13,131)  $   (47,248)
                                        ===========   ===========   ===========   ===========   ===========


The Company does not track assets by operating segments. Consequently is it not practicable to show assets by operating segments.

                                ShopNow.com Inc.
                   Notes to Consolidated Financial Statements
                               December 31, 1998
   (Information as of and for the nine month periods ended September 30, 1998 and 1999 is unaudited) (Continued)

                      (in thousands except share amounts)

Note 13. Subsequent Events:

On November 12, 1999, the Company acquired SpeedyClick, Corp. (SpeedyClick), a California corporation, for $55.6 million of cash, common stock and common stock options. SpeedyClick, a privately held company, maintains an Internet World Wide Web site that focuses on entertainment and interactivity. Upon effectiveness of the acquisition, a total of 3,799,237 unregistered shares of ShopNow common stock were issued to the owners of SpeedyClick. Options to purchase SpeedyClick common stock were assumed by the Company and converted into 157,527 options to purchase ShopNow common stock. The Company also paid cash consideration of $3 million to the owners of SpeedyClick. The Company accounted for this transaction as a purchase.

On December 3, 1999, the Company acquired Cortix, Inc. (Cortix), an Arizona corporation d/b/a 20-20Consumer.com, for $14.4 million of cash and common stock. Cortix, a privately held company, is an operator of comparison shopping services including online reviews and ratings for commerce-oriented businesses, merchants and products. Upon effectiveness of the acquisition, 711,435 unregistered shares of ShopNow common stock were issued to the owners of Cortix. The Company also paid cash consideration of $1 million to the owners of Cortix. The Company accounted for this transaction as a purchase.

On December 17, 1999, the Company acquired WebCentric Inc., (WebCentric) a Kansas corporation d/b/a bottomdollar.com, for $40.8 million of cash, common stock and common stock options. WebCentric, a privately held company, develops e-commerce integration technology and applications, including a comparison shopping engine that allows consumers to search and compare the products and services of several leading Internet merchants. Upon effectiveness of the acquisition, a total of 2,161,904 unregistered shares of ShopNow common stock were issued to the owners of WebCentric. In addition, the Company issued replacement stock options to purchase an aggregate of 121,544 shares of the Company's common stock to certain employees and owners of WebCentric. The cash consideration paid was $1.4 million. The Company accounted for this transaction a purchase.

On December 20, 1999, the Company entered into a letter of intent to acquire Ubarter.com, Inc. (Ubarter), for approximately $45 million of common stock and common stock warrants. Ubarter, a publicly traded company, is an e-commerce company specializing in online business-to-business barter exchange e-commerce. The acquisition is expected to close in the second quarter of 2000 subject to the effectiveness of a registration statement on Form S-4 with the Securities and Exchange Commission and the approval of the shareholders of Ubarter.

                    Report of Independent Public Accountants

To ShopNow.com Inc.:

We have audited the accompanying balance sheets of Media Assets, Inc. as of June 30, 1997 and 1998, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Media Assets, Inc. as of June 30, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Seattle, Washington,
March 31, 1999

                               Media Assets, Inc.

                                 Balance Sheets

                    (in thousands except per share amounts)

                                                         --------------------------------------------
                                                                  June 30,
                                                         ---------------------------    September 17,
                                                                 1997           1998             1998
                                                         ------------   ------------   --------------
                                                                                          (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents............................  $          2   $        957     $    1,528
  Accounts receivable..................................           864          2,739          4,184
  Receivable from shareholder..........................            38            123            142
  Unbilled services....................................           400            456            413
  Prepaid expenses and other current assets............            11              8            152
                                                         ------------   ------------     ----------
    Total current assets...............................         1,315          4,283          6,419
Property and equipment, net............................           204            287            271
Other assets...........................................            21             24             24
                                                         ------------   ------------     ----------
    Total assets.......................................  $      1,540   $      4,594     $    6,714
                                                         ============   ============     ==========

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Notes payable, current portion.......................  $         16   $         29     $       35
  Accounts payable.....................................           386            378            121
  Accrued wages and related expenses...................           132            134             54
  Other accrued expenses...............................            43            115            494
  Customer deposits....................................           788          3,219          4,833
  Income taxes.........................................            38            166             --
                                                         ------------   ------------     ----------
    Total current liabilities..........................         1,403          4,041          5,537
                                                         ------------   ------------     ----------
Long-term debt, net of current portion.................            34             94             78
                                                         ------------   ------------     ----------
Commitments (Note 6)
Shareholder's equity:
  Common stock, $.01 par value - authorized; 10,000
    shares, issued and outstanding; 2,000 shares at
    December 31, 1997 and September 17, 1998...........             1              1              1
  Retained earnings....................................           102            458          1,098
                                                         ------------   ------------     ----------
    Total shareholder's equity.........................           103            459          1,099
                                                         ------------   ------------     ----------
    Total liabilities and shareholder's equity.........  $      1,540   $      4,594     $    6,714
                                                         ============   ============     ==========

      The accompanying notes are an integral part of these balance sheets.

                               Media Assets, Inc.

                            Statements of Operations

                                 (in thousands)

                                                     -------------------------------------------------
                                                         Year Ended June 30,           January 1, 1998
                                                     ---------------------------               through
                                                             1997           1998    September 17, 1998
                                                     ------------   ------------   -------------------
                                                                                       (Unaudited)
Revenues...........................................  $      4,086   $      5,597     $        4,833
Costs and expenses:
  Costs of revenues................................         2,415          3,112              2,808
  Selling, general and administrative..............         1,497          1,925              1,684
                                                     ------------   ------------     --------------
    Total operating expenses.......................         3,912          5,037              4,492
                                                     ------------   ------------     --------------
      Operating income.............................           174            560                341
Other income, net..................................            --             38                 17
                                                     ------------   ------------     --------------
Income before provision for income taxes...........           174            598                358
Provision for income taxes.........................           (72)          (242)                --
                                                     ------------   ------------     --------------
      Net income...................................  $        102   $        356     $          358
                                                     ============   ============     ==============

        The accompanying notes are an integral part of these statements.

                               Media Assets, Inc.

                       Statements of Shareholder's Equity

                      (in thousands except share amounts)

                                              ----------------------------------------------------------
                                                     Common Stock                                  Total
                                              ---------------------------       Retained   Shareholder's
                                                    Shares         Amount       Earnings          Equity
                                              ------------   ------------   ------------   -------------
Balances, June 30, 1996.....................         2,000   $          1   $         --   $          1
  Net income................................            --             --            102            102
                                              ------------   ------------   ------------   ------------
Balances, June 30, 1997.....................         2,000              1            102            103
  Net income................................            --             --            356            356
                                              ------------   ------------   ------------   ------------
Balances, June 30, 1998.....................         2,000              1            458            459
  Net income................................            --             --            640            640
                                              ------------   ------------   ------------   ------------
Balance September 17, 1998 (Unaudited)......         2,000   $          1   $      1,098   $      1,099
                                              ============   ============   ============   ============

        The accompanying notes are an integral part of these statements.

                               Media Assets, Inc.

                            Statements of Cash Flows

                                 (in thousands)

                                                         -------------------------------------------
                                                                                           January 1
                                                             Year Ended June 30,        1998 through
                                                         ---------------------------   September 17,
                                                                 1997           1998            1998
                                                         ------------   ------------   -------------
                                                                                         (Unaudited)
Cash flows from operating activities:
  Net income...........................................  $        102   $        356    $      358
Adjustments to reconcile net income to net cash
  provided by operating activities -
    Depreciation.......................................            73            101           120
    Changes in assets and liabilities:
    Accounts receivable................................          (324)        (1,960)       (2,217)
    Unbilled services..................................          (326)           (56)          428
    Prepaid expenses and other assets..................           (12)            --            29
    Income taxes.......................................            38            128           (10)
    Accounts payable and accrued expenses..............           303             66           161
    Deposits...........................................           290          2,431         1,369
                                                         ------------   ------------    ----------
    Net cash provided by operating activities..........           144          1,066           238
                                                         ------------   ------------    ----------
Cash flows from investing activities:
  Additions to property and equipment..................          (102)          (184)          (16)
                                                         ------------   ------------    ----------
Cash flows from financing activities:
  Proceeds on long-term debt...........................            --             81            --
  Principal repayments of long-term debt...............           (44)            (8)          (48)
                                                         ------------   ------------    ----------
    Net cash (used in) provided by financing
      activities.......................................           (44)            73           (48)
                                                         ------------   ------------    ----------
    Net increase (decrease) in cash and cash
      equivalents......................................            (2)           955           174
Cash and cash equivalents, beginning of year...........             4              2         1,354
                                                         ------------   ------------    ----------
Cash and cash equivalents, end of year.................  $          2   $        957    $    1,528
                                                         ============   ============    ==========
Cash paid during the year for:
Interest...............................................  $          5   $         14    $       11
                                                         ============   ============    ==========
Income taxes...........................................  $         38   $        212    $      212
                                                         ============   ============    ==========

        The accompanying notes are an integral part of these statements.

                               Media Assets, Inc.

                         Notes to Financial Statements

                                 June 30, 1998

                      (in thousands, except share amounts)

Note 1. Organization of the Company and Nature of Operations:

Media Assets, Inc., a California corporation doing business as The Haggin Group (the Company) provides creative design and direct marketing services to corporate customers throughout the United States. Additionally, the Company provides certain ancillary services including color film separations and printing, both of which are outsourced to vendors.

Note 2. Summary of Significant Accounting Policies:

UNAUDITED INTERIM FINANCIAL DATA

The unaudited interim financial statements as of September 17, 1998 and for the period from January 1, 1998 through September 17, 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The Company believes that the results of operations for the period from January 1, 1998 through September 17, 1998 are not necessarily indicative of the results to be expected for any future period.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue from its fixed and unit price contracts in process on the percentage of completion method of accounting, based primarily on the ratio of contract costs incurred to date to total estimated contract costs. Anticipated losses on these contracts are recorded when identified. Contract costs include all direct labor, material, subcontract, other direct project costs and indirect costs, including depreciation, vehicles, and labor related to contract performance. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements that may result in revision to costs and income, are recognized in the period in which the revisions are determined.

Unbilled services typically represent amounts earned under the Company's contracts, but not billed due to timing or contract terms, which usually consider passage of time, achievement of certain milestones or completion of the project. Where billings exceed revenues earned on contracts, the amounts are included in the accompanying balance sheets as customer deposits, as the amounts typically relate to ancillary services, whereby the Company is acting in an agency capacity.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers any highly liquid short term investments purchased with an original maturity date of three months or less to be cash equivalents.

                               Media Assets, Inc.

                                 June 30, 1998

                      (in thousands, except share amounts)

Note 2. Summary of Significant Accounting Policies: (Continued)
The Company maintains its cash in high credit quality financial institutions which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable.

To date, accounts receivable have been derived from revenues earned from customers located in the United States. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. Historically, credit losses have been minor and within management's expectations. At June 30, 1998, one customer accounted for 60% of the accounts receivable balance. This amount was collected subsequent to June 30.

During the year ended June 30, 1998, 1 customer accounted for 12% of the Company's net revenues.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

Maintenance, repairs and minor renewals are expensed as incurred. Major renewals and betterments which substantially extend the life of the property are capitalized. When an asset is sold or retired, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is included in the results of operations.

INCOME TAXES

The Company recognized deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any future benefits which, more likely than not based on current circumstances, are not expected to be realized.

Note 3. Receivable from Shareholder:

During 1997 and 1998, the Company made non-interest bearing loans to the sole shareholder. Subsequent to June 30, 1998, all outstanding amounts were paid in full.

                               Media Assets, Inc.

                                 June 30, 1998

                      (in thousands, except share amounts)

Note 4. Property and Equipment:

The accompanying balance sheets include the following property and equipment as of June 30:

                                                              ---------------------------
                                                                      1997           1998
                                                              ------------   ------------
Computers and office equipment..............................  $        271   $        458
Vehicles....................................................            65             65
Leasehold improvements......................................            67             64
                                                              ------------   ------------
                                                                       403            587
Less: Accumulated depreciation and amortization.............          (199)          (300)
                                                              ------------   ------------
Property and equipment - net................................  $        204   $        287
                                                              ============   ============

Note 5. Debt:

Long-term debt is summarized as follows as of June 30:

                                                              ---------------------------
                                                                      1997           1998
                                                              ------------   ------------
Equipment loan, interest at index rate + 1.5% due
  October 2002..............................................  $          8   $         90
Notes payable, equipment financing, due in equal monthly
  installments of principal and interest, interest at 9% to
  10%, to maturity in July 2002.............................            42             33
                                                              ------------   ------------
                                                                        50            123
Less - current portion......................................           (16)           (29)
                                                              ------------   ------------
Long-term debt - net........................................  $         34   $         94
                                                              ============   ============

The aggregate maturities of long-term debt for the years subsequent to June 30, 1998, are as follows:

Years ended June 30,                                                Amount
------------------------------------------------------------  ------------
1999........................................................  $         29
2000........................................................            29
2001........................................................            29
2002........................................................            26
2003........................................................            10
                                                              ------------
                                                              $        123
                                                              ============

Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities,

Note 6. Commitments:

The Company leases its facilities under various operating leases expiring in October 1999.

                               Media Assets, Inc.

                                 June 30, 1998

                      (in thousands, except share amounts)

Note 6. Commitments: (Continued)
At June 30, 1998, future minimum lease payments under operating leases were as follows:

Years ended June 30,                                                Amount
------------------------------------------------------------  ------------
1999........................................................  $        181
2000........................................................            60
                                                              ------------
                                                              $        241
                                                              ============

Note 7. Income Taxes:

The provision for income taxes consisted of the following components:

                                                              ---------------------------
                                                                      1997           1998
                                                              ------------   ------------
Current:
  Federal...................................................  $         64   $        133
  State.....................................................            19             39
                                                              ------------   ------------
                                                                        83            172
                                                              ------------   ------------
Deferred:
  Federal...................................................            (9)            59
  State.....................................................            (2)            11
                                                              ------------   ------------
                                                                       (11)            70
                                                              ------------   ------------
Total tax provision.........................................  $         72   $        242
                                                              ============   ============

The provision for income taxes differs from the amount estimated by applying the statutory federal income tax rate to income before income taxes as follows:

                                                              ---------------------------
                                                                      1997           1998
                                                              ------------   ------------
Provision computed at federal statutory rate:...............          34.0%          34.0%
  State taxes, net of federal tax benefit...................           6.1            6.1
Other items - net...........................................           1.3            0.4
                                                              ------------   ------------
Effective tax rate..........................................          41.4%          40.5%
                                                              ============   ============

Deferred tax liabilities at December 31, 1997 and 1998 consist primarily of cash to accrual adjustments as the Company filed its tax returns on a cash basis.

Note 8. Acquisition:

On September 17, 1998, the Company was acquired by ShopNow.com Inc.

                    Report of Independent Public Accountants

To ShopNow.com Inc.:

We have audited the accompanying balance sheets of The Internet Mall, Inc. (a Delaware corporation) as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (November 13, 1996) to December 31, 1996 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Internet Mall, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from inception (November 13, 1996) to December 31, 1996 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Seattle, Washington,
May 27, 1999

                            The Internet Mall, Inc.

                                 Balance Sheets

                      (in thousands, except share amounts)

                                                          ------------------------------------------
                                                                 December 31,
                                                          ---------------------------      August 8,
                                                                  1996           1997           1998
                                                          ------------   ------------   ------------
                                                                                         (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents.............................  $        155   $        240   $         68
Accounts receivable.....................................            --             57             33
                                                          ------------   ------------   ------------
    Total current assets................................           155            297            101
Property and equipment, net of accumulated depreciation
  of $1 and $8 and $18..................................            10             34             39
Intangible assets, net of accumulated amortization of
  $10, $78 and $117.....................................           190            122             83
                                                          ------------   ------------   ------------
    Total assets........................................  $        355   $        453   $        223
                                                          ============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued liabilities..............  $         --   $         90   $        112
  Deferred revenue......................................            --             48            123
  Convertible subordinated promissory note..............            --            300            300
                                                          ------------   ------------   ------------
    Total current liabilities...........................            --            438            535
Commitments
Shareholders' equity:
Convertible preferred stock, 6,000,000 shares authorized
  -
  Series B convertible preferred stock, $0.0001 par
    value, 2,000,000 shares designated; none, 1,724,867
    and 1,724,867 issued and outstanding at 1996, 1997
    and 1998, preference in liquidation of $500.........            --            490            490
  Series A convertible preferred stock, $0.0001 par
    value, 4,000,000 shares designated; 4,000,000 issued
    and outstanding at 1996 and 1997, 1,951,563 in 1998
    preference in liquidation of $1,952.................           383            383            363
  Common stock, $0.0001 par value; 17,000,000 shares
    authorized; 7,000,000 issued and outstanding at
    1996, 1997 and 1998, net of subscriptions receivable
    of $57..............................................            13             13             13
  Accumulated deficit...................................           (41)          (871)        (1,178)
                                                          ------------   ------------   ------------
    Total shareholders' equity (deficit)................           355             15           (312)
                                                          ------------   ------------   ------------
    Total liabilities and shareholders' equity
      (deficit).........................................  $        355   $        453   $        223
                                                          ============   ============   ============

      The accompanying notes are an integral part of these balance sheets.

                            The Internet Mall, Inc.

                            Statements of Operations

                                 (in thousands)

                                                        ---------------------------------------------------------------
                                                          Period from Inception                         January 1, 1998
                                                         (November 13, 1996) to           Year Ended                 to
                                                              December 31, 1996    December 31, 1997     August 8, 1998
                                                        -----------------------   ------------------   ----------------
                                                                                                            (Unaudited)
Revenues..............................................   $                  --    $             188    $           175
Operating expenses:
Cost of revenue.......................................                      --                   30                 24
Product development...................................                      --                   71                114
Sales and marketing...................................                      --                  273                 56
General and administrative............................                      41                  639                275
                                                         ---------------------    -----------------    ---------------
  Total operating expenses............................                      41                1,013                469
                                                         ---------------------    -----------------    ---------------
  Operating loss......................................                     (41)                (825)              (294)
                                                         ---------------------    -----------------    ---------------
Interest expense......................................                      --                    5                 13
                                                         ---------------------    -----------------    ---------------
  Net loss............................................   $                 (41)   $            (830)   $          (307)
                                                         =====================    =================    ===============

        The accompanying notes are an integral part of these statements.

                            The Internet Mall, Inc.
                       Statements of Shareholders' Equity
     For the Period from Inception (November 13, 1996) to December 31, 1996 and for the Year Ended December 31, 1997
                      (in thousands, except share amounts)

                            --------------------------------------------------------------------------------------------------
                            Series B Convertible    Series A Convertible
                               Preferred Stock         Preferred Stock          Common Stock                             Total
                            ---------------------   ---------------------   ---------------------   Accumulate   Shareholders'
                                Shares     Amount       Shares     Amount       Shares     Amount      Deficit          Equity
                            ----------   --------   ----------   --------   ----------   --------   ----------   -------------
Balances, November 13,
  1996....................         --    $     --           --   $     --          --    $     --   $       --   $         --
Sale of common stock to
  founders at $0.01
  per share in
  November 1996, net of
  subscriptions receivable
  of $57..................         --          --           --         --   5,750,000           1           --              1
Sale of common and
  preferred stock at $0.01
  and $0.10 per share,
  respectively, in
  exchange for assets and
  cash in November 1996,
  net of issuance costs of
  $5......................         --          --    4,000,000        383   1,250,000          12           --            395
Net loss..................         --          --           --         --          --          --          (41)           (41)
                            ---------    --------   ----------   --------   ---------    --------   ----------   ------------
Balances, December 31,
  1996....................         --          --    4,000,000        383   7,000,000          13          (41)           355
Sale of preferred stock at
  $0.27 and $0.35 per
  share in May and
  August 1997,
  respectively, net of
  issuance costs of $10...  1,724,867         490           --         --          --          --           --            490
Net loss..................         --          --           --         --          --          --         (830)          (830)
                            ---------    --------   ----------   --------   ---------    --------   ----------   ------------
Balances, December 31,
  1997....................  1,724,867         490    4,000,000        383   7,000,000          13         (871)            15
Repurchase of preferred
  stock at $0.01 per share
  in January and
  April 1998..............         --          --   (2,048,437)       (20)         --          --           --            (20)
Net loss..................         --          --           --         --          --          --         (307)          (307)
                            ---------    --------   ----------   --------   ---------    --------   ----------   ------------
Balances, August 8, 1998
  (Unaudited).............  1,724,867    $    490    1,951,563   $    363   7,000,000    $     13   $   (1,178)  $       (312)
                            =========    ========   ==========   ========   =========    ========   ==========   ============

        The accompanying notes are an integral part of these statements.

                            The Internet Mall, Inc.
                            Statements of Cash Flows
                                 (in thousands)

                                                        ---------------------------------------------------------------
                                                          Period from Inception                         January 1, 1998
                                                         (November 13, 1996) to           Year Ended                 to
                                                              December 31, 1996    December 31, 1997     August 8, 1998
                                                        -----------------------   ------------------   ----------------
                                                                                                            (Unaudited)
Cash flows from operating activities:
  Net loss............................................   $                 (41)                (830)   $          (307)
Adjustments to reconcile net loss to net cash used in
  operating activities-
    Depreciation and amortization.....................                      11                   76                 49
    Changes in operating assets and liabilities:
        Accounts receivable...........................                      --                  (57)                24
        Accounts payable and accrued expenses.........                      --                   90                 22
        Deferred revenue..............................                      --                   48                 75
                                                         ---------------------    -----------------    ---------------
          Net cash used in operating activities.......                     (30)                (673)              (137)
                                                         ---------------------    -----------------    ---------------
Cash flows used in investing activities:
        Purchase of property and equipment............                     (11)                 (32)               (15)
                                                         ---------------------    -----------------    ---------------
Cash flows from financing activities:
        Net proceeds from preferred and common stock
          issuances...................................                     196                  490                 --
        Repurchase of preferred stock.................                      --                   --                (20)
        Proceeds from convertible subordinated
          promissory note.............................                      --                  300                 --
                                                         ---------------------    -----------------    ---------------
          Net cash (used in) provided by financing
            activities................................                     196                  790                (20)
                                                         ---------------------    -----------------    ---------------
(Decrease) increase in cash and cash equivalents......                     155                   85               (172)
Cash and cash equivalents, beginning of period........                      --                  155                240
                                                         ---------------------    -----------------    ---------------
Cash and cash equivalents, end of period..............   $                 155    $             240    $            68
                                                         =====================    =================    ===============
Supplemental disclosures of cash flow information:
        Common stock issued to founders in exchange
          for promissory notes........................   $                  57    $              --    $            --
                                                         =====================    =================    ===============

        The accompanying notes are an integral part of these statements.

                            The Internet Mall, Inc.
                         Notes to Financial Statements
                               December 31, 1997
                      (in thousands except share amounts)

Note 1. Organization and Nature of Operations:

The Internet Mall, Inc. (the Company), a Delaware corporation, was incorporated on November 13, 1996. The Company operated an internet shopping aggregation Web site and provided links to on-line retailers that offer products and services.

Note 2. Significant Accounting Policies:

UNAUDITED INTERIM FINANCIAL DATA

The unaudited interim financial statements as of August 8, 1998 and for the period from January 1, 1998 through August 8, 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The Company believes that the results of operations for the period from January 1, 1998 through August 8, 1998 are not necessarily indicative of the results to be expected for any future period.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company's revenue to date has been primarily derived from banner advertising. Advertising revenue is recognized in the period the advertising impressions are delivered.

The Company sells one-year mall listings on its site and recognizes revenue over the term of the listing. Deferred revenue represents residual amounts from these listings. In addition, the Company earns transaction fees for sales made through the site which are recorded in the period of the sale.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with a purchased maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment consists primarily of computer equipment and furniture and is stated at cost. Depreciation is computed using an accelerated method over estimated useful lives, which range from five to seven years.

PRODUCT DEVELOPMENT

Product development costs are expensed as incurred and consist primarily of salaries, travel, materials, supplies and contract services.

                            The Internet Mall, Inc.
                         Notes to Financial Statements
                               December 31, 1997
                (in thousands except share amounts) (Continued)

Note 2. Significant Accounting Policies: (Continued)
INCOME TAXES

The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any future benefits which, more likely than not based on current circumstances, are not expected to be realized.

INTANGIBLE ASSETS

Intangible assets consist primarily of technology acquired through the issuance of Series A preferred stock. Intangible assets are being amortized over a three year life. Amortization expense totaled $11 and $68 in 1996 and 1997.

STOCK COMPENSATION

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock benefit plans.

Note 3. Income Taxes:

At December 31, 1996 and 1997, a valuation allowance was recognized to offset the related deferred tax assets due to the uncertainty of realizing the benefit of the Company's net operating loss carryforward. The need for this valuation allowance is subject to periodic review. If it is determined in a future period that it is more likely than not that the tax benefits of the carryforwards will be realized, the reduction of the valuation allowance will be recorded as a reduction of the Company's income tax expense.

At 1997, the Company had net operating loss carryforwards of approximately $780, which expire commencing in 2011. Under current tax law, net operating loss carryforwards available in any given year may be limited upon the occurrence of certain events, including significant changes in ownership interests.

The deferred tax assets of approximately $10 and $260 at December 31, 1996 and 1997, respectively, are composed primarily of net operating loss carryforwards. Because the Company's utilization of these deferred tax assets is dependent upon future profits that are not assured, a valuation allowance equal to deferred tax assets has been provided.

Note 4. Convertible Subordinated Promissory Note:

In October 1997 the Company issued a convertible subordinated promissory note in the amount of $300. The note bears interest at 7% and was originally due in April 1998. Subsequent to December 31, 1997, the note due date was extended to August 1998 and satisfied in connection with the acquisition discussed in Note 6.

                            The Internet Mall, Inc.
                         Notes to Financial Statements
                               December 31, 1997
                (in thousands except share amounts) (Continued)

Note 5. Shareholders' Equity:

COMMON STOCK

In November 1996, common stock was issued to founders for cash of $1 and promissory notes of $57. The notes accrued interest at 5.87% per year.

CONVERTIBLE PREFERRED STOCK

The Company has authorized 6,000,000 shares of convertible preferred stock (preferred stock). The board of directors has the authority to establish and define, in one or more series, the price, rights, preferences and dividends of authorized but unissued shares of preferred stock.

The shares outstanding at December 31, 1997 are summarized as follows:

       SERIES B - The Company designated 2,000,000 shares as Series B Convertible Stock (Series B), and issued 1,724,867 shares in May and August 1997, at prices of $0.27 and $0.35 per share.

       SERIES A - The Company designated 4,000,000 shares as Series A Convertible Preferred Stock (Series A). In November 1996, 4,000,000 shares were issued in conjunction with 1,250,000 shares of common stock in exchange for cash and technology rights, at a price of $0.10 per share.

       The rights and preferences of the preferred stock are as follows:

       DIVIDENDS - Holders of preferred stock are entitled to receive annual dividends of $0.02 per share for Series B and $0.005 per share for Series A, when and if declared by the board of directors. Such dividends are not cumulative. As of December 31, 1997, none has been declared.

       CONVERSION - Each share of preferred stock is convertible at the option of the holder into common stock at the conversion price in effect in such date. Shares also convert upon a vote of the majority of the shareholders of the respective series. Each share of the preferred stock automatically converts into common stock upon the closing of an initial public offering that meets certain conditions.

       LIQUIDATION PREFERENCE - The Series B and Series A shares have liquidation preferences of $0.29 and $0.10 per share, respectively, plus all declared but unpaid dividends.

       If the value of the Company on liquidation is insufficient to pay the entire preferential amount, distribution should be made as follows: the first $100 of assets shall be distributed to the holders of Series B and any remaining amount shall be distributed pro rata to preferred shareholders in proportion to remaining preferential amount the preferred shareholder is entitled to receive.

       Any assets remaining after the preferential distribution will be paid to holders of common stock in proportion to shares held by each.

       VOTING RIGHTS - Each holder of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares could be converted, and have voting rights equal to holders of common stock.

                            The Internet Mall, Inc.
                         Notes to Financial Statements
                               December 31, 1997
                (in thousands except share amounts) (Continued)

Note 5. Shareholders' Equity: (Continued)
REPURCHASE RIGHT

Certain shares of common stock outstanding at December 31, 1997 were subject to a repurchase right by the Company at the original sale price of $0.01 per share. The number of shares the Company may repurchase was established on the date of sale and is reduced ratably over the 36-month period ending in November 1999. At December 31, 1997, 2,731,249 shares were subject to repurchase rights.

The Company repurchased 1,545,312 and 503,125 shares of common stock at $0.01 per share in January 1998 and April 1998, pursuant to the repurchase right discussed above.

STOCK OPTIONS

On November 13, 1996, the Company adopted the 1996 Stock Option Plan (the Plan). Under the terms of the Plan, stock options may be granted to employees, directors, officers and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally four years.

The Plan is accounted for under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for this program been determined consistent with SFAS No. 123, the Company's net loss would have changed to the pro-forma amounts indicated below:

                                                              ---------------------------
                                                                      1996           1997
                                                              ------------   ------------
Net loss - as reported......................................  $        (41)  $       (830)
Net loss - pro-forma........................................  $        (41)  $       (831)

To determine compensation expense under SFAS No. 123 in 1997 and 1996, the fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

    - Risk-free interest rates of 6.0%

    - Expected lives of 4 years

    - Expected dividend yields of 0%

    - Expected volatility of 0%

                            The Internet Mall, Inc.
                         Notes to Financial Statements
                               December 31, 1997
                (in thousands except share amounts) (Continued)

Note 5. Shareholders' Equity: (Continued)
Option activity under the Plan was as follows:

                                              -------------------------------------------------------------
                                                                                                   Weighted
                                                                                   Weighted   Average Grant
                                              Available for    Outstanding          Average       Date Fair
                                               Future Grant         Shares   Exercise Price           Value
                                              -------------   ------------   --------------   -------------
Balances, November 13, 1996.................            --              --    $         --    $         --
  Authorized................................     1,650,000              --              --              --
  Granted...................................            --              --              --              --
  Exercised.................................            --              --              --              --
  Cancelled.................................            --              --              --              --
                                              ------------    ------------    ------------    ------------
Balances, December 31, 1996.................     1,650,000              --              --              --
  Granted...................................      (332,557)        332,557            0.05            0.01
  Exercised.................................            --              --              --              --
  Cancelled.................................        37,500         (37,500)           0.05              --
                                              ------------    ------------    ------------    ------------
Balances, December 31, 1997.................     1,354,943         295,057    $       0.05              --
                                              ============    ============    ============    ============

The options outstanding at December 31, 1997 have an exercise price of $0.05, and a weighted average remaining contractual life of nine years. 117,929 options were vested at December 31, 1997 with a weighted average exercise price of $0.05.

SHARES RESERVED FOR FUTURE ISSUANCE

As of December 31, 1997, the Company had reserved shares of its common stock for the following purposes:

Conversion of outstanding preferred stock:
  Series A..................................................     4,000,000
  Series B..................................................     1,725,867
1996 Stock Option Plan......................................     1,650,000
                                                              ------------
                                                                 7,375,867
                                                              ============

Note 6. Commitments:

OPERATING LEASES

The Company leases office and computer equipment under operating leases with expiration dates through May 1999.

                            The Internet Mall, Inc.
                         Notes to Financial Statements
                               December 31, 1997
                (in thousands except share amounts) (Continued)

Note 6. Commitments: (Continued)
Minimum lease commitments under noncancellable leases are as follows:

1998........................................................  $         19
1999........................................................             5
                                                              ------------
                                                              $         24
                                                              ============

Rent expense under operating leases totaled $6 and $52 for the period from inception (November 13, 1996) to December 31, 1996 and the year ended December 31, 1997, respectively.

Note 7. Acquisition:

On August 6, 1998, the Company was acquired by ShopNow.com Inc.

                         Report of Independent Auditors

Board of Directors
GO Software, Inc.

We have audited the accompanying balance sheets of GO Software, Inc. (the Company) as of December 31, 1997 and 1998, the related statements of operations, shareholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GO Software, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                          /s/ Ernst & Young LLP

Jacksonville, Florida
June 11, 1999

                               GO Software, Inc.

                                 Balance Sheets

               (in thousands except share and per share amounts)

                                                             ------------------------------------------
                                                                    December 31,
                                                             ---------------------------       June 15,
                                                                     1997           1998           1999
                                                             ------------   ------------   ------------
                                                                                            (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents................................  $      1,047   $        766   $        640
  Accounts receivable, net of allowance of $55 in 1997, $49
    in 1998 and $62 in 1999 (unaudited)....................            56            137            236
  Refundable income taxes..................................            --             33             33
  Inventory................................................             5             11              9
  Prepaid expenses and other current assets................            13             36             19
                                                             ------------   ------------   ------------
Total current assets.......................................         1,121            983            937
                                                             ------------   ------------   ------------
Property and equipment, at cost:
  Computer equipment.......................................            47            106            123
  Office equipment.........................................            22             32             35
                                                             ------------   ------------   ------------
                                                                       69            138            158
  Accumulated depreciation.................................           (20)           (50)           (68)
                                                             ------------   ------------   ------------
Net property and equipment.................................            49             88             90
                                                             ------------   ------------   ------------
Capitalized software development costs.....................            --             28             28
Deferred income tax asset..................................             2              7             20
                                                             ------------   ------------   ------------
Total assets...............................................  $      1,172   $      1,106   $      1,075
                                                             ============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Trade accounts payable and accrued expenses..............  $         26   $         66   $         88
  Income taxes payable.....................................            20             --              3
  Other taxes payable......................................             5              2             --
  Deferred revenue.........................................             9             21            128
                                                             ------------   ------------   ------------
Total current liabilities..................................            60             89            219
                                                             ------------   ------------   ------------
Deferred income tax liability..............................            17             24             24
Series A redeemable preferred stock, $1.39167 par value per
  share, 700,597 and 664,671 shares authorized and
  outstanding (liquidation value)..........................         1,043          1,194          1,293
Shareholders' equity (deficit):
  Common stock, no par value, 10,000,000 shares authorized
    and 1,000,000 shares outstanding.......................            10             10             10
  Paid-in capital..........................................           211            211            211
  Retained earnings (deficit)..............................          (169)          (422)          (682)
                                                             ------------   ------------   ------------
Total shareholders' equity (deficit).......................            52           (201)          (461)
                                                             ------------   ------------   ------------
Total liabilities and shareholders' equity.................  $      1,172   $      1,106   $      1,075
                                                             ============   ============   ============

                            See accompanying notes.

                               GO Software, Inc.

                            Statements of Operations

                                 (in thousands)

                                                        ----------------------------------------------
                                                                Years ended
                                                               December 31,            January 1, 1999
                                                        ---------------------------        to June 15,
                                                                1997           1998               1999
                                                        ------------   ------------   ----------------
                                                                                        (Unaudited)
Net revenues..........................................  $        793   $      1,346     $        728
Cost of goods sold....................................            21             55               45
                                                        ------------   ------------     ------------
Gross profit..........................................           772          1,291              683
Selling, general and administrative expenses..........           410          1,149              686
Research and development..............................           130            253              182
                                                        ------------   ------------     ------------
Operating (loss) income...............................           232           (111)            (185)
Interest income.......................................            17             41               12
                                                        ------------   ------------     ------------
(Loss) income before income taxes.....................           249            (70)            (173)
Benefit (provision) for income taxes..................           (34)            17               12
                                                        ------------   ------------     ------------
Net (loss) income.....................................  $        215   $        (53)    $       (161)
                                                        ============   ============     ============

                            See accompanying notes.

                               GO Software, Inc.

                  Statements of Shareholder's Equity (Deficit)

                                 (in thousands)

                                              ---------------------------------------------------------
                                                                                Retained
                                                    Common        Paid-In       Earnings
                                                     Stock        Capital      (Deficit)          Total
                                              ------------   ------------   ------------   ------------
Balance at December 31, 1996................  $         10   $         --   $         62   $         72
Net income prior to conversion to C
  Corporation...............................            --             --            141            141
Conversion from S Corporation to C
  Corporation...............................            --            203           (203)            --
Accretion of Series A redeemable preferred
  stock dividends...........................            --             --            (68)           (68)
Distributions to shareholders...............            --             --           (175)          (175)
Issuance of options.........................            --              8             --              8
Net income..................................            --             --             74             74
                                              ------------   ------------   ------------   ------------

Balance at December 31, 1997................            10            211           (169)            52
Net loss....................................            --             --            (53)           (53)
Accretion of Series A redeemable preferred
  stock dividends...........................            --             --           (200)          (200)
                                              ------------   ------------   ------------   ------------

Balance at December 31, 1998................            10            211           (422)          (201)
Net loss (unaudited)........................            --             --           (161)          (161)
Accretion of Series A redeemable preferred
  stock dividends (unaudited)...............            --             --            (99)           (99)
                                              ------------   ------------   ------------   ------------
Balance at June 15, 1999 (unaudited)........  $         10   $        211   $       (682)  $       (461)
                                              ============   ============   ============   ============

                            See accompanying notes.

                               GO Software, Inc.

                            Statements of Cash Flows

                                 (in thousands)

                                                        ----------------------------------------------
                                                          Years ended December 31      January 1, 1999
                                                        ---------------------------        to June 15,
                                                                1997           1998               1999
                                                        ------------   ------------   ----------------
                                                                                        (Unaudited)
Cash flows from operating activities
Net (loss) income.....................................  $        215   $        (53)    $       (161)
Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
  Depreciation and amortization.......................            14             29               18
  Issuance of options.................................             8             --               --
  Changes in operating assets and liabilities:
    Increase in accounts receivable, net..............           (38)           (81)             (99)
    Increase in refundable income taxes...............            --            (33)              --
    Increase (decrease) in inventory..................            (5)            (6)               2
    Increase (decrease) in prepaid expenses and other
      current assets..................................           (13)           (23)              17
    Increase (decrease) in deferred income tax
      liabilities, net................................            15              2              (13)
    Increase in deferred revenue......................             6             12              107
    Increase in accounts payable and accrued
      expenses........................................            23             17               22
    Increase in income and other taxes payable........            25             --                1
                                                        ------------   ------------     ------------
Net cash (used in) provided by operating activities...           250           (136)            (106)
                                                        ------------   ------------     ------------

Cash flows from investing activities
Additions to property and equipment...................           (40)           (67)             (20)
Capitalized software development costs................            --            (28)              --
                                                        ------------   ------------     ------------
Net cash used in investing activities.................           (40)           (95)             (20)
                                                        ------------   ------------     ------------

Cash flows from financing activities
Distributions to shareholders.........................          (175)            --               --
Proceeds from issuance of Series A redeemable
  preferred stock.....................................         1,000             --               --
Repurchase of preferred stock.........................           (25)           (50)              --
                                                        ------------   ------------     ------------
Net cash (used in) provided by financing activities...           800            (50)              --
                                                        ------------   ------------     ------------
Net (decrease) increase in cash and cash
  equivalents.........................................         1,010           (281)            (126)
Cash and cash equivalents, beginning of year..........            37          1,047              766
                                                        ------------   ------------     ------------
Cash and cash equivalents, end of year................  $      1,047   $        766     $        640
                                                        ============   ============     ============
Supplemental disclosures of cash flow information:
  Cash paid during period for taxes...................  $         --   $         33     $         --
                                                        ============   ============     ============
Noncash financing activities:
  Accretion of Series A redeemable preferred stock....  $         68   $        200     $         99
                                                        ============   ============     ============

                            See accompanying notes.

                               GO Software, Inc.

                         Notes to Financial Statements

                               December 31, 1998

               (in thousands except share and per share amounts)

Note 1. Organization and Nature of Business

GO Software, Inc. (the Company) was incorporated in Georgia in 1994. Initially, the sole shareholder, in exchange for his knowledge in the fields of software development and credit card processing, along with the rights to certain software products, received 1,000,000 shares of common stock of the Company after adjustment for the stock dividend (Note 3). The Company develops and markets transaction processing software for personal computers that can function on a stand-alone basis or can interface with core corporate accounting systems. The Company currently sells its products to businesses in the United States and Canada.

Note 2. Summary of Significant Accounting Policies

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company licenses software under license agreements that include multiple elements including software and maintenance and support services. In accordance with SOP 97-2, license agreement revenues are allocated to the various elements based on "vendor-specific objective evidence of fair value." Revenues for the software element are recognized when a license agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Revenues from maintenance agreements are recognized ratably over the maintenance period.

The Company may bill resellers under which no shipment is made until sales are made by the reseller to a third-party end user. Revenues from these arrangements are deferred and recognized upon shipment to the third-party end user.

INVENTORY

Inventory, consisting of software media, manuals, and related packaging materials, is stated at the lower of cost, determined on the first-in, first-out basis, or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three years.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments with maturities of three months or less when purchased to be cash equivalents.

                               GO Software, Inc.

                               December 31, 1998

               (in thousands except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)
SOFTWARE DEVELOPMENT COSTS

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86. Costs incurred prior to establishment of technological feasibility are expensed as incurred. Software development costs of $0 and $28 were capitalized as of December 31, 1997 and 1998, respectively.

Amortization of capitalized software costs commences when the software is available for general release to customers. Amortization is based on the straight-line method over the estimated economic life of the product, which may range from three to five years. No amortization was recorded in 1998 as none of the products for which costs were capitalized were available for general release by the end of the year.

DEFERRED REVENUE

Deferred revenue represents license fees and maintenance and support which have been sold and payment received but not earned at year end.

During August 1997, the Company changed its income tax status from a Subchapter S Corporation, which generally does not provide for income taxes at the corporate level, to a C Corporation, which does provide for income taxes at the corporate level. Accordingly, as of 1997, the accompanying financial statements include a provision for income taxes.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires income taxes to be recognized using the liability method. Specifically, deferred tax assets and liabilities are determined based on estimated future tax effects attributable to temporary differences between the amount of assets and liabilities recognized for financial reporting and income tax purposes.

CREDIT RISK

The Company extends credit to certain customers, generally resellers. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

ADVERTISING AND PROMOTION

All costs associated with advertising and promoting products are expensed when incurred. Advertising expense was $69 in 1997 and $143 in 1998.

Note 3. Shareholder's Equity

Effective January 2, 1997, the Company amended its Articles of Incorporation to increase the number of authorized shares of no par common stock from 10,000 to 10,000,000. In connection with the recapitalization, the Company issued a stock dividend of 999 shares of common stock for every 1 share of common stock outstanding.

                               GO Software, Inc.

                               December 31, 1998

               (in thousands except share and per share amounts)

Note 4. Series A Redeemable Preferred Stock

On August 22, 1997 (the Closing Date), the Company executed an agreement with certain private investors (the Investors) to issue 718,563 shares of convertible preferred stock (the Preferred Stock) to the Investors for cash consideration of $1,000. During 1997 and 1998, the Company acquired and retired $25 and $50, respectively, of the outstanding preferred stock at the initial purchase price (par value) plus a 4% return. The Preferred Stock is convertible initially on a one-to-one basis into shares of common stock. The Preferred Stock is automatically convertible into common stock upon an initial public offering of the Company's common stock meeting certain conditions. The Preferred Stock has certain anti-dilution features, has voting rights for the number of common shares into which it is convertible, and has certain demand registration rights. The Investors may put the Preferred Stock back to the Company at the initial purchase price plus a 20% rate of return, compounded annually and cumulatively from the Closing Date, beginning one-third on June 30, 2001, one-third on June 30, 2002, and one-third on June 30, 2003. The Preferred Stock has a liquidation preference equal to the face value of the Preferred Stock plus a return compounded annually and cumulatively at 20% per year for the first two years and 40% per year thereafter to the earlier of June 30, 2003 or the date the Company liquidates, dissolves, or winds up its affairs. As of December 31, 1997 and 1998, returns related to the defined redemption price, which are included in preferred stock on the accompanying balance sheets were $68 and $269, respectively.

Note 5. Employee Stock Option Plan

Effective January 2, 1997, the Company adopted the 1997 Stock Incentive Plan (the Plan). Under the terms of the Plan, the Company may grant incentive stock options, nonqualified stock options, and restricted stock grants to employees and other key persons, as defined. The total number of shares of common stock reserved under the Plan is 277,445. Options are exercisable for a maximum of 10 years from the date of grant and must be granted at an exercise price at least equal to fair value. Options generally vest on a pro rata basis over four years from the date of grant.

In accordance with APB 25, the Company records no compensation expense for its stock options when the exercise price equals or exceeds the fair value of common stock on the date of grant. Pro forma information regarding net income is required by FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for the options were estimated at the date of grant using the minimum value method with the following weighted-average assumptions for 1998 and 1997: risk-free interest rate of 5.60%; dividend yield of 0%; and a weighted-average expected life of the options of 10 years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The per share weighted average fair value of options granted during the year ended

                               GO Software, Inc.

                               December 31, 1998

               (in thousands except share and per share amounts)

Note 5. Employee Stock Option Plan (Continued)
December 31, 1997 and 1998 was $.00 and $.61, respectively. The Company's 1997 and 1998 pro forma information follows:

                                                              ---------------------------
                                                                      1997           1998
                                                              ------------   ------------
(Loss) income before pro forma effect of stock options......  $        215   $        (53)
Pro forma compensation expense from stock options:
  1997 grant................................................            --             --
  1998 grants...............................................            --             19
                                                              ------------   ------------

Pro forma net (loss) income.................................  $        215   $        (72)
                                                              ============   ============

Because options vest over several years and additional option grants are expected, the effects of these pro forma calculations are not likely to be representative of similar future calculations.

The following table summarizes option activity for the Company's stock option plan for the years ended December 31, 1997 and 1998. During 1997, an employee holding 199,601 options under the Plan resigned from the Company and forfeited all options held, including vested and unvested options.

                                                        ----------------------------------------------
                                                                                              Weighted
                                                                       Exercise Price          Average
                                                              Shares        per Share   Exercise Price
                                                        ------------   --------------   --------------
Granted...............................................       208,801   $.26 to $3.00     $        .38
Exercised.............................................            --         --                    --
Canceled..............................................       199,601        $.26         $        .26
                                                        ------------

Balance, December 31, 1997............................         9,200       $3.00         $       3.00
Granted...............................................       215,581   $1.39 to $2.00    $       1.41
Exercised.............................................            --         --                    --
Canceled..............................................            --         --                    --
                                                        ------------

Balance, December 31, 1998............................       224,781   $1.39 to $3.00    $       1.49
                                                        ============

No options are exercisable at December 31, 1998. Subsequent to December 31, 1998, 39,920 options granted in 1988 were canceled. The pro forma compensation expense from these options is not included in the pro forma information above.

Note 6. Commitment

LEASE

The Company leases office space under a lease which expired in March 1999 and is continuing on a month-to-month basis. The lease requires 60 days notice prior to vacating the space. Future lease payments under this lease at December 31, 1998 are approximately $7. Lease expense for 1997 and 1998 was $12 and $22, respectively.

                               GO Software, Inc.

                               December 31, 1998

               (in thousands except share and per share amounts)

Note 7. Income Taxes

The provision for income tax (expense) benefit consists of the following:

                                                              ---------------------------
                                                                      1997           1998
                                                              ------------   ------------
Current:
  Federal...................................................  $        (15)  $         15
  State.....................................................            (5)             5
                                                              ------------   ------------
                                                                       (20)            20
Deferred:
  Federal...................................................           (12)            (2)
  State.....................................................            (2)            (1)
                                                              ------------   ------------
                                                                       (14)            (3)
                                                              ------------   ------------
                                                              $        (34)  $         17
                                                              ============   ============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                              ---------------------------
                                                                      December 31
                                                              ---------------------------
                                                                      1997           1998
                                                              ------------   ------------
Deferred tax assets:
  Accrued expenses..........................................  $          2   $          3
  NOL carryforward..........................................            --              4
                                                              ------------   ------------
Total deferred tax assets...................................             2              7
                                                              ------------   ------------
Deferred tax liabilities:
  Capitalized software development costs....................            --              7
  Accelerated depreciation..................................            17             17
                                                              ------------   ------------
Total deferred tax liabilities..............................            17             24
                                                              ------------   ------------
Net deferred tax liabilities................................  $         15   $         17
                                                              ============   ============

As of December 31, 1998, the Company has net operating loss carryforwards of approximately $16, which expire in 2013, if not utilized.

Utilization of the net operating loss may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating loss before utilization.

Note 8. Sale of Business

On June 15, 1999, the Company was acquired by ShopNow.com Inc.

                          Independent Auditor's Report

The Board of Directors
WebCentric, Inc.:

We have audited the accompanying balance sheets of WebCentric, Inc. as of December 31, 1998 and September 30, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period August 15, 1997 (date of inception) to December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WebCentric, Inc. as of December 31, 1998 and September 30, 1999 and the results of their operations and their cash flows for the period August 15, 1997 (date of inception) to December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 1999, in conformity with generally accepted accounting principles.

                                          KPMG LLP

November 5, 1999
Omaha, Nebraska

                                WebCentric, Inc.
                                 Balance Sheets
                    December 31, 1998 and September 30, 1999

                                                              ------------------------------
                                                               December 31,    September 30,
                                                                       1998             1999
                                                              -------------   --------------
ASSETS
Current Assets:
  Cash......................................................  $     46,795    $     460,189
  Trade accounts receivable, net of allowance of $8,500 and
    $1,247 for 1998 and 1998, respectively..................        94,460          378,790
  Other current assets......................................            --            3,510
  Deferred tax asset........................................            --          104,550
                                                              ------------    -------------
    Total current assets....................................       141,255          947,039
Certificate of deposit......................................        30,000           31,469
Property and equipment, net.................................        26,828          128,747
                                                              ------------    -------------
    Total assets............................................  $    198,083    $   1,107,255
                                                              ============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable....................................  $     49,680    $      57,448
  Accrued liabilities.......................................        12,394           43,664
  Capital lease - current portion...........................         5,627           20,054
  Long-term debt - current installments.....................         6,853           18,269
                                                              ------------    -------------
    Total current liabilities...............................        74,554          139,435
Capital lease, net of current portion.......................        18,150           31,446
Long-term debt, net of current installments.................       123,081          138,126
                                                              ------------    -------------
    Total liabilities.......................................       215,785          309,007
                                                              ------------    -------------
Preferred stock.............................................            --        1,026,667

Stockholders' Equity (Deficit):
  Common stock, $.01 par value; 1,000,000 shares authorized;
    276,000 shares issued and outstanding as of
    September 30, 1999 and December 31, 1998 and 1997,
    respectively............................................         2,760            2,760
  Additional paid-in capital................................       110,028               --
  Retained deficit:
    Stockholders............................................      (130,490)              --
    Corporate...............................................            --         (230,999)
                                                              ------------    -------------
                                                                   (17,702)        (228,239)
  Treasury stock............................................            --             (180)
                                                              ------------    -------------
    Total stockholders' equity (deficit)....................       (17,702)        (228,419)
                                                              ------------    -------------
    Total liabilities and stockholders' equity (deficit)....  $    198,083    $   1,107,255
                                                              ============    =============

                See accompanying notes to financial statements.

                                WebCentric, Inc.
                            Statements of Operations
        Period August 15, 1997 (date of inception) to December 31, 1997, the year ended December 31, 1998 and the nine months ended
                               September 30, 1999

                                                              ----------------------------------------------
                                                               December 31,    December 31,    September 30,
                                                                       1997            1998             1999
                                                              -------------   -------------   --------------
Revenues:
  Retailer referral compensation............................  $         --    $    288,882    $     598,200
  Advertising sales.........................................            --          98,467          452,675
  International licensing/royalties.........................            --              --           50,000
  Other.....................................................           248           1,654           10,091
                                                              ------------    ------------    -------------
                                                                       248         389,003        1,110,966
Costs of services...........................................            --         184,703          415,885
                                                              ------------    ------------    -------------
    Gross profit............................................           248         204,300          695,081
                                                              ------------    ------------    -------------

Operating Expenses:
  Sales and marketing.......................................        12,985          44,499          346,266
  General and administrative................................        14,426         129,512          414,361
  Research and development..................................            --          83,698          246,066
                                                              ------------    ------------    -------------
    Total operating expenses................................        27,411         257,709        1,006,693
                                                              ------------    ------------    -------------
    Operating loss..........................................       (27,163)        (53,409)        (311,612)
Net interest expense........................................            --           6,775            4,029
                                                              ------------    ------------    -------------
    Loss before income taxes................................       (27,163)        (60,184)        (315,641)
Income tax benefit..........................................            --              --          104,550
                                                              ------------    ------------    -------------
    Net loss................................................  $    (27,163)   $    (60,184)   $    (211,091)
                                                              ============    ============    =============

                See accompanying notes to financial statements.

                                WebCentric, Inc.
                  Statements of Stockholders' Equity (Deficit)
        Period August 15, 1997 (date of inception) to December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 1999

                                          ----------------------------------------------------------------------------
                                                                                                                 Total
                                                     Additional       Retained deficit                   stockholders'
                                            Common      paid-in   -------------------------   Treasury          equity
                                             stock      capital   Stockholders    Corporate      stock       (deficit)
                                          --------   ----------   ------------   ----------   --------   -------------
Balance at August 15, 1997 (date of
  inception)............................  $     --   $      --     $      --     $      --    $     --   $         --
Issuance of 20,000 shares of common
  stock, $.01 par value.................     2,620        (620)           --            --          --          2,000
Additional capital contributed by
  stockholders..........................        --      30,000            --            --          --         30,000
Net loss................................        --          --       (27,163)           --          --        (27,163)
                                          --------   ---------     ---------     ---------    --------   ------------
Balance at December 31, 1997............     2,620      29,380       (27,163)           --          --          4,837
Issuance of 1,053 shares of common
  stock, $.01 par value.................       140         648            --            --          --            788
Additional capital contributed by
  stockholders..........................        --      80,000            --            --          --         80,000
Distributions to stockholders...........        --          --       (43,143)           --          --        (43,143)
Net loss................................        --          --       (60,184)           --          --        (60,184)
                                          --------   ---------     ---------     ---------    --------   ------------
Balance at December 31, 1998............     2,760     110,028      (130,490)           --          --        (17,702)
Acquisition of treasury stock...........        --         180            --            --        (180)            --
Officer's compensation expense..........        --      40,000            --            --          --         40,000
Distributions to stockholders...........        --          --       (12,959)           --          --        (12,959)
Elimination of stockholders' retained
  deficit...............................        --    (150,208)      177,427       (27,219)         --             --
Accumulation of dividends for preferred
  stock.................................        --          --            --       (26,667)         --        (26,667)
Net loss................................        --          --       (33,978)     (177,113)         --       (211,091)
                                          --------   ---------     ---------     ---------    --------   ------------
Balance at September 30, 1999...........  $  2,760   $      --     $      --     $(230,999)   $   (180)  $   (228,419)
                                          ========   =========     =========     =========    ========   ============

                See accompanying notes to financial statements.

                                WebCentric, Inc.
                            Statements of Cash Flows
        Period August 15, 1997 (date of inception) to December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 1999

                                                              ----------------------------------------------
                                                               December 31,    December 31,    September 30,
                                                                       1997            1998             1999
                                                              -------------   -------------   --------------
Cash flows from operating activities:
  Net loss..................................................  $    (27,163)   $    (60,184)   $    (211,091)
                                                              ------------    ------------    -------------
  Adjustments to reconcile net loss to net cash used in
    operating activities:...................................            42           1,060            7,003
    Depreciation and amortization...........................            --              --           40,000
    Officer's compensation expense
    (Increase) decrease in:
      Trade accounts receivable.............................          (228)        (94,232)        (284,330)
      Other current assets..................................            --              --           (3,510)
      Deferred tax asset....................................            --              --         (104,550)
    (Increase) decrease in:
      Trade accounts payable................................            --          49,680            7,768
      Accrued liabilities...................................         3,436           8,958           31,270
                                                              ------------    ------------    -------------
      Total adjustments.....................................         3,250         (34,534)        (306,349)
                                                              ------------    ------------    -------------
      Net cash used in operating activities.................       (23,913)        (94,718)        (517,440)
                                                              ------------    ------------    -------------
Cash flows from investing activities:
  Acquisition of equipment..................................        (1,000)         (1,859)         (75,362)
  Certificate of deposit....................................            --         (30,000)          (1,469)
                                                              ------------    ------------    -------------
      Net cash used in investing activities.................        (1,000)        (31,859)         (76,831)
                                                              ------------    ------------    -------------
Cash flows from financing activities:
  Proceeds from long-term debt..............................            --         132,000           34,941
  Payments on long-term debt and capital leases.............            --          (3,360)         (14,317)
  Proceeds from issuance of capital.........................        32,000          80,788        1,000,000
  S Corporation distributions...............................            --         (43,143)         (12,959)
                                                              ------------    ------------    -------------
      Net cash provided by financing activities.............        32,000         166,285        1,007,665
                                                              ------------    ------------    -------------
      Net increase in cash..................................         7,087          39,708          413,394
Cash at beginning of period.................................            --           7,087           46,795
                                                              ------------    ------------    -------------

Cash at end of period.......................................  $      7,087    $     46,795    $     460,189
                                                              ============    ============    =============
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest..................  $         --    $      8,426    $      12,825
                                                              ============    ============    =============
  Capital lease obligations incurred........................  $         --    $     25,071    $      33,560
                                                              ============    ============    =============

                See accompanying notes to financial statements.

                                WebCentric, Inc.
                         Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies

The WebCentric, Inc. (the "Company") has developed proprietary data integration technology and an application of that technology through its Bottom Dollar shopping search engine capability. It is one of the first firms to deploy what is known as "agent" or "bot" virtual search assistant technology. This technology offers a comprehensive, easy to use and accessible way for consumers to shop the Web, enabling them to quickly and easily compare key decision factors, such as price and availability, on an extensive selection of products from top Internet merchants. They access the Bottom Dollar shopping search engine capability by the Company's web site at "http://www.bottomdollar.com" or by visiting one of the 1,000+ partner sites that have implemented the Bottom Dollar shopping search engine capabilities on their sites.

PROPERTY AND EQUIPMENT

The Company's equipment is depreciated using primarily the straight-line method. The Company has various items of equipment under capital lease that are more specifically identified in note 4. The leased property under capital lease is amortized over the expected useful life of the property.

REVENUE RECOGNITION

Retailer referral compensation revenue is earned over the terms of the contract, which is generated on a "click-thru" or commission basis. Advertising sales revenue is earned each time an advertisement is displayed on a web site. International licensing/royalties revenues are recognized as earned under the terms of the contract.

ADVERTISING COSTS

The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 1997 and 1998 and September 30, 1999 were $6,221, $28,377, and $39,954, respectively.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred and amounted to $0 for the period August 15, 1997 (date of inception) to December 31, 1997, $83,698 for the year ended December 31, 1998, and $246,066 for the nine months ended September 30, 1999.

INCOME TAXES

Effective May 1, 1999, the Company became a "C Corporation" in which the Company uses the asset and liability method to account for income taxes. Under this method, deferred income taxes are recognized at enacted tax rates for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. Provisions are made for the U. S. income tax liability on earnings of foreign subsidiaries, except for those locations that the Company considers such earnings to be permanently invested.

Prior to May 1, 1999, the Company had elected to be taxed as an "S Corporation" under Code Section 1362 of the Internal Revenue Code. Consequently, with limited exceptions, the Company is not taxed at the corporate level. The Company does not anticipate any of the limited exceptions to create a corporate-level tax and, therefore, no income taxes have been accrued for the Company.

                                WebCentric, Inc.
                   Notes to Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued) USE OF ESTIMATES

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Note 2. Equipment and Leased Property Under Capital Lease

Equipment and leased property under capital lease consist of the following at December 31, 1998 and September 30, 1999:

                                                              ------------------------------
                                                               December 31,    September 30,
Description                                                            1998             1999
------------------------------------------------------------  -------------   --------------
Furniture and fixtures......................................  $      1,788    $       5,130
Equipment...................................................         1,071           83,127
Computer equipment..........................................        25,071           48,595
                                                              ------------    -------------
                                                                    27,930          136,852
Accumulated depreciation and amortization...................        (1,102)          (8,105)
                                                              ------------    -------------
                                                              $     26,828    $     128,747
                                                              ============    =============

Note 3. Debt

The Company's long-term debt consists of the following at December 31, 1998 and September 30, 1999:

                                                              ------------------------------
                                                               December 31,    September 30,
                                                                       1998             1999
                                                              -------------   --------------
Variable notes payable carrying an interest rate of 2.25%
  over prime (10.5% at September 30, 1999), interest only
  payable monthly and is due in one lump sum payment of all
  outstanding principal plus all accrued interest at
  March 1, 2003.............................................  $    100,000    $     100,000
9.75% note payable, due in monthly installments of $312.96,
  including interest, final payment plus interest due
  August 2003...............................................        13,982           12,128
9.75% note payable, due in monthly installments of $328.25,
  including interest, final payment plus interest due
  August 2001...............................................         9,164            6,805
9.25% note payable, due in monthly installments of $145.60,
  including interest, final payment plus interest due
  October 2003..............................................         6,788            5,922
9.5% note payable, due in monthly installments of $1,119.73, including interest, final payment plus interest due
  May 2002..................................................            --           31,540
                                                              ------------    -------------
  Total long-term debt......................................       129,934          156,395
Less current installments of long-term debt.................         6,853           18,269
                                                              ------------    -------------
  Long-term debt, excluding current installments............  $    123,081    $     138,126
                                                              ============    =============

The $100,000 note is secured by a real estate mortgage on property owned by two of the Company's shareholders and a $30,000 certificate of deposit. This note is insured by the Small Business Administration.

                                WebCentric, Inc.
                   Notes to Financial Statements (Continued)

Note 3. Debt (Continued)
The remaining three notes, above, are secured by all inventory, chattel paper, accounts, equipment, and general intangibles.

The following is a summary of principal maturities of long-term debt during the next five years:

2000........................................................  $     18,269
2001........................................................        19,704
2002........................................................        13,404
2003........................................................       104,870
2004........................................................           148
                                                              ------------
                                                              $    156,395
                                                              ============

Note 4. Commitments

The Company leases computer equipment under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the asset through the lease, and accordingly, it is recorded in the Company's assets and liabilities. The Company also leases facilities under operating lease agreements. The following is a summary of future minimum lease payments under capitalized leases and under operating leases that have initial or remaining noncancelable lease terms in excess of one year at September 30, 1999:

                                                              ---------------------------
                                                               Capitalized      Operating
                                                                    leases         leases
                                                              ------------   ------------
Year ending September 30, 1999:
  2000......................................................  $     24,823   $     14,949
  2001......................................................        22,462         13,142
  2002......................................................        11,788          6,298
                                                              ------------   ------------
    Total minimum lease payments............................        59,073   $     34,389
                                                                             ============
Inputed interest, at rates ranging from 10.0% to 17.1%......        (7,573)
                                                              ------------
    Present value of minimum capitalized lease payments.....        51,500
Current portion.............................................        20,054
                                                              ------------
    Long-term capitalized lease obligations.................  $     31,446
                                                              ============

Assets recorded under capital leases are included in property and equipment as follows:

                                                              ------------------------------
                                                               December 31,    September 30,
                                                                       1998             1999
                                                              -------------   --------------
Computer equipment..........................................  $     25,071    $      23,524
Office equipment............................................            --           10,036
                                                              ------------    -------------
                                                                    25,071           33,560
Accumulated depreciation....................................          (835)          (5,409)
                                                              ------------    -------------
                                                              $     24,236    $      28,151
                                                              ============    =============

                                WebCentric, Inc.
                   Notes to Financial Statements (Continued)

Note 4. Commitments (Continued)
Rental expense for operating leases amounted to $0, $7,176, and $19,642 for the years ended December 31, 1997 and 1998 and nine months ended September 30, 1999, respectively.

Note 5. Income Taxes

Income tax benefit for September 30, 1999 consisted of the following components:

                                                          ------------------------------------------
                                                               Current       Deferred          Total
                                                          ------------   ------------   ------------
Federal.................................................  $     82,800   $     10,300   $     93,100
State...................................................        10,150          1,300         11,450
                                                          ------------   ------------   ------------
  Total.................................................  $     92,950   $     11,600   $    104,550
                                                          ============   ============   ============

The difference between the Company's income tax benefit as reported in the accompanying financial statements for September 30, 1999 and that which would be calculated applying the U. S. federal income tax rate of 34% on pretax loss is as follows:

Expected federal income tax benefit.........................  $     99,519
State income taxes, net of federal benefit..................         7,557
Meals and entertainment.....................................        (3,375)
Other.......................................................           849
                                                              ------------
    Total...................................................  $    104,550
                                                              ============

Deferred tax assets at September 30, 1999 were comprised of the following:

Deferred tax assets:
  Allowance for doubtful accounts...........................  $        500
  Accrued expenses..........................................         9,900
  Net operating loss carryforward...........................        92,950
  Deferred income...........................................         1,200
                                                              ------------
    Total deferred tax assets...............................  $    104,550
                                                              ============

There was no valuation allowance for deferred tax assets as of September 30, 1999. Based upon the projected future taxable income, management believes it is more likely than not the Company will realize the benefits of deferred tax assets as of September 30, 1999.

Note 6. Stockholders' Equity (Deficit)

On May 19, 1999, the Company effected a 13.12-to-1 stock split, which has been given retroactive effect in the accompanying financial statements.

                                WebCentric, Inc.
                   Notes to Financial Statements (Continued)

Note 7. Capital Stock

As of September 30, 1999, 24,000 shares of preferred stock with a par value of $.01 were authorized, issued, and outstanding. The cumulative preferred stock pays 8% preferential dividends and is convertible to common stock at the holder's option at a price of $41.66. The preferred stock is redeemable after five years at either the holder's or Company's option. The holder can redeem the stock at a price per share equal to the original cost plus all accumulated dividends plus a default premium. The Company can redeem at the original cost plus all accrued and unpaid dividends. Accumulated dividends are immediately due and payable upon conversion into common stock or if the Company is sold.

Note 8. Stock Compensation Plan

During May 1999, the Company adopted a stock option plan (the "Plan"). A total of 18,000 shares of common stock have been reserved for issuance pursuant to the Plan at September 30, 1999. In September 1999, the Company's shareholders granted options to employees of the Company. At September 30, 1999, the number of shares available for issuance was 2,145 shares.

At inception, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principal Board (APB) No. 25 and provide pro forma net earnings and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

Options to purchase shares of common stock have been granted in 1999 with an exercise price of $1.00, which was below the fair value of the common stock on the date of grant. The related compensation expense was minimal and not recorded for these grants. Had compensation cost for the stock option grants been determined using the fair value method, the Company's net loss would have been unaffected.

The weighted average fair value of options granted in 1999 was $3.21. Pro forma net income reflects the allocation of compensation cost for stock option grants using the fair value method. Compensation cost is allocated between periods based upon the vesting period of the options. Therefore, the full impact of calculating compensation cost using the fair value method is not reflected in pro forma net income amounts presented above because compensation cost is amortized to expense over the vesting period, and additional options may be granted in future years. The fair value of these options was estimated at the date of grant using the Black-Scholes model with the following assumptions:

Expected dividend yield at date of grant....................  0
Expected stock price volatility.............................  0%
Risk-free interest rate.....................................  5%
Expected life of options....................................  5 years

                                WebCentric, Inc.
                   Notes to Financial Statements (Continued)

Note 8. Stock Compensation Plan (Continued)
The following information related to options to purchase common stock:

                                                          --------------------------------------------
                                                             Number of
                                                                shares   Exercise price     Fair value
                                                          ------------   --------------   ------------
Balance at December 31, 1998............................            --
Granted.................................................        15,855    $       1.00    $       3.21
                                                          ------------
Balance at September 30, 1999...........................        15,855            1.00            3.21
                                                          ============
Exercisable at September 30, 1999.......................            --
                                                          ============

At September 30, 1999, the exercise prices for outstanding stock options was $1.00, and the weighted average remaining contractual life of outstanding stock options was five years.

Note 9. Officer Compensation

During the nine months ended September 30, 1999, an officer of the Company was given stock by shareholders in lieu of compensation for his services. Compensation expense of $40,000 has been incurred by the Company during the nine months ended September 30, 1999.

Note 10. Concentration of Credit Risk

The Company's customers, while concentrated in the United States, are spread across diverse market sectors. For the nine months ended September 30, 1999, sales to one customer accounted for 12% of the Company's total sales, including an accounts receivable balance of $65,714. For the year ended December 31, 1998, sales to three customers accounted for 38% of sales, with accounts receivable balances totaling $5,004 and no customers meeting the 10% threshold for the period August 15, 1997 (date of inception) to December 31, 1997. The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. The Company establishes its allowance for doubtful accounts based upon the credit risk of specific customers, historical trends, and other information.

Note 11. Subsequent Events

During the month of October 1999, the Company entered into a nonbinding letter of intent with a third party for the potential acquisition of all outstanding stock of the Company.

The Company is also pursuing a financing arrangement for the purchase of additional computer equipment totaling approximately $128,200, with payments being made over a three year period. The financing arrangement is guaranteed by two shareholders of the Company.

                    Report of Independent Public Accountants

To ShopNow.com Inc.:

We have audited the accompanying balance sheet of SpeedyClick, Corp. (a California corporation) as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the period from inception (September 1, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpeedyClick, Corp. as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (September 1, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Seattle, Washington,
November 24, 1999

                               SpeedyClick, Corp.

                                 Balance Sheets

                                                              ------------------------------
                                                               December 31,    September 30,
                                                                       1998             1999
                                                              -------------   --------------
                                                                               (unaudited)
ASSETS

Current assets:
  Cash......................................................  $       4,272   $      19,454
  Accounts receivable, net of allowance of $0 and $11,000...             --         177,288
                                                              -------------   -------------
    Total current assets....................................          4,272         196,742

Property and equipment, at cost, net of $0 and $19,500 of
  accumulated depreciation..................................             --         165,690

Other assets................................................          2,477           2,477
                                                              -------------   -------------
    Total assets............................................  $       6,749   $     364,909
                                                              =============   =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..........................................  $          --   $     222,932
  Accrued compensation and benefits.........................         10,558          22,345
  Accrued expenses..........................................             --          29,324
  Deferred revenue..........................................             --          46,225
  Current portion of notes payable and other long-term
    liabilities.............................................             --          44,579
                                                              -------------   -------------
    Total current liabilities...............................         10,558         365,405

Notes payable and other long-term liabilities, net of
  current portion...........................................             --         219,782
                                                              -------------   -------------
Total liabilities...........................................         10,558         585,187
                                                              -------------   -------------
Stockholders' deficit:
  Preferred stock, no par value; 0 and 1,000,000 shares
    authorized; 0 and 535,000 shares issued and outstanding;
    preference in liquidation of $535,000 at September 30,
    1999....................................................             --         535,000
  Common stock and paid-in capital, $0.01 par value;
    10,000,000 and 7,000,000 shares authorized; 4,999,995
    and 5,228,020 issued and outstanding, respectively......         31,000         113,803
Accumulated deficit.........................................        (34,809)       (869,081)
                                                              -------------   -------------
Total stockholders' deficit.................................         (3,809)       (220,278)
                                                              -------------   -------------

Total liabilities and stockholders' deficit.................  $       6,749   $     364,909
                                                              =============   =============

          The accompanying notes are an integral part of these sheets.

                               SpeedyClick, Corp.

                            Statements of Operations

                                                              ------------------------------------------
                                                                       Period From
                                                                         Inception
                                                               (September 1, 1998)
                                                                                to     Nine Months Ended
                                                                 December 31, 1998    September 30, 1999
                                                              --------------------   -------------------
                                                                                         (unaudited)
Revenues....................................................  $                 --   $          328,435
                                                              --------------------   ------------------
Operating expenses:
  Sales and marketing.......................................                 4,188              776,783
  General and administrative................................                 2,490              211,874
  Research and development..................................                28,131              172,019
                                                              --------------------   ------------------
    Total operating expenses................................                34,809            1,160,676
                                                              --------------------   ------------------
Loss from operations........................................               (34,809)            (832,241)

Interest expense, net.......................................                    --               (2,031)
                                                              --------------------   ------------------
Net loss....................................................  $            (34,809)  $         (834,272)
                                                              ====================   ==================

        The accompanying notes are an integral part of these statements.

                               SpeedyClick, Corp.

                            Statements of Cash Flows

                                                              -------------------------------------------
                                                              Period from Inception
                                                                (September 1, 1998)     Nine Months Ended
                                                               to December 31, 1998    September 30, 1999
                                                              ---------------------   -------------------
                                                                                          (unaudited)
Cash flows from operating activities:
  Net loss..................................................  $            (34,809)   $         (834,272)
  Adjustments to reconcile net loss to net cash used in
    operating activities -
  Depreciation..............................................                    --                19,500
  Changes in operating assets and liabilities:..............
  Accounts receivable.......................................                    --              (177,288)
  Other assets..............................................                (2,477)                   --
  Accounts payable..........................................                    --               222,932
  Accrued compensation, benefits and expenses...............                10,558                41,111
  Deferred revenue..........................................                    --                46,225
                                                              --------------------    ------------------
  Net cash used in operating activities.....................               (26,728)             (681,792)
                                                              --------------------    ------------------
Cash flows from investing activities:
  Purchases of property and equipment.......................                    --              (114,257)
                                                              --------------------    ------------------
  Net cash used in investing activities.....................                    --              (114,257)
                                                              --------------------    ------------------
Cash flows from financing activities:
  Sales of common stock.....................................                 9,000                14,500
  Sales of Series A preferred stock.........................                    --               435,000
  Exercise of common stock options..........................                    --                 8,303
  Capital contributions by founders.........................                22,000                60,000
  Borrowings on notes payable...............................                    --               300,000
  Repayments of notes payable...............................                    --                (6,572)
                                                              --------------------    ------------------
  Net cash provided by financing activities.................                31,000               811,231
                                                              --------------------    ------------------
Net increase in cash........................................                 4,272                15,182

Cash, beginning of period...................................                    --                 4,272
                                                              --------------------    ------------------
Cash, end of period.........................................  $              4,272    $           19,454
                                                              ====================    ==================
Supplemental disclosure of cash flow information and noncash activities:
  Cash paid for interest....................................  $                 --    $            2,031
  Conversion of notes payable into Series A preferred
    stock...................................................  $                 --    $          100,000
  Property and equipment acquired under notes payable.......  $                 --    $           70,933

        The accompanying notes are an integral part of these statements.

                               SpeedyClick, Corp.

                      Statements of Stockholders' Deficit

                                         -----------------------------------------------------------------------------
                                                                    Series A Preferred
                                              Common Stock                 Stock                                 Total
                                         -----------------------   ---------------------   Accumulated   Stockholders'
                                             Shares       Amount     Shares       Amount       Deficit         Deficit
                                         ----------   ----------   --------   ----------   -----------   -------------
Balances at inception..................         --     $     --         --     $     --    $        --   $         --
  Issuance of founders stock in
    exchange for cash and services
    rendered...........................  4,999,995       31,000         --           --             --         31,000
  Net loss.............................         --           --         --           --        (34,809)       (34,809)
                                         ---------     --------    -------     --------    -----------   ------------
Balances, December 31, 1998............  4,999,995       31,000         --           --        (34,809)        (3,809)
  Additional founders capital
    contribution.......................         --       60,000         --           --             --         60,000
  Sales of preferred stock.............         --           --    435,000      435,000             --        435,000
  Sales of common stock................    145,000       14,500         --           --             --         14,500
  Exercise of common stock options.....     83,025        8,303         --           --             --          8,303
  Conversion of notes payable..........         --           --    100,000      100,000             --        100,000
  Net loss.............................         --           --         --           --       (834,272)      (834,272)
                                         ---------     --------    -------     --------    -----------   ------------
Balances, September 30, 1999
  (unaudited)..........................  5,228,020     $113,803    535,000     $535,000    $  (869,081)  $   (220,278)
                                         =========     ========    =======     ========    ===========   ============

        The accompanying notes are an integral part of these statements.

                               SpeedyClick, Corp.
                         Notes to Financial Statements

                               December 31, 1998
 (Information as of and for the Period Ended September 30, 1999 Is Unaudited.)

Note 1. Organization and Nature of Operations:

SpeedyClick, Corp., a California corporation, (the Company) was founded in September 1998 in Glendale, California. The Company operates a website offering various games and entertainment targeted toward women. The website went live in January 1999.

Note 2. Significant Accounting Policies:

UNAUDITED INTERIM FINANCIAL DATA

The unaudited interim financial statements as of September 30, 1999 and for the nine-month period then ended have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenues are generated primarily from click-through payments, interactive game sponsorships and e-mailings. The Company uses outside advertising agencies to obtain a significant portion of its advertising revenues. Revenues are recognized net of commissions paid to advertising agencies ratably over the term of the advertising contract or over the course of the sponsorship.

CASH

Cash consists of deposits in checking and savings accounts. The Company has no cash equivalents.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable.

To date, accounts receivable have been derived from revenues earned from customers located in the United States. Historically, credit losses have been minor and within management's expectations.

PROPERTY AND EQUIPMENT

Property and equipment consists primarily of computer equipment and furniture and is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives, which are estimated to be three years.

                               SpeedyClick, Corp.
                   Notes to Financial Statements (Continued)

                               December 31, 1998
 (Information as of and for the Period Ended September 30, 1999 Is Unaudited.)

Note 2. Significant Accounting Policies: (Continued)
SOFTWARE DEVELOPMENT

Under the criteria set forth in Statement of Financial Accounting Standards
(SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the product, which the Company has defined as the completion of beta testing of a working product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. Amounts that could have been capitalized under this statement after consideration of the above factors were immaterial and, therefore, no software development costs have been capitalized by the Company to date.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and consist primarily of salaries, travel, materials, supplies and contract services.

STOCK COMPENSATION

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock benefits.

Note 3. Income Taxes:

At December 31, 1998, a valuation allowance was recognized to offset the related deferred tax asset of approximately $10,200 due to the uncertainty of realizing the benefit of the Company's net operating loss carryforward. The need for this valuation allowance is subject to periodic review. If it is determined in a future period that it is more likely than not that the tax benefit of the carryforward will be realized, the reduction of the valuation allowance will be recorded as a reduction of the Company's income tax expense.

At December 31, 1998, the Company had a net operating loss carryforward of approximately $27,000, which expires in 2012. Under current tax law, net operating loss carryforwards available in any given year may be limited upon the occurrence of certain events, including significant changes in ownership interests.

Note 4. Commitments:

The Company operated in space provided to it by a related party for the period from inception to December 31, 1998, and accordingly, no rent expense was recorded in the accompanying financial statements. Had such expense been recorded, the effects on the accompanying financial statements would have been immaterial.

                               SpeedyClick, Corp.
                   Notes to Financial Statements (Continued)

                               December 31, 1998
 (Information as of and for the Period Ended September 30, 1999 Is Unaudited.)

Note 5. Related Party Transactions:

Since formation, the founders did not receive salaries. Accordingly, no compensation expense was recorded by the Company. Additionally, certain operating expenses of the Company were paid on its behalf by the founders and certain related parties. No amounts funded by related parties have been recorded in the accompanying financial statements. The amounts funded related to operating expenses are not estimable and will not be repaid by the Company to the funding parties.

Note 6. Subsequent Events:

AMENDMENT OF ARTICLES OF INCORPORATION

On April 19, 1999, the Company restated its articles of incorporation approving, among other things:

    - STOCK SPLIT - a 5.55555 for one stock split, which has been reflected in the accompanying financial statements as if it had occurred at inception.

    - STOCK INCENTIVE PLAN - the SpeedyClick, Corp. 1999 Stock Incentive Plan
      (Plan) was approved and a number of awards of stock options were granted to vest retroactive to the original hiring date of the employee. 375,000 shares are reserved for issuance under the Plan. As of September 30, 1999, there were 218,818 options outstanding at prices ranging from $0.01 to $0.10 per share.

    - AUTHORIZED STOCK - The Company was authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company was authorized to issue is 7,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

BRIDGE LOAN FINANCING

On April 2, 1999, the Company issued a $100,000 convertible promissory note to an outside investor. The note accrued interest at the rate of five percent per year until the note was converted into 100,000 shares of Series A preferred stock on May 10, 1999.

SALE OF SERIES A PREFERRED STOCK

On May 10, 1999, the Company issued 535,000 shares of Series A Preferred Stock, of which 100,000 shares were issued upon conversion of a bridge loan, while the remaining were sold for cash. Dividends are payable at a rate of $.08 per share when declared and are non-cumulative. The holders of these shares were entitled to receive a preference in liquidation equal to the original issuance price plus any declared but unpaid dividends.

SALE OF COMMON STOCK

On May 10, 1999, the Company issued 145,000 shares of common stock to investors at $0.10 per share. These shares have the same rights and preferences as the previously issued common shares granted at inception.

NOTES PAYABLE

The Company obtained a $200,000 loan from an outside investor and a $100,000 loan from one of the founders during August and September 1999. The $200,000 loan was subsequently converted into 100,000 shares of common

                               SpeedyClick, Corp.
                   Notes to Financial Statements (Continued)

                               December 31, 1998
 (Information as of and for the Period Ended September 30, 1999 Is Unaudited.)

Note 6. Subsequent Events: (Continued)
stock prior to the acquisition by ShopNow.com Inc. (ShopNow) on November 12, 1999 as discussed below. The $100,000 loan was repaid by ShopNow in conjunction with the acquisition.

CAPITAL LEASES

Subsequent to year-end, the Company obtained a number of computers under capital leases. As of September 30, 1999, the Company's other long-term liabilities consist of capital lease obligations. Total capital lease commitments of the Company as of September 30, 1999 including interest were as follows:

2000........................................................  $  52,800
2001........................................................     14,000
2002........................................................      8,000
2003 and thereafter.........................................         --
                                                              ---------
                                                              $  74,800
                                                              =========

ACQUISITION BY SHOPNOW.COM

On November 12, 1999, the Company was acquired by ShopNow.

                          Independent Auditor's Report

To the Stockholders and Board of Directors of Ubarter.com Inc.

We have audited the consolidated balance sheet of Ubarter.com Inc. and subsidiary as of March 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ubarter.com Inc. and subsidiary as of March 31, 1999, and the results of their operations and their cash flows for the year then ended, in accordance with generally accepted accounting principles.

                                          /s/ Moss Adams LLP

Seattle, Washington
June 16, 1999

                                Ubarter.com Inc.
                           Consolidated Balance Sheet
                     March 31, 1999 and September 30, 1999

                                                              -----------------------------
                                                                 March 31,    September 30,
                                                                      1999             1999
                                                              ------------   --------------
                                                                 (Audited)      (Unaudited)
ASSETS

Current assets
  Cash and cash equivalents.................................  $    442,700     $  375,500
  Accounts receivable, net..................................       305,700        272,800
  Inventory.................................................       310,400        308,900
  Other current assets......................................         9,200          5,300
                                                              ------------     ----------
    Total current assets....................................     1,068,000        962,500
                                                              ------------     ----------
Equipment and leaseholds, net...............................       383,600        394,500
                                                              ------------     ----------
Other assets
  Goodwill..................................................     2,750,900      2,225,000
  Prepaid advertising.......................................       135,000        135,000
  Notes receivable..........................................        23,500         22,900
  Other assets..............................................        28,700          1,000
                                                              ------------     ----------
                                                                 2,938,100      2,383,900
                                                              ------------     ----------
                                                              $  4,389,700     $3,740,900
                                                              ============     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts Payable..........................................  $    111,400     $  188,900
  Accrued liabilities.......................................        28,200        211,700
  Unearned revenue..........................................       186,300             --
  Trade dollars issued in excess of earned..................     2,147,900      2,376,300
  Note payable to shareholder...............................        66,200         66,200
  Current portion of long-term obligations..................        35,400        126,000
                                                              ------------     ----------
    Total current liabilities...............................     2,575,400      2,969,100
                                                              ------------     ----------
Long-term obligations.......................................        81,600        573,900
                                                              ------------     ----------
Commitments (Note 9)

Stockholders' equity
  Common Stock..............................................         5,900          6,000
  Additional paid-in capital................................     2,649,300      3,359,400
  Accumulated deficit.......................................      (909,500)    (3,164,700)
  Treasury stock............................................       (13,000)       (13,000)
  Accumulated other comprehensive income....................            --         10,200
                                                              ------------     ----------
                                                                 1,732,700        197,900
                                                              ------------     ----------
                                                              $  4,389,700     $3,740,900
                                                              ============     ==========

                                Ubarter.com Inc.
                      Consolidated Statement of Operations
       Year Ended March 31, 1999 and Six Months Ended September 30, 1999

                                                              -----------------------------
                                                                 March 31,    September 30,
                                                                      1999             1999
                                                              ------------   --------------
                                                               (Audited)      (Unaudited)
Revenue
  Trade exchange revenue....................................  $    460,600     $1,266,200
  Corporate trading revenue.................................        43,900        380,200
                                                              ------------     ----------
                                                                   504,500      1,646,400
                                                              ------------     ----------
Costs and operating expenses
  Cost of corporate trading revenue.........................        43,900        314,700
  Sales and marketing.......................................        94,700        230,400
  Product development.......................................       216,300        486,500
  General and administrative................................       990,600      2,880,700
                                                              ------------     ----------
                                                                 1,345,500      3,912,300
                                                              ------------     ----------
Loss from oeprations........................................      (841,000)    (2,265,900)
                                                              ------------     ----------
Other income (Expense)
  Interest income...........................................        45,700         13,000
  Interest expense..........................................        (2,700)        (2,300)
                                                              ------------     ----------
                                                                    43,000         10,700
                                                              ------------     ----------
Net loss....................................................  $   (798,000)    $(2,255,200)
                                                              ============     ==========
Average common and equivalent shares
  Basic.....................................................     5,521,583      5,994,533
                                                              ============     ==========
  Diluted...................................................     5,521,583      5,994,533
                                                              ============     ==========
Net loss per common share
  Basic.....................................................  $      (0.14)    $    (0.38)
                                                              ============     ==========
  Diluted...................................................  $      (0.14)    $    (0.38)
                                                              ============     ==========

                                Ubarter.com Inc.
                 Consolidated Statement of Stockholders' Equity
       Year Ended March 31, 1999 and Six Months Ended September 30, 1999

                                     ----------------------------------------------------------------------------
                                                                                        Accumulated
                                         Common Stock       Additional                        Other
                                     --------------------      Paid-In   Subscribed   Comprehensive   Accumulated
                                        Shares     Amount      Capital        Stock          Income       Deficit
                                     ---------   --------   ----------   ----------   -------------   -----------
Balance, March 31, 1998............  3,832,900    $3,800    $  540,700   $   37,500   $          --   $ (111,500)

  Issuance of subscribed stock.....    100,000       100        37,400      (37,500)             --           --
  Exercise of "B" warrants.........    563,500       500       278,000           --              --           --
  Exercise of "C" and "D"
    warrants.......................    480,000       500       228,300           --              --           --
  Issuance of stock................    800,000       800       999,200           --              --           --
  Issuance of stock in connection
    with acquisition...............    150,000       200       374,800           --              --           --
  Stock options granted............         --        --       190,900           --              --           --
  Treasury stock required..........         --        --            --           --              --           --
  Net loss.........................         --        --            --           --              --     (798,000)
                                     ---------    ------    ----------   ----------   -------------   -----------
Balance, March 31, 1999
  (Audited)........................  5,926,400     5,900     2,649,300           --              --     (909,500)

  Exercise of "E" warrants.........     94,000       100       663,900           --              --           --
  Foreign currency translation.....         --        --            --           --          10,200           --
  Issuance of stock as partial
    payment for equity ownership of
    BBE Windsor....................     20,000        --        46,200           --              --           --
  Net loss.........................         --        --            --           --              --   (2,255,200)
                                     ---------    ------    ----------   ----------   -------------   -----------
Balance, September 30, 1999
  (Unaudited)......................  6,040,400    $6,000    $3,359,400   $       --   $      10,200   $(3,164,700)
                                     =========    ======    ==========   ==========   =============   ===========

                                     ---------------------------------

                                       Treasury Stock
                                     -------------------
                                       Shares     Amount         Total
                                     --------   --------   -----------
Balance, March 31, 1998............       --    $     --   $   470,500
  Issuance of subscribed stock.....       --          --            --
  Exercise of "B" warrants.........       --          --       278,500
  Exercise of "C" and "D"
    warrants.......................       --          --       228,800
  Issuance of stock................       --          --     1,000,000
  Issuance of stock in connection
    with acquisition...............       --          --       375,000
  Stock options granted............       --          --       190,900
  Treasury stock required..........   10,980     (13,000)      (13,000)
  Net loss.........................                           (798,000)
                                     -------    --------   -----------
Balance, March 31, 1999
  (Audited)........................   10,980     (13,000)    1,732,700
  Exercise of "E" warrants.........       --          --       664,000
  Foreign currency translation.....       --          --        10,200
  Issuance of stock as partial
    payment for equity ownership of
    BBE Windsor....................       --          --        46,200
  Net loss.........................       --          --    (2,255,200)
                                     -------    --------   -----------
Balance, September 30, 1999
  (Unaudited)......................   10,980    $(13,000)  $   197,900
                                     =======    ========   ===========

                                Ubarter.com Inc.
                      Consolidated Statement of Cash Flows
       Year Ended March 31, 1999 and Six Months Ended September 30, 1999

                                                              -----------------------------
                                                                 March 31,    September 30,
                                                                      1999             1999
                                                              ------------   --------------
                                                               (Audited)      (Unaudited)
Cash flows from operating activities
  Net loss..................................................  $   (798,000)    $(2,255,200)
  Adjustments to reconcile net loss to net cash provided by
    operating activities
    Depreciation............................................        18,400        907,700
    Write-off of bad debts..................................            --         (4,200)
    Non-cash charges related to stock option grants.........       172,800         37,400
    Foreign currency loss...................................            --         10,200
    Net trade dollars expended/(earned).....................        (3,700)       143,800
    Accrued interest on notes receivable....................        (2,400)            --
  Change in operating assets and liabilities
    Accounts receivable.....................................        38,700         37,100
    Prepaid advertising and other assets....................      (133,100)        31,600
    Accounts payable and other liabilities..................         7,300         74,700
                                                              ------------     ----------
                                                                  (700,000)    (1,016,900)
                                                              ------------     ----------
Cash from investing activities
  Acquisition of equipment and leaseholds...................       (84,800)      (226,600)
  Purchase of Barter Business Exchange Inc. stock...........      (647,300)            --
  Notes receivable collections..............................        11,700            600
                                                              ------------     ----------
                                                                  (720,400)      (226,000)
                                                              ------------     ----------
Cash from financing activities
  Proceeds from issuance of common stock....................     1,507,300        141,000
  Proceeds from notes payable...............................            --      1,036,800
  Treasury stock acquired...................................       (13,000)            --
  Repayment of notes payable................................       (13,800)        (2,100)
                                                              ------------     ----------
                                                                 1,480,500      1,175,700
                                                              ------------     ----------
Net change in cash and cash equivalents.....................        60,100        (67,200)

Cash and cash equivalents
  Beginning of Period.......................................       382,600        442,700
                                                              ------------     ----------
  End of Period.............................................  $    442,700     $  375,500
                                                              ============     ==========
Supplemental cash flow information
  Cash paid during the year for:
    Interest................................................  $      2,700     $    3,100
                                                              ============     ==========

                                Ubarter.com Inc.
                   Notes to Consolidated Financial Statements


                     March 31, 1999 and September 30, 1999

Note 1 - Description of Business and Organization

Ubarter.com Inc., formerly International Barter Corp., was incorporated on September 18, 1996, in the State of Nevada. Ubarter.com Inc. ("the Company") operates a trade exchange offering bartering services for retail, professional, media and corporate clients. Operations are primarily transacted in the State of Washington. Operations of the Company's subsidiary, Barter Business Exchange Inc. (see Note 3), are primarily transacted in the Canadian provinces of Ontario and British Columbia. The Company acts as a third-party record-keeper of clients' transactions and balances, which are denominated in Trade Dollars. A Trade Dollar is an accounting unit used to record the value of trades as determined by the buying and selling parties in barter transactions. Trade Dollars denote the right to receive goods or services available from other clients or the obligation to provide goods or services to other clients. Trade Dollars may not be redeemed for cash. Trade Dollars are not legal tender, securities, or commodities. Clients pay cash and Trade Dollar fees and commissions to the Company. The Company typically receives a cash commission on all transactions, charging both the buyer and seller 5% on the purchase and sale.

Note 2 - Summary of Significant Accounting Policies

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and, effective March 31, 1999, the balance sheet of its wholly-owned subsidiary, Barter Business Exchange Inc. (BBE). The Company's fiscal year end is March 31. BBE's fiscal year end is February 28. For purposes of consolidation the difference in fiscal year-ends is not significant. All significant intercompany accounts and transactions have been eliminated.

UNAUDITED INTERIM FINANCIAL INFORMATION

The interim financial statements of the Company for the six months ended September 30, 1999, included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at September 30, 1999, the results of operations and its cash flows for the six months ended September 30, 1999.

STOCK SPLIT

On July 9, 1998 the Board of Directors authorized a 2-for-1 split of its common stock to be distributed to stockholders of record at the close of business on July 24, 1998. All per-share and shares outstanding data in the accompanying consolidated financial statements have been restated to reflect the stock split.

FOREIGN CURRENCY TRANSLATION

Financial statements of the Company's Canadian subsidiary, BBE, are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities. The functional currency of BBE is the local currency, the Canadian dollar. Translation adjustments, if necessary, are recorded as a separate component of Stockholders' Equity. There were no translation adjustments required as of March 31, 1999.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 2 - Summary of Significant Accounting Policies (Continued)
COMPREHENSIVE INCOME

In 1999, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "REPORTING COMPREHENSIVE INCOME". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS No. 130 had no impact on total stockholders' equity as of March 31, 1999.

REVENUE RECOGNITION

The Company recognizes revenue equal to the cash to be received from the commission earned when the buyer has made an unconditional commitment to pay and the earnings process has been completed by the finalization of a trade transaction. Revenue is recognized for monthly dues after the fees have been earned. Initiation and annual renewal fees are nonrefundable, are deferred and included in income over a twelve month period.

PRODUCT DEVELOPMENT COSTS

Product development costs include expenses incurred by the Company to develop, enhance, monitor and operate the Company's website. Product development costs are expensed as incurred.

TRADE DOLLAR TRANSACTIONS

The Company uses the ratio of one Trade Dollar to one local currency dollar (United States or Canadian) in measuring and accounting for purchases and sales. This one-for-one ratio is the pervasive standard with the Company and throughout the barter industry. The Company does not recognize any accounting implications if differences are observed between Trade Dollar and the applicable local currency dollar prices are within reasonable ranges existing between prices of similar U.S. dollar or Canadian dollar transactions.

The negative Trade Dollar balance of the Company is shown as a liability in the balance sheet. This occurs as a result of the Company "borrowing" trade dollars through the issuance of Trade Dollars in excess of the amounts earned by the Company.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY

At times, the Company acquires inventory for resale from clients of the barter exchange. Inventory is stated at lower of cost (first-in, first-out basis) or market.

ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

The Company provides an allowance for accounts receivable doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance. At March 31, 1999, the allowance for doubtful accounts was $129,400.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 2 - Summary of Significant Accounting Policies (Continued)
DEPRECIATION AND AMORTIZATION

Equipment and leaseholds are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally five to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives or the term of the lease.

GOODWILL

Goodwill resulting from the acquisition of BBE was estimated by management to be primarily associated with the acquired workforce, infrastructure and technological expertise. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified professionals, goodwill is amortized on a straight-line basis over the estimated life of the benefit of 24 months (see Note 3).

INCOME TAXES

Income taxes are computed using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

Basic net income (loss) per share is computed using the weighted average number of shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common shares and common equivalent shares outstanding during the period. Common equivalent shares consist of shares issuable upon the exercise of stock options and stock warrants.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Cash is deposited with high credit, quality financial institutions. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the Pacific Northwest and the Canadian provinces of Ontario and British Columbia. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses; historically, such losses have been within management's expectations. At
March 31, 1999, no one customer accounted for 10% or more of the accounts receivable balance.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 2 - Summary of Significant Accounting Policies (Continued)
FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash, accounts receivable, accounts payable, notes payable and long-term obligations are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

ADVERTISING

The Company recognizes advertising expenses in accordance with Statement of Position 93-7, "REPORTING ON ADVERTISING COSTS". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used. Advertising expenses amounted to $51,700 for the year ended March 31, 1999.

STOCK-BASED EMPLOYEE COMPENSATION

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion (APB) No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and complies with the disclosure provisions of SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION". Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets in accordance with "SFAS" No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE". This standard requires companies to capitalize qualifying computer software costs that are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP 98-1 will have a material impact on its consolidated financial statements.

In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES." SOP 98-5 is effective for the Company's fiscal year ending March 31, 2000. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have a material effect on the Company's consolidated financial statements.

In June 1998, the FASB issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 2 - Summary of Significant Accounting Policies (Continued) adoption of SFAS No. 133 will have a material impact on its consolidated financial statements because the Company does not currently hold any derivative instruments.

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the current year presentation.

Note 3 - Acquisition

ACQUISITION OF BARTER BUSINESS EXCHANGE, INC.

On March 2, 1999, the Company entered into a stock purchase agreement to acquire all of the outstanding capital stock of Barter Business Exchange Inc. (BBE), a privately-held Canadian corporation which presently operates a trade exchange in the Canadian Provinces of Ontario and British Columbia. The total purchase price of approximately $1,270,200 is comprised of cash in the amount of $663,300; a promissory note in the principal amount of $66,200 (Note 7); Ubarter.com Trade dollars in the amount of $165,700; the issuance of 150,000 shares of Ubarter.com common stock, which had a value of $375,000 at the acquisition date. In addition, the purchase agreement provides for contingent consideration. The terms of the note payable provide for additional payments of up to $500,000 dependent upon attainment of certain operating results. Additionally, if 10% of the cash revenues, as defined in the agreement, exceed $500,000, the Company will be required to pay the amount exceeding $500,000 in common shares of the Company.

The purchase has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill. The Company estimated the economic useful life of the goodwill to be two years.

The consolidated financial statements combine the Company's balance sheet as of March 31, 1999 with the balance sheet of BBE as of February 28, 1999. The consolidated statement of operations presents the results of operations of the Company and excludes the results of operations of BBE. Results of operations of BBE will be consolidated with the Company from the date of purchase, March 1, 1999. However, due to the differing year-ends, the results of operations of BBE for the fiscal year from March 1, 1999 through February 28, 2000 will be consolidated with the Company's results of operations for the fiscal year ended March 31, 2000.

STATEMENT OF CASH FLOWS

The acquisition of BBE resulted in a non-cash transactions which increased assets in the amount of $3,069,700 and liabilities in the amount of $2,610,400. Non-cash consideration included 150,000 shares of the Company's common stock, trade dollars, and a note payable (Note 7).

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 3 - Acquisition (Continued)
UNAUDITED PRO FORMA DISCLOSURES OF SIGNIFICANT ACQUISITION

The following unaudited pro forma consolidated results of operations give effect to the acquisition of BBE as if it had occurred as of the beginning of the period.

                                                              ------------
                                                                Year Ended
                                                                 March 31,
                                                                      1999
                                                              ------------
Revenue.....................................................  $  3,289,900
Net Loss....................................................  $ (2,682,100)
Net Loss per share - basic..................................  $      (0.49)
Net Loss per share - diluted................................  $      (0.49)
Shares used in per share calculation - basic and diluted....     5,521,583

Note 4 - Notes Receivable

At March 31, 1999, the Company had notes receivable amounting to $23,500 which bear interest ranging from 10% to 10.75%. Although the Company periodically receives payments, the notes are currently in default. The notes are collateralized by real estate.

Note 5 - Equipment and Leaseholds

At March 31, 1999, equipment and leaseholds consisted of the following:

                                                              ------------
                                                                  March 31
                                                              ------------
Computer equipment..........................................  $    183,100
Equipment...................................................       121,800
Furniture and fixtures......................................       141,500
Leasehold improvements......................................        57,100
Automobile..................................................        25,600
                                                              ------------
                                                                   529,100
Less: accumulated depreciation..............................      (145,500)
                                                              ------------
                                                              $    383,600
                                                              ============

Note 6 - Excess of Trade Dollars Issued Over Trade Dollars Earned

In accordance with the guidelines established by the International Reciprocal Trade Association, the Company has the right to borrow from the exchange and spend within the exchange systems. Such a practice is used by barter exchanges, worldwide, to cover inventory purchases, capital purchases, operating expenses and to control the supply of trade dollars in the exchange economy. The Company is obligated to provide goods and services to clients to offset any amounts of Trade Dollars issued in excess of earned. At March 31, 1999, the Company had expended $2,147,900 Trade Dollars, in excess of the amount of Trade Dollars earned by the Company.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 7 - Notes Payable

The Company has a $67,000 revolving note payable with a Canadian bank. The note payable is subject to annual renewal. There were no borrowings outstanding as of March 31, 1999. Borrowings on the line of credit are secured by cash and cash equivalents on deposit with the bank.

In connection with the acquisition of BBE (Note 3), the Company has a $66,200 note payable to a shareholder. The non-interest bearing note is due on March 1, 2000.

Note 8 - Long-Term Obligations

At March 31, 1999, long-term obligations consisted of the following:

                                                              ------------
                                                                  March 31
                                                              ------------
Note payable to Financial Services, Inc. at $800 per month,
  including interest at 10% per annum (collateralized by
  real estate), due 2002....................................  $     18,400
Note payable to bank, interest at prime plus 2 1/2%, payable in monthly installments of $1,400 plus interest, maturing
  July 2004, partially guaranteed by a stockholder and
  collateralized by equipment...............................        73,800
Capital lease for leasehold improvements, due in monthly
  installments of $900, including imputed interest of 19%,
  due December 2001.........................................        21,800
Note payable to bank, paid in full in 1999..................            --
Other.......................................................         3,000
                                                              ------------
                                                                   117,000
Less current portion........................................       (35,400)
                                                              ------------
                                                              $     81,600
                                                              ============

Maturities of long-term obligations for future years ending March 31 are as follows:

                                                          -------------------------------------------
                                                             Principal   Capital Lease
                                                              Payments      Obligation          Total
                                                          ------------   -------------   ------------
2000....................................................  $     28,400   $     10,800    $     39,200
2001....................................................        25,400         10,800          36,200
2002....................................................        17,800          7,600          25,400
2003....................................................        16,700             --          16,700
2004....................................................         6,900             --           6,900
                                                          ------------   ------------    ------------
                                                                95,200         29,200         124,400
Amount representing interest............................            --         (7,400)         (7,400)
                                                          ------------   ------------    ------------
                                                          $     95,200   $     21,800    $    117,000
                                                          ============   ============    ============

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 9 - Commitments

The Company leases office space under non-cancelable operating leases expiring in May 2003. Future minimum lease payments under the leases are as follows for the years ending March 31:

2000........................................................  $    119,100
2001........................................................        91,400
2002........................................................        79,300
2003........................................................        75,500
2004........................................................        18,900
                                                              ------------
                                                              $    384,200
                                                              ============

Rent expense amounted to $23,500 for the year ended March 31, 1999.

Note 10 - Stockholders' Equity

The Company is authorized to issue 25,000,000 shares of $.001 par value common stock. As of March 31, 1999, the Company has 6,040,400 shares of common stock outstanding.

During fiscal 1997, the Company completed a private placement (Offering) of its common stock pursuant to which 600,000 shares were subscribed for $150,000. Under the terms of the Offering, one "A" warrant and one "B" warrant were issued with each issued share of common stock issued. During fiscal 1998, "A" and "B" warrants were exercised for 492,900 shares of common stock for $226,800. During the fiscal year 1999, the remaining outstanding "B" warrants were exercised for 563,500 shares of common stock with proceeds totaling $278,500.

During fiscal 1998, the Company completed a private placement (Placement) of its common stock pursuant to which 240,000 shares of common stock were issued for $72,000. Under the terms of the Placement, one "C" warrant and one "D" warrant was issued with each one share of common stock issued. During fiscal 1999, all outstanding "C" and "D" warrants were exercised for 480,000 shares of common stock with proceeds totaling $228,800.

During fiscal 1999, the Company received cash for common stock and warrants through a private placement whereby, 800,000 units were sold at $1.25 per unit. Each unit consists of one share of common stock and one "E" warrant exercisable at $1.50 per share. The warrants expire June 20, 2000. At March 31, 1999, there were 800,000 "E" warrants issued and outstanding.

During fiscal 1999, a brokerage account was opened and funded for the sole purpose of repurchasing up to 250,000 shares of the Company's common stock in the open market. In October of 1998, 10,980 shares were repurchased for approximately $13,000 and classified as treasury stock.

Note 11 - Stock Options

The Company adopted a Stock Option Plan ("the Plan") effective June 1, 1998 whereby, non-qualified and incentive stock options for up to 1,155,040 shares of common stock may be granted to Directors, Officers, Employees and Consultants. Options granted under the Plan are not to have a life in excess of five years from the date of grant and vest 50% after 12 months, 75% after 18 months, 100% after 24 months from the date of grant. The provisions of the Plan allow the administrators to determine the vesting period of options granted.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 11 - Stock Options (Continued)
In June 1998, the Company granted options under the Plan to purchase 55,000 shares of common stock at an exercise price of $0.82 per share to the Company's non-employee Director and to certain consultants. The options granted to the non-employee Director vest 100% in November 1999, and the options granted to the consultants are fully vested. The options expire five years from the date of grant and were valued at $11,400, which was recognized as expense in 1999.

In October 1998, the Company granted options to purchase 630,000 shares of common stock to a consultant. The options are fully vested and expire five years from the date of grant. The exercise prices of the options range from $4.00 to $14.00 per share and have a weighted average exercise price of $11.11 per share. The options were valued at $243,800. The Company is recognizing consulting expense related to these options granted over the consultant's contractual period of 39 months. In 1999, the Company recognized consulting expense of $37,500 related to the stock options. The consulting agreement also contains an anti-dilutive provision whereby the consultant will be granted additional options from time to time so that the options will equal approximately 10.4% of common stock outstanding on a fully diluted basis.

In November 1998, the Company granted options under the Plan to purchase 25,000 shares of common stock at $2.00 per share to other service providers. The options vest over one year and expire five years from the date of grant. The options were valued at $11,400, which was recognized as consulting expense during 1999.

The following table summarizes the Company's stock option activity:

                                                              ----------------------------------
                                                                    Number of   Weighted-Average
                                                                       Shares     Exercise Price
                                                              ---------------   ----------------
Balance, April 1, 1998......................................               --   $            --
  Options granted...........................................        1,069,000              7.80
  Options forfeited.........................................           (1,000)             2.75
  Options exercised.........................................               --                --
                                                              ---------------   ---------------
Balance, March 31, 1999.....................................        1,068,000   $          7.17
                                                              ===============   ===============

The following table summarizes information about options outstanding and exercisable at March 31, 1999:


-----------------------------------------------------------------------------------------------------------------------
                                                    Options Outstanding                       Options Exercisable
                                     -------------------------------------------------   ------------------------------
                                                   Weighted-Average
                                          Number          Remaining   Weighted-Average        Number   Weighted-Average
Range of Exercise Prices             Outstanding   Contractual Life     Exercise Price   Exercisable     Exercise Price
-----------------------------------  -----------   ----------------   ----------------   -----------   ----------------
$0.8125-$2.75......................     438,000          4.5 years    $          1.49        90,000    $          0.81
$4.00-$6.00........................      90,000          4.5 years               4.89        90,000               4.89
$8.00-$10.00.......................     140,000          4.5 years               9.14       140,000               9.14
$12.00-$14.00......................     400,000          4.5 years              13.20       400,000              13.20
                                      ---------    ---------------    ---------------    ----------    ---------------
                                      1,068,000          4.5 years    $          7.17       720,000    $          9.82
                                      =========                                          ==========


The Company applies Accounting Principles Board Opinion No. 25 (APB No. 25) in accounting for stock options. Accordingly, no compensation cost is recognized from options issued under the Company stock option plan if the

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 11 - Stock Options (Continued)
exercise price equals the fair value at the date of grant. During 1999, 40,000 options were granted to one employee that were fully vested and had an exercise price less than the fair value of the common stock on the date of grant. Using the intrinsic value method required by APB No. 25 the Company has recorded compensation expense in the amount of $112,500 in 1999.

An alternative method of accounting for stock options is SFAS No. 123 (Note 2). Under SFAS No. 123, employee stock options are valued at grant date using the Black-Scholes option-pricing model and compensation cost is recognized ratably over the vesting period. Had compensation cost for the Company's stock option plan been determined based on the Black-Scholes value at the grant dates for awards as prescribed by SFAS No. 123, pro forma statement of operations for fiscal 1999 would have been as follows:

                                                              ---------------
                                                                   Year Ended
                                                               March 31, 1999
                                                              ---------------
Net Less
  As Reported...............................................   $   (798,000)
  Pro forma.................................................   $   (836,800)
Net Loss per common share
  As Reported...............................................   $      (0.14)
  Pro forma.................................................   $      (0.15)

The effects of applying SFAS No. 123 for the pro forma disclosures are not representative of the effects expected on reported net earnings and earnings per share in future years. In addition, valuations are based on highly subjective assumptions about the future, including stock price volatility and exercise patterns.

The weighted average fair market value of an option granted during 1999 was $1.69 using the Black-Scholes option-pricing model. The following assumptions were applied in determining the pro forma compensation cost:

                                                              ---------------
                                                                   Year Ended
                                                               March 31, 1999
                                                              ---------------
Interest rate...............................................            6.0%
Dividend yield..............................................            0.0%
Expected volatility.........................................          122.8%
Expected useful life in years...............................              5

Note 12 - Income Taxes

The components of the provision for income taxes at March 31, 1999 are as follows:

Current - Federal...........................................  $         --
Deferred - Federal..........................................            --
                                                              ------------
Income tax provision........................................  $         --
                                                              ============

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 12 - Income Taxes (Continued)
A reconciliation of the consolidated income tax provision to the amount expected using the U.S. Federal statutory rate for the year ended March 31, 1999 follows:

                                                              ------------
                                                                      1999
                                                              ------------
Expected amount using U.S. Federal statutory rate...........            --
Non-deductible expenses.....................................            --
Depreciation and bad debts allowance........................            --
                                                              ------------
Effective tax...............................................  $         --
                                                              ============

Deferred tax assets (liabilities) consisted of the following at March 31, 1999:

Deferred tax assets
  Bad debt allowance........................................  $     11,900
  Stock Options.............................................        58,800
  Net operating loss carryforwards..........................       746,100
                                                              ------------
                                                                   816,800
Deferred tax liability
  Property and equipment....................................          (500)
                                                              ------------
                                                                   816,300
Valuation allowance.........................................      (816,300)
                                                              ------------
                                                              $         --
                                                              ============

As of March 31, 1999, the Company has domestic net operating loss carryforwards of approximately $646,000 and Canadian net operating loss carryforwards of approximately $1,212,200. The domestic carryforwards begin to expire in fiscal year 2012. The Canadian carryforwards begin to expire in fiscal year 2000. Deferred tax assets have been reduced by a valuation allowance because of uncertainties as to future recognition of taxable income to assure realization.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 13 - Income (Loss) Per Share

Following is a reconciliation of the numerators of the basic and diluted income
(loss) per share for the year ended March 31, 1999:

Net income (loss) available to common stockholders..........  $   (798,000)
                                                              ============
Weighted average shares.....................................     5,521,583
Effect of dilutive securities:
  Options...................................................            --
  Warrants..................................................            --
                                                              ------------
                                                                 5,521,583
                                                              ============
Basic income (loss) per share (based on weighted average
  shares)...................................................  $       (.14)
                                                              ============

1,028,000 options and 800,000 warrants to purchase shares of common stock were excluded from the computation in 1999 because their effect would be anti-dilutive.

Note 14 - Geographic Segment Information

                                                              ------------
                                                                      1999
                                                              ------------
Assets
  U.S. operations...........................................  $    700,700
  Canadian subsidiary.......................................     3,689,000
                                                              ------------
                                                              $  4,389,700
                                                              ============

Note 15 - Revenue

The following table summarizes the cash and trade dollars components of revenue for the year ended March 31, 1999:

                                                              ------------
                                                                  March 31
                                                              ------------
Trade.......................................................  $    263,900
Cash........................................................       240,600
                                                              ------------
                                                              $    504,500
                                                              ============

Note 16 - Events Subsequent to the Date of the Auditors' Report (Unaudited)

PREFERRED STOCK

The Board of Directors authorized the Company to issue up to 10,000,000 shares of preferred stock.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 16 - Events Subsequent to the Date of the Auditors' Report (Unaudited) (Continued)

CONVERTIBLE NOTES PAYABLE


In December 1999, the Company issued a $100,000 8% convertible promissory note which matures March 1, 2000. The holder of the note has the right to convert the note into a future round of financing that the Company completes prior to repayment or conversion of the note, upon the same terms and conditions as other investors participating in such future financings. If the Note is not repaid by March 1, 2000, the holder of the note shall have the option to convert the note into shares of common stock of the Company equal to the lower of $1.50 per share or 50% of the average closing price of the common stock through the OTC Bulletin Board on the 10 days prior to March 1, 2000. If the note is not paid or converted by March 1, 2000, the note will remain outstanding and bear interest at 16% per annum until paid in full.


In December 1999, the Company issued a $2,000,000 8.5% convertible promissory note to ShopNow.com Inc. which matures June 22, 2000. Upon the occurrence of certain events, the note will automatically be converted into common stock of the Company. The note may be converted at $2.15 per share or $3.58 per share, depending upon the event causing the conversion. In addition, warrants to purchase up to 1,200,000 common shares of the Company will be issued upon conversion. The warrants shall have a term of 7 years and an exercise price equal to the conversion price.


AXC AGREEMENT

In December 1999, the Company entered into an agreement with AXC Corporation ("AXC") to retain future services with the firm to provide Internet related software-consulting. The Company paid AXC $250,000 ($100,000 in stock and $150,000 in cash) as a retainer against future invoices. The Company issued 33,333 shares of its common stock at $3.00 per share; such shares having "piggyback" registration rights that AXC may exercise in the event of a subsequent public offering of Company shares. The Company further agreed that in the event the price of Company shares at the close of market shall be less than $2.50 per share on the earlier of two events following (i) the one year anniversary of the transfer of these shares to AXC or (ii) the day immediately prior to a subsequent public offering of the Company shares; then the Company shall transfer to AXC sufficient additional shares of its common stock to compensate for the difference between $3.00 per share and the closing price on the dates mentioned in (i) and (ii).

NOTE PAYABLE

In August 1999, funds totaling $1,000,000 ("the Note") were loaned to the Company by Alpine Capital Group, LLC. The Note is payable on September 1, 2002, with interest accruing at the rate of 5 1/2% per annum on the unpaid principal amount. If the Company closes a financing or financings in the aggregate amount of at least $2,500,000 through public or private sale of its debt or equity securities on or before June 1, 2000, the Company must repay any unpaid principal and interest within 5 business days of such closing. If, on June 1, 2000, there remains unpaid principal on the Note, the Payee shall have the option exercisable at any time thereafter, but not later than September 1, 2002, to convert such unpaid principal into 1,333,333 shares of common stock at the rate of $.75 per share. After June 1, 2000, the holder of the note may exercise the conversion option any time prior to the maturity date of the note. Alpine Capital Group, Inc. also received 183,333 warrants to purchase common shares at $2.00 per share. Accordingly, the Company has allocated $451,700 of the proceeds to the warrants and is amortizing this amount of interest expense from the period of issuance to June 1, 2000. The effective rate of the note payable is 20.5%. The warrants may be exercised from September 1, 1999 through September 1, 2004.

                                Ubarter.com Inc.
             Notes to Consolidated Financial Statements (Continued)


                     March 31, 1999 and September 30, 1999

Note 16 - Events Subsequent to the Date of the Auditors' Report (Unaudited) (Continued)
PROPOSED MERGER AGREEMENT

In January 2000, the Company entered into a merger agreement with ShopNow.com Inc. The agreement provides for ShopNow.com to acquire all of the Company's equity for $45 million in ShopNow.com common stock. The purchase price will be reduced by the certain adjustments including an adjustment for the Company's debt at the date of merger. The ShopNow.com stock is to be exchanged at the lower of $20 per share or the average closing price as reported on the Nasdaq national market for the 10 days prior to closing the merger.

                              [Inside Back Cover]


[b2bNow.com and ShopNow.com web page superimposed on retail background with the following text: "ShopNow provides one stop e-commerce enabling services and solutions to millions of businesses, merchants and shoppers."]


                                     [LOGO]

                                    Part II
                     Information Not Required in Prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq additional listing fee.



SEC registration fee........................................  $ 56,831
NASD filing fee.............................................    22,026
Nasdaq National Market additional listing fee...............    17,500
Printing and engraving costs................................   200,000
Legal fees and expenses.....................................   400,000
Accounting fees and expenses................................   200,000
Transfer Agent and Registrar fees...........................    10,000
Miscellaneous...............................................    18,643
                                                              --------
    Total...................................................  $925,000
                                                              ========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 5 of the registrant's Amended and Restated Bylaws (Exhibit 3.2 hereto) provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.


Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 10 of the registrant's Amended and Restated Articles of Incorporation (Exhibit 3.1 hereto) contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


During the past three years, the registrant has issued and sold unregistered securities as set forth below.



1. On February 26, 1997, the registrant issued 699,612 shares of Series A convertible preferred stock at $0.50 per share, which were converted into 699,612 shares of common stock upon the initial public offering, to Dwayne Walker in exchange for the cancellation of certain promissory notes issued by the Registrant to Mr. Walker. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



2. On February 26, 1997 and April 30, 1997, the registrant issued 2,334,079 shares of Series B convertible preferred stock, which were converted into 2,334,079 shares of common stock upon the initial public offering, to four accredited investors at $0.77 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

3. During the period from May 15, 1997 through July 15, 1997, the registrant issued promissory notes in the aggregate principal amount of $1,220,000, each of which accrued interest at an annual rate of 8% (the "1997 Notes"). These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



4. During the period from October 21, 1997 through November 12, 1997, the registrant issued promissory notes in the aggregate principal amount of $1,775,000. In connection with this transaction, the registrant issued to the investors warrants to purchase an aggregate of 62,125 shares of common stock at an exercise price of $1.50 per share. Additionally, the registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 177,500 shares of common stock at an exercise price of $1.50 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



5. On October 31, 1997, the registrant issued 835,205 shares of Series C convertible preferred stock, which were converted into 835,205 shares of common stock upon the initial public offering, to 14 investors at $1.50 per share in exchange for the cancellation of the 1997 Notes. In connection with this transaction, the registrant issued to the investors warrants to purchase an aggregate of 167,047 shares of Series C convertible preferred stock at an exercise price of $1.50 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



6. On November 11, 1997, the registrant issued 177,333 shares of common stock to Ganapathy and Kalyani Krishnan at $0.50 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



7. During the period from January 23, 1998 through April 15, 1998, in a private placement the registrant issued, to 163 investors, an aggregate of 4,250,000 shares of Series D convertible preferred stock, which were converted into 4,250,000 shares of common stock upon the initial public offering, and warrants to purchase an aggregate of 425,000 shares of common stock at an exercise price of $5.00 per share and issued, to 111 investors, an aggregate of 2,125,000 shares of Series E convertible preferred stock, which were converted into 2,125,000 shares of common stock upon the initial public offering, and warrants to purchase an aggregate of 212,500 shares of common stock at a exercise price of $5.00 per share. In connection with this transaction, the registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 625,000 shares of common stock at an exercise price of $4.40 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



8. On January 29, 1998, the registrant entered into a Stock Purchase Agreement with Trucost, Inc., pursuant to which the registrant issued to Trucost, Inc. a warrant to purchase 10,000 shares of common stock at an exercise price of $5.00. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



9. On February 23, 1998, in connection with the Series C financing, the registrant issued warrants to purchase 8,000 and 2,000 shares of common stock to Tolmi and TZM Investment Fund, respectively, at $3.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.



10. On March 23, 1998, pursuant to a development and license agreement between the registrant and InstallShield Software Corporation, the registrant issued 62,327 shares of common stock to InstallShield Software. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



11. On June 8, 1998, pursuant to an Acquisition Agreement among the registrant and Saturn Solutions, Inc., the registrant issued 422,710 shares of common stock to Saturn Solutions, Inc. and 649 shares of common stock to Robert Gagnon, in each case, valued at $3.30 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

12. On July 8, 1998, in connection with the purchase of services, the registrant issued to The Culligan Group a warrant to purchase 5,000 shares of common stock at an exercise price of $1.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



13. On August 6, 1998, pursuant to a Merger Agreement among the registrant and The Internet Mall, Inc., the Registrant issued to the shareholders of The Internet Mall, Inc. 666,667 shares of common stock, valued at $6.00 per share. In connection with this agreement, the registrant assumed an outstanding promissory note in the principal amount of $300,000 issued to the NVCC Fund, and following such transaction the NVCC Fund converted the note plus accrued interest into 52,915 shares of common stock and warrants to purchase 10,583 shares of common stock at an exercise price of $4.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



14. On September 8, 1998, pursuant to a lease agreement between LINC Capital, Inc. and the registrant, the registrant issued warrants to purchase 12,500 shares of common stock to LINC Capital, Inc. at $5.00 per share. On November 9, 1999, LINC Capital, Inc. exercised these warrants under their cashless exercise terms for 7,494 shares of common stock. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.



15. On September 15, 1998, the registrant issued warrants to purchase
40,000 shares of common stock to Merrill Place L.L.C. at $2.00 per share pursuant to a lease agreement between the registrant and Merrill Place LLC. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.



16. On September 15, 1998, the registrant issued warrants to purchase
20,000 shares of common stock to Raifman & Edwards at $1.25 per share as partial consideration for legal services rendered. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.



17. On September 17, 1998, pursuant to an Agreement and Plan of Merger between the registrant and Media Assets, Inc., the registrant issued to the sole shareholder of Media Assets, Inc., Jeff Haggin, 600,000 shares of common stock, a convertible promissory note in the principal amount of $1,050,000 and options to purchase an aggregate of 1,120,000 shares of common stock at an exercise price of $2.00 per share. In May 1999, Mr. Haggin exchanged performance-based options to purchase 900,000 shares of common stock for an option to purchase 300,000 shares of common stock. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



18. In October 1998, the registrant completed a Bridge Financing whereby it issued promissory notes in the aggregate principal amount of $3,700,000 and warrants to purchase 129,500 shares of common stock at $4.00 per share. In connection therewith, the registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 129,500 shares of common stock at $4.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



19. On October 21, 1998, in connection with the financing of a fixed asset acquisition, the registrant issued to Cornerstone Equipment Finance a warrant to purchase 6,795 shares of common stock at an exercise price of $6.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



20. During the period from November 24, 1998 through January 19, 1999, the registrant issued an aggregate of 2,336,000 shares of Series F convertible preferred stock, which were converted into 2,336,000 shares of common stock upon the initial public offering, to 130 investors at $6.25 per share. In connection with this transaction, the registrant issued to the investors warrants to purchase 233,600 shares of common stock at an exercise price of $7.50 per share. In connection with this transaction, the registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 233,600 shares of common stock, at an exercise price of $6.25 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



21. On November 30, 1998, the registrant issued 10,000 shares of common stock to Jim Tweeten at $5.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



22. On December 15, 1998, the registrant issued 5,000 shares of common stock to Steve McClure at $.50 per share pursuant an option exercise. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



23. On January 10, 1999, in connection with the purchase of services, the registrant issued to The Culligan Group a warrant to purchase 3,400 shares of common stock at an exercise price of $1.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



24. On February 3, 1999, pursuant to a licensing agreement between the registrant and Interworld Corporation, the registrant issued to Interworld Corporation a warrant to purchase 16,000 shares of common stock at an exercise price of $6.25 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.



25. On February 17, 1999, in connection with the purchase of services, the registrant issued to Star Telecommunications, Inc. a warrant to purchase 20,000 shares of common stock at an exercise price of $4.68 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



26. On March 1, 1999, in connection with the purchase of services, the registrant issued to Jim Tweeten a warrant to purchase 15,000 shares of common stock at an exercise price of $6.25 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



27. On March 4, 1999, pursuant to a Loan and Security Agreement between the registrant and Transamerica Business Credit Corporation, the registrant issued to Transamerica Business Credit Corporation a warrant to purchase 72,000 shares of common stock at $6.25 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



28. On March 10, 1999, the registrant issued 1,000 shares of common stock to Howard Barokas and Andrew Cullen as a bonus for consulting services previously rendered to the registrant. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in because no sale occurred for purposes of the Securities Act of 1933.



29. During March and April 1999, the registrant issued to the ZERON Group in exchange for $5,000,000 in cash 714,288 shares of Series G convertible preferred stock, which converted into 714,288 shares of common stock upon the initial public offering and warrants to purchase 35,715 shares of common stock at an exercise price of $7.50 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



30. In April 1999, we issued to 24/7 Media 4,300,000 shares of Series G convertible preferred stock at $7.00 per share, which converted into 4,300,000 shares of common stock upon the initial public offering, in exchange for $30.1 million in consideration, consisting of cash, shares of 24/7 Media, Inc. common stock and 24/7 Media, Inc.'s majority interest in CardSecure, Inc. A portion of the shares of Series G convertible preferred stock and of the warrants were placed in escrow pending consummation of our acquisition of CardSecure, Inc., which occurred on June 15, 1999. 24/7 Media, Inc. also received warrants to purchase 860,000 shares of common stock at $7.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

31. On April 12, 1999, Merrimac Capital Company, LLC and Leasing
Technologies, Inc., made a loan commitment to the registrant pursuant to which the registrant agreed to issue to Merrimac Capital Company, LLC a warrant to purchase 6,400 shares of common stock at an exercise price of $6.25 per share and to Leasing Technologies Inc. a warrant to purchase 22,400 shares of common stock at an exercise price of $6.25 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



32. On April 15, 1999, pursuant to an Asset Purchase Agreement between the registrant and Discountjewelry.com, Inc., the registrant issued 8,000 shares of common stock, valued at $6.25 per share, to Mike Kmet, Discountjewelry.com, Inc.'s sole proprietor. In connection with the Asset Purchase Agreement, the registrant also issued an aggregate of 8,000 additional shares of common stock over the next eight months. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.



33. On April 16, 1999, pursuant to a Master Lease Agreement between the registrant and Silicon Valley Bank, the registrant issued to Silicon Valley Bank warrants to purchase 40,000 shares of common stock at $6.25 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



34. On April 20, 1999, in exchange for the cancellation of the registrant's obligation to pay a lease brokerage fee to Matt Christian and Tim O'Keefe, the registrant agreed to issue to Matt Christian a warrant to purchase 13,182 shares of common stock at an exercise price of $9.00 per share and to Tim O'Keefe a warrant to purchase 3,600 shares of common stock at an exercise price of $9.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



35. On April 29, 1999, pursuant to a Distributor/Marketing Agreement between the registrant and Qwest Communications Corporation, the registrant issued to Qwest Communications Corporation warrants to purchase 100,000 shares of common stock at $10.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.



36. On May 18, 1999, the registrant issued 333,334 shares of Series H preferred stock to HNC Software, Inc. at $9.00 per share, which converted into 333,334 shares of common stock upon the inital public offering. In connection with this transaction, the registrant issued to HNC Software, Inc. warrants to purchase 50,000 shares of common stock at an exercise price of $9.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



37. On May 19, 1999, pursuant to a Distribution Agreement between the registrant and Corel Corporation, the registrant issued to Corel Corporation warrants to purchase 100,000 shares of common stock at an exercise price of $9.00 and options to purchase 300,000 and 200,000 shares of common stock at $4.80 and $9.00, respectively. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.



38. In May 1999, pursuant to the First Amendment to Loan and Security Agreement between the registrant and Transamerica Business Credit Corporation, the registrant issued to each of Transamerica Business Credit Corporation and Sand Hill Capital LLC a warrant to purchase 35,000 shares of common stock at an exercise price of $7.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



39. On June 8, 1999, in connection with the acquisition of CardSecure, Inc., the registrant issued, to 3 shareholders of the acquired company, an aggregate of 243,036 shares of common stock valued at $7.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



40. On June 15, 1999, pursuant to an Acquisition Agreement between the registrant and GO Software, Inc., the registrant issued to the shareholders of GO Software, Inc., 1,123,751 shares of common stock and to one of these shareholders a promissory note in the principal amount of $1,000,000, convertible at the shareholder's option for common stock at a conversion price equal to the initial public offering price. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



41. On June 17, 1999, the registrant entered into the Stock Purchase Agreement among the Registrant and CB Capital Investors, L.P., to sell 2,100,000 shares of Series I convertible preferred stock, which were converted into 2,100,000 shares of common stock upon the initial public offering, and a warrant to purchase 555,556 shares of common stock at an exercise price of $9.00 per share to CB Capital Investors, L.P. The transaction closed on July 17, 1999. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



42. On June 22, 1999, the registrant issued warrants to purchase 26,500 shares of common stock to Wayne Gilpin at $1.50 per share in partial payment of fees and commissions for Series D, E and F and an earlier bridge financing. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.



43. On August 18, 1999, in exchange for advertising services, the registrant issued warrants to purchase 10,000 shares of common stock to eBay, Inc. at $9.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.



44. On October 1, 1999, in connection with the provision of consulting services, the registrant issued warrants to purchase 30,000 shares of common stock at $7.50 to Woodstock Group International, LLC. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



45. On October 5, 1999, in connection with a business arrangement to build their online store, the registrant issued warrants to purchase 10,000 shares of common stock at $10.00 to StairMaster Corp. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



46. On October 9, 1999, in connection with a prior private placement of the registrant, the registrant issued warrants to purchase 7,000 shares of common stock at $4.00 to Jim Saunders Wood Specialties. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



47. On October 28, 1999, in connection with a prior private placement of the registrant, the registrant issued warrants to purchase 7,000 shares of common stock at $4.00 to Jason Bank. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.



48. On October 28, 1999, pursuant to a Stock Purchase Agreement between the registrant and escrow.com, Inc., the registrant issued 208,334 shares of common stock at $12.00 per share to escrow.com in exchange for 50% of (i) 500,000 shares of escrow.com's common stock at purchase price of $.25 per share and
(ii) 2,000,000 shares of Series A Preferred Stock at a purchase price of $2.4375 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



49. On November 11, 1999, the registrant issued warrants to purchase 129,500 and 35,050 shares of common stock at $4.00 and $6.25, respectively, to 20 investors pursuant to a private placement between December 1997 and January 1999. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



50. On November 11, 1999, the registrant issued warrants to purchase 2,000 and 1,000 shares of common stock at $4.00 and $6.25, respectively, to Brian Staubus pursuant to a private placement between December 1997 and January 1999.
Mr. Staubus exercised these warrants in full on November 16, 1999, under the cashless exercise terms, for net 1,440 and 563 shares, respectively. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



51. On November 12, 1999, pursuant to an Agreement and Plan of Merger between the registrant, Racer Acquisition, Inc. and SpeedyClick Corp., the registrant issued 3,799,237 shares of common stock at $12.313 per share to shareholders of SpeedyClick in exchange for all equity securities of SpeedyClick. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



52. On December 6, 1999, pursuant to an Agreement and Plan of Merger between the registrant, Cardinals Acquisition, Inc. and Cortix, Inc., the registrant issued 711,435 shares of common stock at $16.85 per share to shareholders of Cortix in exchange for all equity securities of Cortix. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



53. On December 8, 1999, in connection with the provision of services, the registrant issued warrants to purchase 7,500 and 2,500 shares of common stock at $12.00 to Intec Inc. and e-solutions Inc., respectively. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



54. On December 14, 1999, the registrant issued 17,730 shares of common stock to GiftSpot.com in exchange for 174,825 shares of Series A Preferred Stock at $1.43 per share.



55. On December 17, 1999, pursuant to an Agreement and Plan of Merger between the registrant, Chiefs Acquisition, Inc. and WebCentric, Inc., the registrant issued 2,161,904 shares of common stock at $21.61 per share to WebCentric in exchange for all equity securities of WebCentric. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



56. On December 22, 1999, the registrant issued 264,199 shares of common stock at $18.9251 per share to PrivaSeek, Inc. in exchange for 1,262,626 shares of the Series C Preferred Stock of PrivaSeek at $3.96 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.



57. Through December 31, 1999, the registrant granted, pursuant to its stock option plan and outside of its stock option plan, options to purchase an aggregate of 12,450,520. The options granted under the stock option plan were issued to the registrant's officers, employees and consultants at exercise prices ranging from $0.50 to $21.25. The options granted outside of the stock option plan were granted to its employees and officers at prices ranging from $0.14 to $12.00. A significant portion of these options were issued pursuant to the registrant's stock option plan. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Rule 701 promulgated under the Securities Act of 1933. Where
Rule 701 has not been available, the securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.



58. On January 13, 2000, pursuant to a Share Sale and Purchase Agreement among the Registrant, 3037952 Nova Scotia Company, and the shareholders Pronet Enterprises Ltd., namely Finn A. Knutsen, Kevin T. Dennehy, Nicole Arens and Candis Heath, the Registrant issued 162,508 shares of common stock at $17.2725 per share to the shareholders of Pronet in exchange for all equity securities of Pronet. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.



59. On January 18, 2000, pursuant to an Agreement and Plan of Merger, dated as of December 23, 1999, among the registrant, SN Acquisition, Inc., AXC Corporation, and Michael Axtman, Karl Reeves, Seth Weissman, Kevin Harris, Robert Harbison, David Henn, and Paul VanDerVelde, the Registrant issued 540,296 shares of common stock at $18.325 per share to the shareholders of AXC Corporation in exchange for all equity securities of AXC Corporation. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

    ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    EXHIBITS


-------------------------------------------------------------------------
Number       Description
-------------------------------------------------------------------------
 1.1 **      Form of Underwriting Agreement.

 3.1 ++ Amended and Restated Articles of Incorporation of the registrant.

 3.2 ++      Amended and Restated Bylaws of the registrant.

 4.1 ++ Second Amended and Restated Registration Rights Agreement dated as of November 30, 1998

 4.2 ++      Amendment No. 1 to Second Amended and Restated Registration
             Rights Agreement dated as of June 15, 1999.

 4.3 ++      Amendment No. 2 to Second Amended and Restated Registration
             Rights Agreement dated as of June 16, 1999.

 5.1 * Opinion of Perkins Coie LLP as to the legality of the shares.

10.1 ++ Amended and Restated 1999 Employee Stock Purchase Plan and form of agreement thereunder.

10.2 ++      Amended and Restated 1996 Combined Incentive and
             Nonqualified Stock Option Plan and form of agreements thereunder.

10.3 #####   1999 Nonofficer Employee Stock Option Plan and form of
             agreements thereunder.

10.4 ++ Electronic Distributor Agreement dated as of May 19, 1999, between Corel Corporation and the registrant.

10.5 ++      Addendum No. 1 Project Agreement to Strategic Alliance
             Agreement between HNC Software and the registrant, dated
             May 4, 1999.

10.6 ++ Distributor/Marketing Agreement dated as of April 29, 1999, between Quest Communications Corporation and the registrant.

10.7 ++ Strategic Alliance Agreement dated as of May 4, 1999, between HNC Software Inc. and the registrant.

10.8 ++ Consortium Membership Agreement dated as of May 4, 1999, between HNC Software and the registrant.

10.9 ++      Cross Promotion Agreement dated April 5, 1999, between
             24/7 Media, Inc. and the registrant.

10.10++ Loan and Security Agreement dated as of March 4, 1999, between Transamerica Business Credit Corporation and the registrant.

10.11++      Letter of Intent Agreement dated March 24, 1999, between the
             ZERON Group and the registrant.

10.12++      Employment Agreement effective as of July 1, 1999, between
             Dwayne M. Walker and the registrant.

10.13++      Corporate Master Agreement effective as of February 10,
             1999, between Vignette Corporation and the registrant.

10.14++ Agreement dated July 7, 1999, between About.com, Inc. and the registrant.

10.15++      Agreement effective as of July 12, 1999, between Chase
             Manhattan Capital, L.P. and the registrant.

10.16# Agreement and Plan of Merger dated as of November 10, 1999, among Racer Acquisition, Inc., SpeedyClick, Corp., the
             Principal Shareholders of SpeedyClick, Corp. and the registrant.

10.17#       Employment Agreement, dated as of November 12, 1999, between
             Farid Tabibzadeh and the registrant.

-------------------------------------------------------------------------
Number       Description
-------------------------------------------------------------------------
10.18#       Employment Agreement, dated as of November 12, 1999, between
             Shahab Emrani and the registrant.

10.20## Agreement and Plan of Merger dated as of December 16, 1999, among Chiefs Acquisition, Inc., WebCentric, Inc., the
             Stockholders of WebCentric, Inc. and the registrant.

10.21###     Letter of Intent, dated December 20, 1999, between
             Ubarter.com Inc., Steven White, New Horizons L.P. and the registrant.

10.22####    Office Building Lease, dated September 21, 1999, between CEP
             Investors XII LLC and the registrant.

10.23***     Office Lease, dated December 13, 1999, between Benaroya
             Capital Company, LLC and the registrant.

10.24*** Promissory Note, dated September 28, 1999, from Alan Koslow to the registrant.

10.25**      Agreement and Plan of Merger dated January 20, 2000 among
             Ubarter.com Inc., Shamu Acquisition, Inc. and the registrant.

21.1 *       List of Subsidiaries

23.1 *       Consent of Ernst & Young LLP, Independent Accountants.

23.2 *       Consent of Arthur Andersen LLP, Independent Accountants.

23.3 *       Consent of KPMG LLP, Independent Accountants

23.4 *       Consent of Moss Adams LLP, Independent Accountants

23.5 * Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1).

24.1 ***     Power of Attorney (contained on signature page).

27.1 ***     Financial Data Schedule.


      * Filed herewith

     ** To be filed by amendment


    *** Filed previously


      + Portions of these exhibits have been omitted based upon a request for confidential treatment. The omitted portions of the exhibits have been filed separately with the Securities and Exchange Commission.

     ++ Incorporated by reference to the Registration Statement on Form S-1
        (No. 333-80981) filed by the registrant on September 28, 1999, as amended.


      # Incorporated by reference to the Current Report on Form 8-K (File
        No. 000-26707) filed by the registrant on November 24, 1999, as amended.


    ## Incorporated by reference to the Current Report on Form 8-K (File
       No. 000-26707) filed by the registrant on December 29, 1999, as amended.

   ### Incorporated by reference to the Current Report on Form 8-K (File
       No. 000-26707) filed by the registrant on December 30, 1999.


 #### Incorporated by reference to Quarterly Report on Form 10-Q (File
      No. 000-26707) filed by the registrant on November 9, 1999.



##### Incorporated by reference to Registration Statement on Form S-8 (File
      No. 333-92533) filed by the registrant on December 10, 1999.

    (b) FINANCIAL STATEMENT SCHEDULES

    SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS.


    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.


    ITEM 17. UNDERTAKINGS


    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.



Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



The undersigned registrant hereby undertakes that:



    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.



    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2000.


                                                       SHOPNOW.COM INC.

                                                       By:             /s/ DWAYNE M. WALKER
                                                            -----------------------------------------
                                                            Dwayne M. Walker, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 31st day of January, 2000.



                /s/ DWAYNE M. WALKER
     -------------------------------------------       Chief Executive Officer and Chairman of the
                  Dwayne M. Walker                       Board (Principal Executive Officer)

                   /s/ ALAN KOSLOW                     Executive Vice President, Chief Financial
     -------------------------------------------         Officer, General Counsel and Secretary
                   Alan D. Koslow                        (Principal Financial and Accounting Officer)

                /s/ JACOB I. FRIESEL
     -------------------------------------------       Director
                  *Jacob I. Friesel

                /s/ DAVID M. LONSDALE
     -------------------------------------------       Director
                 *David M. Lonsdale

                 /s/ BRET R. MAXWELL
     -------------------------------------------       Director
                  *Bret R. Maxwell

                 /s/ MARK C. MCCLURE
     -------------------------------------------       Director
                  *Mark C. McClure

                /s/ JOHN R. SNEDEGAR
     -------------------------------------------       Director
                  *John R. Snedegar

                 /s/ MARK H. TERBEEK
     -------------------------------------------       Director
                  *Mark H. Terbeek

                /s/ EYTAN J. LOMBROSO
     -------------------------------------------       Director
                   *Eytan Lombroso



*By:                   /s/ ALAN D. KOSLOW
             --------------------------------------          Attorney-in-fact
                         Alan D. Koslow

                                ShopNow.com Inc.

                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS
              ACCOUNTS RECEIVABLE ALLOWANCE FOR DOUBTFUL ACCOUNTS
                                 (in thousands)

                                                           Balance at   Charged to costs                      Balance at
                  Description                     beginning of period       and expenses   Deductions(1)   end of period
                  -----------                     -------------------   ----------------   -------------   -------------
Year ended December 31, 1998....................   $              23    $           591    $        (384)  $        230
                                                   =================    ===============    =============   ============
Year ended December 31, 1997....................   $               3    $            20    $          --   $         23
                                                   =================    ===============    =============   ============
Year ended December 31, 1996....................   $               2    $             3    $          (2)  $          3
                                                   =================    ===============    =============   ============

------------------------

(1) Write-offs, net of bad debt recovery.

                               INDEX TO EXHIBITS


-------------------------------------------------------------------------
Number       Description
-------------------------------------------------------------------------
 1.1 **      Form of Underwriting Agreement.

 3.1 ++ Amended and Restated Articles of Incorporation of the registrant.

 3.2 ++      Amended and Restated Bylaws of the registrant.

 4.1 ++ Second Amended and Restated Registration Rights Agreement dated as of November 30, 1998

 4.2 ++      Amendment No. 1 to Second Amended and Restated Registration
             Rights Agreement dated as of June 15, 1999.

 4.3 ++      Amendment No. 2 to Second Amended and Restated Registration
             Rights Agreement dated as of June 16, 1999.

 5.1 * Opinion of Perkins Coie LLP as to the legality of the shares.

10.1 ++ Amended and Restated 1999 Employee Stock Purchase Plan and form of agreement thereunder.

10.2 ++      Amended and Restated 1996 Combined Incentive and
             Nonqualified Stock Option Plan and form of agreements thereunder.

10.3 #####   1999 Nonofficer Employee Stock Option Plan and form of
             agreements thereunder.

10.4 ++ Electronic Distributor Agreement dated as of May 19, 1999, between Corel Corporation and the registrant.

10.5 ++      Addendum No. 1 Project Agreement to Strategic Alliance
             Agreement between HNC Software and the registrant, dated
             May 4, 1999.

10.6 ++ Distributor/Marketing Agreement dated as of April 29, 1999, between Quest Communications Corporation and the registrant.

10.7 ++ Strategic Alliance Agreement dated as of May 4, 1999, between HNC Software Inc. and the registrant.

10.8 ++ Consortium Membership Agreement dated as of May 4, 1999, between HNC Software and the registrant.

10.9 ++      Cross Promotion Agreement dated April 5, 1999, between 24/7
             Media, Inc. and the registrant.

10.10++ Loan and Security Agreement dated as of March 4, 1999, between Transamerica Business Credit Corporation and the registrant.

10.11++      Letter of Intent Agreement dated March 24, 1999, between the
             ZERON Group and the registrant.

10.12++      Employment Agreement effective as of July 1, 1999, between
             Dwayne M. Walker and the registrant.

10.13++      Corporate Master Agreement effective as of February 10,
             1999, between Vignette Corporation and the registrant.

10.14++ Agreement dated July 7, 1999, between About.com, Inc. and the registrant.

10.15++      Agreement effective as of July 12, 1999, between Chase
             Manhattan Capital, L.P. and the registrant.

10.16# Agreement and Plan of Merger dated as of November 10, 1999, among Racer Acquisition, Inc., SpeedyClick, Corp., the
             Principal Shareholders of SpeedyClick, Corp. and the registrant.

10.17#       Employment Agreement, dated as of November 12, 1999, between
             Farid Tabibzadeh and the registrant.

10.18#       Employment Agreement, dated as of November 12, 1999, between
             Shahab Emrani and the registrant.

10.20## Agreement and Plan of Merger dated as of December 16, 1999, among Chiefs Acquisition, Inc., WebCentric, Inc., the
             Stockholders of WebCentric, Inc. and the registrant.

-------------------------------------------------------------------------
Number       Description
-------------------------------------------------------------------------
10.21###     Letter of Intent, dated December 20, 1999, between
             Ubarter.com Inc., Steven White, New Horizons L.P. and the
             registrant.

10.22####    Office Building Lease, dated September 21, 1999, between CEP
             Investors XII LLC and the registrant.

10.23***     Office Lease, dated December 13, 1999, between Benaroya
             Capital Company, LLC and the registrant.

10.24*** Promissory Note, dated September 28, 1999, from Alan Koslow to the registrant.

10.25**      Agreement and Plan of Merger dated January 20, 2000 between
             Ubarter.com Inc., Shamu Acquisition, Inc. and the registrant.

21.1 *       List of Subsidiaries

23.1 *       Consent of Ernst & Young LLP, Independent Accountants.

23.2 *       Consent of Arthur Andersen LLP, Independent Accountants.

23.3 *       Consent of KPMG LLP, Independent Accountants

23.4 *       Consent of Moss Adams LLP, Independent Accountants

23.5 *** Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1).

24.1 ***     Power of Attorney (contained on signature page).

27.1 ***     Financial Data Schedule.


------------------------

      * Filed herewith

     ** To be filed by amendment


    *** Filed previously


      + Portions of these exhibits have been omitted based upon a request for confidential treatment. The omitted portions of the exhibits have been filed separately with the Securities and Exchange Commission.

     ++ Incorporated by reference to the Registration Statement on Form S-1
        (No. 333-80981) filed by the registrant on September 28, 1999, as amended.


      # Incorporated by reference to the Current Report on Form 8-K (File
        No. 000-26707) filed by the registrant on November 24, 1999, as amended.


    ## Incorporated by reference to the Current Report on Form 8-K (File
       No. 000-26707) filed by the registrant on December 29, 1999, as amended.

   ### Incorporated by reference to the Current Report on Form 8-K (File
       No. 000-26707) filed by the registrant on December 30, 1999.


 #### Incorporated by reference to Quarterly Report on Form 10-Q (File
      No. 000-26707) filed by the registrant on November 9, 1999.



##### Incorporated by reference to Registration Statement on Form S-8 (File
      No. 333-92533) filed by the registrant on December 10, 1999.